                                                                  Exhibit 4.35
                                                                   EXECUTION
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                             FOURTH AMENDED AND RESTATED
                                   CREDIT AGREEMENT

                              DATED AS OF JUNE 10, 1998

                                        among

                          GRANITE BROADCASTING CORPORATION,
                                     as Borrower,

                              THE LENDERS LISTED HEREIN,
                                     as Lenders,

                                BANKERS TRUST COMPANY,
                               as Administrative Agent,

                                THE BANK OF NEW YORK,
                               as Documentation Agent,

                                         and

                         GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           UNION BANK OF CALIFORNIA, N.A.,

                                         and

                                 ABN AMRO BANK N.V.,
                                     as Co-Agents




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



                           GRANITE BROADCASTING CORPORATION

                             FOURTH AMENDED AND RESTATED
                                   CREDIT AGREEMENT

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           -----

                                      SECTION 1.
                                     DEFINITIONS . . . . . . . . . . . . . . . . .  2
     1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2  Accounting Terms; Utilization of GAAP for Purposes of
          Calculations Under Agreement . . . . . . . . . . . . . . . . . . . . . . 34
     1.3  Other Definitional Provisions. . . . . . . . . . . . . . . . . . . . . . 34

                                      SECTION 2.
                      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . 34
     2.1  Commitments; Loans; Notes. . . . . . . . . . . . . . . . . . . . . . . . 34
     2.2  Interest on the Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 40
     2.3  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     2.4  Repayments, Prepayments and Reductions in Revolving Loan
          Commitments; General Provisions Regarding Payments.. . . . . . . . . . . 45
     2.5  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     2.6  Special Provisions Governing Eurodollar Rate Loans.. . . . . . . . . . . 55
     2.7  Increased Costs; Taxes; Capital Adequacy.. . . . . . . . . . . . . . . . 58
     2.8  Obligation of Lenders and Issuing Lenders to Mitigate. . . . . . . . . . 61
     2.9  Guaranties of and Security for the Obligations; Acknowledgment
          and Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     2.10 Replacement of a Lender. . . . . . . . . . . . . . . . . . . . . . . . . 64

                                      SECTION 3.
                                  LETTERS OF CREDIT. . . . . . . . . . . . . . . . 65
     3.1  Issuance of Letters of Credit and Lenders' Purchase of
          Participations Therein.. . . . . . . . . . . . . . . . . . . . . . . . . 65
     3.2  Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 67
     3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of
          Credit.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     3.4  Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     3.5  Indemnification; Nature of Issuing Lenders' Duties . . . . . . . . . . . 72
     3.6  Increased Costs and Taxes Relating to Letters of Credit. . . . . . . . . 73


                                         (i)

                                                                           Page
                                                                           -----

                                      SECTION 4.
                      CONDITIONS TO LOANS AND LETTERS OF CREDIT. . . . . . . . . . 74
     4.1  Conditions to Revolving Loans Made on the Closing Date.. . . . . . . . . 74
     4.2  Conditions to All Loans. . . . . . . . . . . . . . . . . . . . . . . . . 78
     4.3  Conditions to Letters of Credit. . . . . . . . . . . . . . . . . . . . . 80
     4.4  Additional Conditions to Additional Credit Loans and Revolving
          Loans to Fund Acquisitions.. . . . . . . . . . . . . . . . . . . . . . . 80
     4.5  Conditions to Additional Credit Commitments. . . . . . . . . . . . . . . 84

                                      SECTION 5.
                       COMPANY'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 86
     5.1  Organization, Powers, Qualification, Good Standing, Business and
          Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     5.2  Authorization of Borrowing, etc. . . . . . . . . . . . . . . . . . . . . 87
     5.3  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . 89
     5.4  No Material Adverse Change; No Restricted Junior Payments. . . . . . . . 89
     5.5  Title to Properties; Liens.. . . . . . . . . . . . . . . . . . . . . . . 90
     5.6  Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . . . . . . 90
     5.7  Payment of Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     5.8  Performance of Agreements; Materially Adverse Agreements.. . . . . . . . 90
     5.9  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . . . . 91
     5.10 Securities Activities. . . . . . . . . . . . . . . . . . . . . . . . . . 91
     5.11 Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . . . . . 91
     5.12 Certain Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
     5.13 Environmental Protection . . . . . . . . . . . . . . . . . . . . . . . . 92
     5.14 Employee Matters.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     5.15 Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     5.16 Regulation of Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . 94
     5.17 Applicable Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
     5.18 FCC Licenses and Approvals.. . . . . . . . . . . . . . . . . . . . . . . 94
     5.19 Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
     5.20 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     5.21 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 96
     5.22 Loans Permitted under Subordinated Debt Documents. . . . . . . . . . . . 96
     5.23 Outstanding Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     5.24 Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

                                      SECTION 6.
                           COMPANY'S AFFIRMATIVE COVENANTS . . . . . . . . . . . . 97
     6.1  Financial Statements and Other Reports.. . . . . . . . . . . . . . . . . 97
     6.2  Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . . . . . .103
     6.3  Payment of Taxes and Claims; Tax Consolidation.. . . . . . . . . . . . .103
     6.4  Maintenance of Properties; Insurance.. . . . . . . . . . . . . . . . . .103
     6.5  Inspection; Lender Meeting.. . . . . . . . . . . . . . . . . . . . . . .104
     6.6  Compliance with Laws, etc.; Maintenance of FCC Licenses. . . . . . . . .104


                                         (ii)

                                                                           Page
                                                                           -----

     6.7  Environmental Disclosure and Inspection. . . . . . . . . . . . . . . . .104
     6.8  Company's Remedial Action Regarding Hazardous Materials. . . . . . . . .106
     6.9  Environmental Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .106
     6.10 Interest Rate Protection . . . . . . . . . . . . . . . . . . . . . . . .107
     6.11 Real Estate Leases . . . . . . . . . . . . . . . . . . . . . . . . . . .107
     6.12 After-Acquired Real Property Security. . . . . . . . . . . . . . . . . .107
     6.13 New Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .107
     6.14 Receipt of WEEK FCC Consent. . . . . . . . . . . . . . . . . . . . . . .108
     6.15 Ownership Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .108
     6.16 Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108

                                      SECTION 7.
                             COMPANY'S NEGATIVE COVENANTS. . . . . . . . . . . . .109
     7.1  Indebtedness.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     7.2  Liens and Related Matters. . . . . . . . . . . . . . . . . . . . . . . .110
     7.3  Investments; Joint Ventures. . . . . . . . . . . . . . . . . . . . . . .112
     7.4  Contingent Obligations.. . . . . . . . . . . . . . . . . . . . . . . . .113
     7.5  Restricted Junior Payments . . . . . . . . . . . . . . . . . . . . . . .114
     7.6  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .118
     7.7  Restriction on Fundamental Changes; Asset Sales; Issuance of
          Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .119
     7.8  Restriction on Leases. . . . . . . . . . . . . . . . . . . . . . . . . .121
     7.9  Sales and Lease-Backs. . . . . . . . . . . . . . . . . . . . . . . . . .121
     7.10 Sale or Discount of Receivables. . . . . . . . . . . . . . . . . . . . .121
     7.11 Transactions with Shareholders and Affiliates. . . . . . . . . . . . . .122
     7.12 Disposal of Subsidiary Stock.. . . . . . . . . . . . . . . . . . . . . .122
     7.13 Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . .122
     7.14 Amendments of Related Documents; Documents Relating to
          Subordinated Indebtedness; Amendments of Material Documents. . . . . . .123
     7.15 Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .123
     7.16 Transactions With Certain Subsidiaries.. . . . . . . . . . . . . . . . .123

                                      SECTION 8.
                                  EVENTS OF DEFAULT. . . . . . . . . . . . . . . .124
     8.1  Failure to Make Payments When Due. . . . . . . . . . . . . . . . . . . .124
     8.2  Default in Other Agreements. . . . . . . . . . . . . . . . . . . . . . .124
     8.3  Breach of Certain Covenants. . . . . . . . . . . . . . . . . . . . . . .124
     8.4  Breach of Warranty.. . . . . . . . . . . . . . . . . . . . . . . . . . .124
     8.5  Other Defaults Under Loan Documents. . . . . . . . . . . . . . . . . . .125
     8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.. . . . . . . . . .125
     8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.. . . . . . . . . . .125
     8.8  Judgments and Attachments. . . . . . . . . . . . . . . . . . . . . . . .126
     8.9  Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .126
     8.10 Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . . . . .126

                                        (iii)

                                                                           Page
                                                                           -----

     8.11 Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . .126
     8.12 Change in Executive Officers of Company. . . . . . . . . . . . . . . . .127
     8.13 Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . .127
     8.14 FCC Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .127

                                      SECTION 9.
                                        AGENT. . . . . . . . . . . . . . . . . . .129
     9.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .129
     9.2  Powers; General Immunity.. . . . . . . . . . . . . . . . . . . . . . . .129
     9.3  Representations and Warranties; No Responsibility For Appraisal
          of Creditworthiness. . . . . . . . . . . . . . . . . . . . . . . . . . .131
     9.4  Right to Indemnity.. . . . . . . . . . . . . . . . . . . . . . . . . . .131
     9.5  Payee of Note Treated as Owner . . . . . . . . . . . . . . . . . . . . .131
     9.6  Successor Administrative Agent.. . . . . . . . . . . . . . . . . . . . .131
     9.7  Appointment of Collateral Agent. . . . . . . . . . . . . . . . . . . . .132

                                     SECTION 10.
                                    MISCELLANEOUS. . . . . . . . . . . . . . . . .132
     10.1 Assignments and Participations in Loans and Letters of Credit. . . . . .132
     10.2 Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .135
     10.3 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .135
     10.4 Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .136
     10.5 Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .137
     10.6 Amendments and Waivers.. . . . . . . . . . . . . . . . . . . . . . . . .137
     10.7 Independence of Covenants. . . . . . . . . . . . . . . . . . . . . . . .139
     10.8 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .139
     10.9 Survival of Representations, Warranties and Agreements.. . . . . . . . .139
     10.10     Failure or Indulgence Not Waiver; Remedies Cumulative.. . . . . . .140
     10.11     Marshalling; Payments Set Aside.. . . . . . . . . . . . . . . . . .140
     10.12     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .140
     10.13     Obligations Several; Independent Nature of Lenders' Rights. . . . .140
     10.14     Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .141
     10.15     Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . .141
     10.16     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .141
     10.17     Consent to Jurisdiction and Service of Process. . . . . . . . . . .141
     10.18     Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . .142
     10.19     Confidentiality.. . . . . . . . . . . . . . . . . . . . . . . . . .142
     10.20     Counterparts; Effectiveness.. . . . . . . . . . . . . . . . . . . .143
     10.21     Maximum Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .144

     Signature pages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1

                                         (iv)

                                       EXHIBITS


I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF NOTICE OF REQUEST TO ISSUE A LETTER OF CREDIT
IV        FORM OF ADDITIONAL CREDIT NOTE
V         FORM OF AMENDED AND RESTATED REVOLVING NOTE
VI        FORM OF COMPLIANCE CERTIFICATE
VII       FORM OF OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
VIII-A    FORM OF OPINION OF FARELLA, BRAUN & MARTEL, CALIFORNIA LOCAL COUNSEL
VIII-B    FORM OF OPINION OF BEERS, MALLERS, BACKS & SALIN, INDIANA LOCAL
               COUNSEL
VIII-C    FORM OF OPINION OF HUSCH & EPPENBERGER, ILLINOIS LOCAL COUNSEL
VIII-D    FORM OF OPINION OF FRYBERGER, BUCHANAN, SMITH & FREDERICK, MINNESOTA
               LOCAL COUNSEL
VIII-E    FORM OF OPINION OF BOND, SCHOENECK & KING, LLP, NEW YORK LOCAL COUNSEL
VIII-F    FORM OF OPINION OF HONIGMAN MILLER SCHWARTZ AND COHN, MICHIGAN LOCAL
               COUNSEL
IX        FORM OF OPINION OF O'MELVENY & MYERS
X         FORM OF ASSIGNMENT AND ACCEPTANCE
XI        FORM OF LETTER FROM PROCESS AGENT
XII       FORM OF INTERCOMPANY NOTE
XIII      FORM OF BORROWER MORTGAGE
XIV       FORM OF SUBSIDIARY MORTGAGE
XV        FORM OF LANDLORD CONSENT LETTER
XVI       FORM OF SOLVENCY CERTIFICATE
XVII      FORM OF ADDITIONAL CREDIT FACILITY SUPPLEMENT
XVIII     FORM OF DEPARTING LENDER CONSENT

                                         (v)


                   SCHEDULES
                   ---------
2.1    LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1    SUBSIDIARIES OF COMPANY
5.12   CERTAIN FEES
5.13   ENVIRONMENTAL MATTERS
5.18   FCC LICENSES
5.19   LEASES
5.20   INSURANCE
7.3    CERTAIN EXISTING INVESTMENTS
7.11   CERTAIN PERMITTED TRANSACTIONS WITH AFFILIATES
7.14C  NETWORK AFFILIATION AGREEMENTS



                                         (vi)

                           GRANITE BROADCASTING CORPORATION

                     FOURTH AMENDED AND RESTATED CREDIT AGREEMENT



     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 10, 1998 and entered into by and among GRANITE BROADCASTING CORPORATION, a Delaware corporation (``Company''), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a ``Lender'' and collectively as ``Lenders''), BANKERS TRUST COMPANY (``Bankers''), as administrative agent (in such capacity, ``Administrative Agent''), THE BANK OF NEW YORK, as documentation agent (in such capacity, ``Documentation Agent''), and GOLDMAN SACHS CREDIT PARTNERS L.P., UNION BANK OF CALIFORNIA, N.A. and ABN AMRO BANK N.V., as co-agents (in such capacity, each a ``Co-Agent'').


                                   R E C I T A L S

     WHEREAS, Company, the lenders described therein, Bankers, as agent, and The Bank of New York, First Union National Bank of North Carolina and Goldman Sachs Credit Partners L.P., as co-agents, are parties to that certain Third Amended and Restated Credit Agreement dated as of September 4, 1996, as heretofore amended (as so amended, without giving effect to this Agreement, the ``Existing Agreement'');

     WHEREAS, since the date of the Existing Agreement, Company has issued the Exchangeable Preferred Stock (such term, and each other capitalized term used but not defined in these Recitals having the respective meanings assigned thereto in subsection 1.1 hereof) and the 8-7/8% Subordinated Notes;

     WHEREAS, Company has prepaid all of its outstanding 12.75% Senior Subordinated Notes due September 1, 2002; and

     WHEREAS, Company, Bankers, as agent, and the lenders described in the Existing Agreement desire to amend and restate the Existing Agreement (i) to modify the credit facilities provided thereunder and to make certain other amendments to the Existing Agreement, including the deletion of certain provisions relating to events which have occurred and the modification of certain provisions to reflect changed facts, (ii) to add certain Lenders not party to the Existing Agreement and (iii) to remove the Departing Lenders.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Administrative Agent, Documentation Agent and Co-Agents agree to amend and restate the Existing Agreement to read in its entirety as follows:

                                      SECTION 1.
                                     DEFINITIONS

1.1  Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

     ``Acquired Mortgaged Properties'' has the meaning assigned to that term in subsection 4.4H.

     ``Acquisition'' means, from and after the Closing Date, any acquisition by Company or any of its Subsidiaries of any radio or television broadcast property or property incidental to the radio or television broadcast business (including, without limitation, any transaction in which Company or any of its Subsidiaries acquires an interest in any LMA) or of an equity interest in, or all or substantially all of the assets of, or any smaller portion that constitutes an operating unit or division of, any Person whose exclusive business consists of the radio or television broadcast business or a business incidental thereto, in each case as permitted by subsection 7.7(vi); provided that no acquisition of an interest in a Joint Venture (other than an LMA) shall be included within the definition of ``Acquisition''.

     ``Acquisition Agreement'' means

          (i) the Agreement dated June 15, 1993 between Company and Meredith Corporation, as amended, pursuant to which Company purchased from Meredith Corporation, the network-affiliated television stations WTVH(TV), serving Syracuse, New York, and KSEE-TV, serving Fresno-Visalia, California, in substantially the form heretofore delivered by Company to Administrative Agent and approved pursuant to the terms of the 1993 Agreement;

          (ii) the Agreement dated as of October 2, 1994, among Company, Austin Television, Cannon Communications, Inc. and Beard Management, Inc. pursuant to which KBVO, Inc. and KBVO License, Inc. purchased KBVO-TV from Austin Television, in substantially the form heretofore delivered by Company to Administrative Agent and approved pursuant to the terms of the First Restated Agreement;

          (iii) the Purchase and Sale Agreement dated as of February 20, 1995, among Company, Busse Broadcasting Corporation and WWMT, Inc. pursuant to which Company purchased WWMT-TV from Busse Broadcasting Corporation and WWMT, Inc., in substantially the form delivered by Company to Administrative Agent and approved by Administrative Agent and Requisite Lenders pursuant to the terms of subsection 4.4 of the Second Restated Agreement;

          (iv) the Purchase Agreement dated as of May 15, 1995 among Company and QC III, Queen City Broadcasting, Inc., QCNY and the General Partners of
     QC III pursuant to which Company purchased the general partnership interests of QC III in substantially the form delivered by Company to Administrative Agent and approved by Administrative Agent and Requisite Lenders pursuant to the terms of subsection 4.4 of the Second Restated Agreement;

          (v) the Purchase and Sale Agreement dated as of December 2, 1996 between Company, as buyer, and WXON, Inc., a Michigan corporation, as seller, pursuant to which WXON, Inc., a Delaware corporation, and WXON License, Inc. purchased WXON-TV, in substantially the form heretofore delivered by Company to Administrative Agent and approved pursuant to the terms of the Existing Agreement;

          (vi) the WLAJ LMA Agreements; and

          (vii) the KOFY Acquisition Agreement; and

          (viii) any purchase and sale agreement or other operative agreement executed by Company or any of its Subsidiaries in connection with an Acquisition;

and ``Acquisition Agreements'' means all such agreements, collectively.

     ``Acquisition Assets'' means the assets acquired by Company or any of its Subsidiaries, as the case may be, in connection with any Acquisition pursuant to the relevant Acquisition Agreement, including, without limitation, any FCC Licenses and any real and personal property described therein and any assets of any Acquisition Subsidiary acquired in connection with such Acquisition.

     ``Acquisition Closing Date'' means, with respect to any Acquisition, the date on which the conditions to funding any Additional Credit Loan or Revolving Loan, as applicable, to consummate such Acquisition as set forth in subsection
4.4 are satisfied, or, in the event no such Loans are requested hereunder, the date such Acquisition is consummated.

     ``Acquisition Subsidiary'' means any entity formed or acquired by Company or any of its Subsidiaries in connection with any Acquisition and ``Acquisition Subsidiaries'' means any of the foregoing, collectively, it being understood and agreed that, for purposes of subsection 4.4 only, ``Acquisition Subsidiary'' and ``Acquisition Subsidiaries'' shall refer to any entity formed or acquired by Company or any of its Subsidiaries in connection with the relevant Acquisition to the extent subsection 4.4 applies to such Acquisition.

     ``Additional Credit Commitment'' or ``Additional Credit Commitments'' means the commitment or the commitments of a Lender or Lenders to make Additional Credit Loans pursuant to subsection 2.1A(ii).

     ``Additional Credit Facility Closing Date'' means, with respect to each Additional Credit Facility, the date on which the applicable Additional Credit Facility Supplement becomes effective in accordance with subsection 4.5.

     ``Additional Credit Facility Supplement'' means a Supplement to this Agreement executed and delivered by Company, Administrative Agent, and one or more Additional Credit Lenders substantially in the form of Exhibit XVII annexed hereto, which sets forth (a) the Additional Credit Commitments of each such Additional Credit Lender, (b) any fees to be paid in connection with such Additional Credit Commitments in addition to the fees payable pursuant to subsection 2.3 and (c) to the extent such Additional Credit Lender is not a Lender party to this Agreement at such time, the agreement of the Additional Credit Lenders to become Lenders parties to and bound by this Agreement and the other Loan Documents.

     ``Additional Credit Lender'' and ``Additional Credit Lenders'' means any Lender or Lenders with an unused Additional Credit Commitment hereunder and/or any Additional Credit Loans outstanding hereunder.

     ``Additional Credit Loan Exposure'' means, with respect to any Additional Credit Lender as of any date of determination prior to the termination of the Additional Credit Commitments, that Lender's Additional Credit Commitment and thereafter, the aggregate outstanding principal amount of the Additional Credit Loans of that Additional Credit Lender.

     ``Additional Credit Loans'' means the Loans made by the Additional Credit Lenders to Company pursuant to subsection 2.1A(ii).

     ``Additional Credit Notes'' means (i) the promissory notes of Company issued pursuant to subsection 2.1D and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Additional Credit Commitments and Additional Credits of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     ``Additional Subordinated Indebtedness'' has the meaning assigned to that term in subsection 7.1(xi).

     ``Adjusted Eurodollar Rate'' means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by Bankers for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of Bankers for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of ``Eurocurrency liabilities'' as defined in Regulation D (or any successor category of liabilities under Regulation D).

     ``Administrative Agent'' means Bankers, as agent for the Lenders hereunder in accordance with Section 9, and as successor to the ``Agent'' as such term is defined in the Existing Agreement, and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.6.

     ``Affected Lender'' has the meaning assigned to that term in subsection 2.6C.

     ``Affiliate'', as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, ``control'' (including, with correlative meanings, the terms ``controlling'', ``controlled by'' and ``under common control with''), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     ``Agreement'' means the Existing Agreement, as amended and restated in its entirety by this Fourth Amended and Restated Credit Agreement dated as of June 10, 1998, as it may be further amended, supplemented or otherwise modified from time to time.

     ``Applicable Margin'' means, for each Loan, a percentage per annum determined by reference to the Pricing Leverage Ratio as set forth below:

--------------------------------------------------------------
                                                           Base        Eurodollar
    Pricing Leverage Ratio                               Rate Loans    Rate Loans
--------------------------------------------------------------
less than or equal to 7.0 to 1                              1.250%        2.500%
less than or equal to 6.5 to 1 and greater than 7.0 to 1    1.125%        2.375%
less than or equal to 6.0 to 1 and greater than 6.5 to 1    0.875%        2.125%
less than or equal to 5.5 to 1 and greater than 6.0 to 1    0.625%        1.875%
less than or equal to 5.0 to 1 and greater than 5.5 to 1    0.375%        1.625%
less than or equal to 4.5 to 1 and greater than 5.0 to 1    0.125%        1.375%
less than or equal to 4.0 to 1 and greater than 4.5 to 1        0%        1.125%
greater than  4.0 to 1                                          0%        0.875%



     ``Asset Sale'' means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock (other than directors' qualifying shares if required by applicable law) of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business.

     ``Asset Sale Reduction Amount'' has the meaning assigned to that term in subsection 2.4B(iii)(a).

     ``Assignment and Acceptance'' means an Assignment and Acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in substantially the form of Exhibit X annexed hereto.

     ``Bankers'' has the meaning assigned to that term in the introduction to this Agreement.

     ``Bankruptcy Code'' means Title 11 of the United States Code entitled ``Bankruptcy'', as now and hereafter in effect, or any successor statute.

     ``Base Rate'' means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

     ``Base Rate Loans'' means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     ``Borrower Mortgage'' means, collectively, (i) the Mortgage, Assignment of Rents and Fixture Filing dated as of the Closing Date and delivered by Company in favor of Collateral Agent, on behalf of Lenders, substantially in the form of
Exhibit XIII annexed hereto, pursuant to which Company is granting to Collateral Agent a first priority lien on Company's real property located in Peoria, Illinois and (ii) any mortgage or deed of trust or similar security document executed, acknowledged and delivered from time to time by Company to Collateral Agent in substantially the form of Exhibit XIII annexed hereto which encumbers the fee or leasehold interest of Company in real property, as any of the foregoing may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     ``Borrower Pledge and Security Agreement'' means the Borrower Pledge and Security Agreement dated as of December 23, 1993 between Borrower and Collateral Agent, as amended through the date hereof and as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

     ``Business Day'' means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

     ``Capital Lease'', as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     ``Cash'' means money, currency or a credit balance in a Deposit Account.

     ``Cash Equivalents'' means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;
(iii) commercial paper maturing no more than 180 days from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $100,000,000 (each Lender and each such commercial bank herein called a ``Cash Equivalent Bank''); (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (whether such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank) and (vi) repurchase agreements and reverse repurchase agreements with any Lender or Cash Equivalent Bank relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy - Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985.

     ``Cash Proceeds'' means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

     ``Change of Control'' means the occurrence of any of the following: any Person or any two or more Persons (other than one or more Permitted Holders) acting in concert and constituting a ``group'' (a ``Group'') for purposes of
Section 13(d) of the Exchange Act,
together with any Affiliates of any such Person, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 50% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, or any such Person or Group succeeds in having sufficient of its nominees elected to the Board of Directors of Company such that such nominees, when added to any existing director remaining on the Board of Directors after such election who is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of Company.

     ``Closing Date'' means June 10, 1998.

     ``Co-Agents'' has the meaning assigned to that term in the introduction to this Agreement, it being understood and agreed that the Co-Agents shall have no obligations or duties as agents for or on behalf of any party to this Agreement or any other Loan Document.

     ``Collateral'' means all ``Collateral'' referred to in the Collateral Documents and all other property that is subject to any lien, security interest or other charge or encumbrance in favor of Collateral Agent or Lenders to secure the Obligations.

     ``Collateral Agent'' means Bankers, in its capacity as collateral agent under subsection 9.7 and the Collateral Documents.

     ``Collateral Documents'' means, collectively, the Borrower Pledge and Security Agreement, the Subsidiary Guaranty, the Subsidiary Pledge and Security Agreement, the Mortgages and all other deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, any collateral account agreement delivered pursuant to subsection 2.4B(iii)(a) and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by the Collateral Documents) delivered by a Credit Party pursuant to the 1993 Agreement, the First Restated Agreement, the Second Restated Agreement, the Existing Agreement, this Agreement or any other Loan Document in order to grant to Collateral Agent on behalf of Lenders, Liens in real, personal or mixed property of that Credit Party.

     ``Commercial Letter of Credit'' means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries.

     ``Commitment'' or ``Commitments'' means the Additional Credit Commitments and the Revolving Loan Commitments.

     ``Commitment Letter'' means the Letter Agreement dated April 27, 1998 by and between Bankers and Company.

     ``Commitment Reduction Date'' has the meaning assigned to that term in subsection 2.4B(iii)(a).

     ``Common Stock (Nonvoting)'' means the common stock of Company, par value $.01 per share, having no voting rights except as required by law or as determined by Company's Board of Directors.

     ``Communications Act'' means the Communications Act of 1934, as amended, or any successor statute or statutes thereto, and all rules, regulations, written policies, orders and decisions of the FCC thereunder, in each case as from time to time in effect.

     ``Communications Regulatory Authority'' means any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

     ``Company'' has the meaning assigned to that term in the introduction to this Agreement.

     ``Company Common Stock'' means the Voting Common Stock and the Common Stock (Nonvoting) of Company.

     ``Company FCC Licenses'' means the FCC Licenses held by Company in connection with the ownership and operation of the WEEK television broadcast station serving Peoria-Bloomington, Illinois.

     ``Compliance Certificate'' means a certificate substantially in the form of
Exhibit VI annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

     ``Consolidated Adjusted EBITDA'' means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income and provisions for franchise taxes (but, with respect to franchise taxes an amount not to exceed $150,000 for such period), (iv) total depreciation expense, (v) total amortization expense (including, without duplication, Programming Amortization Expense), and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that the income of Company and its Subsidiaries from any LMA shall be included in Consolidated Adjusted EBITDA only to the extent that income from all LMAs in the aggregate does not exceed 10% of Consolidated Adjusted EBITDA.

     ``Consolidated Broadcast Cash Flow'' means, for any period, the sum of
(i) Consolidated Adjusted EBITDA for such period minus (ii) Consolidated Corporate Overhead for such period, to the extent, but only to the extent, such Consolidated Corporate Overhead was not deducted in determining Consolidated Adjusted EBITDA of Company and its Subsidiaries for such period minus
(iii) Programming Cash Payments for such period, to the extent, but only to the extent, such Programming Cash Payments were not deducted in determining Consolidated Adjusted EBITDA of Company and its Subsidiaries for such period.

     ``Consolidated Capital Expenditures'' means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in ``additions to property, plant or equipment'' or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person other than Company or any of its Subsidiaries (excluding expenditures to make any Acquisition); provided that the term ``Consolidated Capital Expenditures'' shall not include the value of non-cash assets of the Company or its Subsidiaries exchanged for other assets in the ordinary course of business to the extent the aggregate of all such assets so exchanged (during any Fiscal Year) is less than $1,000,000.

     ``Consolidated Cash Interest Expense'' means, for any period, Consolidated Interest Expense excluding (i) interest expense for such period not payable in cash (including amortization of original issue discount and deferred financing costs) and (ii) any non-cash interest component of Capital Leases, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     ``Consolidated Corporate Overhead'' means, for any period, that portion of the overhead expense, including legal, audit, accounting and insurance expense, of Company and its Subsidiaries not directly allocable to the operation of the broadcast systems and other operating assets of Company and its Subsidiaries. Consolidated Corporate Overhead shall include salaries of employees of Company and its Subsidiaries, to the extent that such salaries are not directly allocable to the operation of the broadcast systems and other operating assets of Company and its Subsidiaries.

     ``Consolidated Current Assets'' means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

     ``Consolidated Current Liabilities'' means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

     ``Consolidated Fixed Charges'' means for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments of all Indebtedness, and (iii) cash dividend payments made pursuant to subsection 7.5, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     ``Consolidated Interest Expense'' means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, and including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Closing Date.

     ``Consolidated Net Income'' means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

     ``Consolidated Rental Payments'' means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases to which Company or any of its Subsidiaries is a party as lessee.

     ``Consolidated Senior Debt'' means, as at any date, Consolidated Total Debt minus the aggregate principal amount of Subordinated Indebtedness outstanding on such date for Company and its Subsidiaries, determined on a consolidated basis in conformity with GAAP.

     ``Consolidated Total Debt'' means, as at any date of determination, the aggregate stated balance sheet amount of all Funded Debt of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided however that until the earlier of (i) 170 days following the consummation of the WLAJ/WWMT Asset Sale pursuant to subsection 7.7(iv), and
(ii) the consummation of the KOFY Acquisition, Consolidated Total Debt for purposes of the calculations under subsections 2.4B(iii)(c) and

7.6 (including under the definition of Consolidated Senior Debt), but not for purposes of the calculation of the Pricing Leverage Ratio, shall exclude any Net Cash Proceeds in respect of the WLAJ/WWMT Asset Sale to the extent such Net Cash Proceeds are held in a collateral account pursuant to subsection 2.4B(iii)(a).

     ``Contingent Obligation'', as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof,
(ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or
(iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     ``Contractual Obligation'', as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     ``Convertible Preferred Prospectus'' means the Prospectus dated December 16, 1993, pursuant to which Company offered the Convertible Preferred Stock.

     ``Convertible Preferred Stock'' means Company's Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, issued by Company pursuant to its Third Amended and Restated Certificate of Incorporation.

     ``Credit Party'' means any of Company and any Subsidiary of Company party to any Loan Document, and ``Credit Parties'' means all such Persons collectively.

     ``Departing Lender'' means each ``Lender'' party to, and as defined in, the Existing Agreement which will not be a Lender hereunder on the Closing Date.

     ``Departing Lender Consent'' means the consent made by each Departing Lender, substantially in the form of Exhibit XVIII annexed hereto.

     ``Deposit Account'' means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     ``Documentation Agent'' has the meaning assigned to that term in the introduction to this Agreement, it being understood and agreed that the Documentation Agent shall have no obligations or duties as agent for or on behalf of any party to this Agreement or any other Loan Document.

     ``Dollars'' and the sign ``$'' mean the lawful money of the United States of America.

     ``8-7/8% Subordinated Note Documents'' means the 8-7/8% Subordinated Note Indenture and the other documents pursuant to which the 8-7/8% Subordinated Notes were issued.

     ``8-7/8% Subordinated Note Indenture'' means the Senior Subordinated Note Indenture dated as of May 11, 1998 between Company and The Bank of New York, as trustee, as such Indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 7.14.

     ``8-7/8% Subordinated Notes'' means the 8-7/8% Senior Subordinated Notes due May 15, 2008 issued by Company.

     ``Eligible Assignee'' means (A) (i) a commercial bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having a combined capital and surplus of at least $250,000,000; provided that
(x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an ``accredited investor'' (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Administrative Agent and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

     ``Employee Benefit Plan'' means any ``employee benefit plan'' as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

     ``Employment Agreements'' means the Employment Agreement dated as of September 20, 1993 between Company and W. Don Cornwell and the Employment Agreement dated as of September 20, 1993 between Company and Stuart J. Beck, in the form that each such agreement existed on the 1993 Closing Date.

     ``Environmental Claim'' means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any government authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

     ``Environmental Laws'' means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to
(i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section  7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section
 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42
U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     ``Equity Proceeds'' means the cash proceeds of any sale or issuance by Company of any equity securities of Company (including, without limitation, any shares of Non-Restricted Common Stock).

     ``ERISA'' means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     ``ERISA Affiliate'', as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of
Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

     ``ERISA Event'' means (i) a ``reportable event'' within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     ``Eurodollar Rate Loans'' means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

     ``Event of Default'' means each of the events set forth in Section 8.

     ``Exchangeable Preferred Stock'' means Company's 12-3/4% Cumulative Exchangeable Preferred Stock, par value $.01 per share, issued by Company pursuant to its Third Amended and Restated Certificate of Incorporation.

     ``Exchange Act'' means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     ``Existing Agreement'' has the meaning assigned to that term in the introduction to this Agreement.

     ``Existing Subordinated Indebtedness'' means the Indebtedness of Company evidenced by the Existing Subordinated Note Documents.

     ``Existing Subordinated Note Documents'' means the 10-3/8% Subordinated Note Documents, the 9-3/8% Subordinated Note Documents and the 8-7/8% Subordinated Note Documents.

     ``Existing Subordinated Notes'' means, collectively, the 10-3/8% Subordinated Notes, the 9-3/8% Subordinated Notes and the 8-7/8% Subordinated Notes.

     ``Facilities'' means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     ``FCC'' means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

     ``FCC Consent'' means the initial written action or actions of the FCC approving in the case of any radio or television broadcast station acquired in connection with an Acquisition, the transfer of the FCC Licenses used in connection with the ownership and operation of such station from the holder thereof immediately prior to giving effect to such Acquisition and the applicable License Co., in each case in form and substance satisfactory to Administrative Agent and Requisite Lenders.

     ``FCC Licenses'' has the meaning assigned to that term in subsection 5.18.

     ``Federal Funds Effective Rate'' means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

     ``Final Order'' has the meaning assigned to that term in subsection 4.4E.

     ``First Restated Agreement'' means the Amended and Restated Credit Agreement dated as of February 1, 1995 by and among Company, the lenders described therein and Bankers, as agent.

     ``Fiscal Year'' means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

     ``Funded Debt,'' as applied to any Person, means all Indebtedness of that Person (other than any liability with respect to Programming Obligations and any Indebtedness otherwise permitted under subsection 7.1(viii)), which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof; it being understood and agreed that ``Funded Debt'' shall include all amounts owing by Company with respect to Loans and Letters of Credit outstanding hereunder.

     ``Funding Date'' means the date of the funding of a Loan.

     ``GAAP'' means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     ``Governmental Authorization'' means any permit, license, authorization, plan, directive, waiver, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     ``Governmental Entity'' means any court or tribunal in any jurisdiction or any federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

     ``Hazardous Materials'' means (i) any chemical, material or substance at any time defined as or included in the definition of ``hazardous substances'', ``hazardous wastes'', ``hazardous materials'', ``extremely hazardous waste'', ``restricted hazardous waste'', ``infectious waste'', ``toxic substances'' or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, ``TCLP toxicity'' or ``EP toxicity'' or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

     ``Indebtedness'', as applied to any Person, means (i) all indebtedness for borrowed money plus the maximum aggregate amount which is or at any time thereafter may become available for drawing under any Letter of Credit then outstanding, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than one year from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument,
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided, however, that the amount of any such Indebtedness that is nonrecourse to such Person shall be the lesser of the fair market value of the property or asset subject to the Lien and the amount of the Indebtedness secured), (vi) to the extent not otherwise included above, all liabilities of that Person with respect to Programming Obligations, and (vii) all indebtedness in respect of termination payments or other liquidated damage obligations of Company pursuant to Interest Rate Agreements. Obligations under Interest Rate Agreements (except as set forth in clause (vii) above) constitute Contingent Obligations and not Indebtedness.

     ``Indemnitee'' has the meaning assigned to that term in subsection 10.3.

     ``Intellectual Property'' means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

     ``Intercompany Note'' and ``Intercompany Notes'' means (i) those certain Subordinated Intercompany Promissory Notes of the Company or any of its Subsidiaries issued in accordance with subsection 7.1(iv) of this Agreement to evidence Indebtedness of Company or any such Subsidiary in the form of
Exhibit XII annexed hereto and (ii) the QCNY Intercompany Note, as such Intercompany Notes may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     ``Interest Payment Date'' means (i) with respect to any Base Rate Loan, each January 31, April 30, July 31 and October 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, ``Interest Payment Date'' shall also include each date that is three months or an integral multiple thereof, after the commencement of such Interest Period.

     ``Interest Period'' has the meaning assigned to that term in subsection
2.2B.

     ``Interest Rate Agreement'' means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

     ``Interest Rate Determination Date'' means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Loan.

     ``Internal Revenue Code'' means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     ``Investment'' means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     ``Issuing Lender'' means, with respect to any Letter of Credit, the Lender having a Revolving Loan Commitment which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

     ``Joint Venture'' means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     ``KBVO Lease'' means that certain Lease Agreement dated May 1, 1983, between KBVO, Inc. (as successor to Austin Television), as tenant, and KVET Broadcasting Company, Inc., as landlord).

     ``KOFY Acquisition'' means the Acquisition by Company of all of the outstanding capital stock of Pacific FM Incorporated, a California corporation and the owner and operator of KOFY-TV, the WB Television Network Affiliate located in San Francisco, California, pursuant to the KOFY Acquisition Agreement.

     ``KOFY Acquisition Agreement'' means the Stock Purchase Agreement dated as of October 3, 1997, among Company, Pacific FM Incorporated, a California corporation, James J. Gabbert and Michael P. Lincoln, substantially in the form delivered to the Administrative Agent on or prior to the Closing Date, with such amendments, modifications and supplements thereto reasonably acceptable to Administrative Agent.

     ``Landlord Consent Letter'' means a landlord consent letter substantially in the form of Exhibit XV annexed hereto or such other form as shall be acceptable to Collateral Agent, in its sole discretion, executed, acknowledged and delivered to Collateral Agent with respect to any real property as to which Company or any of its Subsidiaries has a leasehold interest and ``Landlord Consent Letters'' means all such letters collectively.

     ``Lansing'' means Lansing 53, Inc., a Michigan corporation.

     ``Leases'' has the meaning assigned to that term in subsection 4.1D, and shall include any real, personal or mixed property leases to which Company or any Subsidiary of Company becomes a party and which leases become subject to a Mortgage pursuant to subsection 6.12.

     ``Lender'' and ``Lenders'' means the persons identified as ``Lenders'' and listed on the signature pages of this Agreement, or party to any Additional Credit Facility Supplement, together with their respective successors and permitted assigns pursuant to subsection 10.1.

     ``Lender's Policy'' has the meaning assigned to that term in subsection
4.1C.

     ``Letter of Credit'' or ``Letters of Credit'' means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

     ``Letter of Credit Usage'' means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

     ``License Co.'' means any wholly-owned direct or indirect Subsidiary of Company established solely for the purpose of holding the FCC Licenses now or hereafter acquired or owned by Company or any of its Subsidiaries (other than the Company FCC Licenses, which shall be held by WEEK-TV License, Inc. from and after the consummation of the transfer thereof to WEEK-TV License, Inc. pursuant to subsection 6.14), including, without limitation, any of KNTV License, Inc., WPTA-TV License, Inc., KBJR License, Inc., WTVH License, Inc., KSEE License, Inc., WWMT-TV License, Inc. WKBW-TV License, Inc., KBVO License, Inc., WEEK License, Inc., WLAJ License, Inc., WXON License, Inc., WEEK-TV License, Inc. and any Acquisition Subsidiary meeting the foregoing requirements of this definition, and ``License Cos.'' means all such companies collectively.

     ``Lien'' means any lien, mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     ``Loan'' or ``Loans'' means one or more of the Additional Credit Loans, Revolving Loans or any combination thereof.

     ``Loan Documents'' means this Agreement, the Notes, the Additional Credit Facility Supplements (if any), the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), any Interest Rate Agreements entered into between Company and any Lender and the Collateral Documents.

     ``LMA'' means any time brokerage, local marketing or similar arrangement pursuant to which Company or any of its Subsidiaries agrees to provide television or radio management services, television or radio programming, or assets related to the provision of television or radio broadcasting to the licensee of a television or radio broadcast station or to sell commercial advertising to occupy the airtime of such broadcast station.

     ``Margin Stock'' has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     ``Material Agreements'' means the Network Affiliation Agreements, the Employment Agreements, the Leases, any Program Contract pursuant to which Company's aggregate Programming Obligations thereunder is equal to or greater than $500,000 (calculated as the unamortized amount of such Programming Obligations on any date of determination), the Acquisition Agreements and any other agreements and other documents material to the business of Company and its Subsidiaries.

     ``Material Adverse Effect'' means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries on a consolidated basis or (ii) the impairment of the ability of Company to perform, or of Administrative Agent or Lenders to enforce, the Obligations, in each case in this clause (ii) that could reasonably be expected to have a material adverse effect upon the rights and interests of Administrative Agent and Lenders hereunder or under any other Loan Document.

     ``Maximum Amount'' has the meaning assigned to that term in subsection 10.21.

     ``Mortgaged Property'' has the meaning assigned to that term in subsection 4.1C.

     ``Mortgages'' means, collectively, the Borrower Mortgage and each Subsidiary Mortgage.

     ``Multiemployer Plan'' means a ``multiemployer plan'', as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

     ``Net Cash Proceeds'' means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including (i) income or gains taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) required to be repaid under the terms thereof as a result of such Asset Sale.

     ``Net Debt Proceeds'' means the cash proceeds of any sale or issuance by Company of any Additional Subordinated Indebtedness net of underwriting discounts and commissions and other reasonable costs associated therewith.

     ``Network Affiliation Agreements'' means, collectively, the Affiliation Agreements between Company or any Subsidiary of Company and any of the Networks, as the case may be, listed in Schedule 7.14C annexed hereto, as it may be supplemented pursuant to subsection 4.4N to include any such Affiliation Agreements acquired in connection with any

Acquisition, as any such agreement may be amended, supplemented or otherwise modified as permitted by the terms of this Agreement and including any replacement agreement, which shall in all respects be reasonably satisfactory to Requisite Lenders.

     ``Networks'' means one or more of the National Broadcasting Company Incorporated (``NBC''), the American Broadcasting Company (``ABC''), CBS, Inc. (``CBS''), the WB Television Network (``WB''), the Fox Broadcasting Company (``Fox''), or United Paramount Network (``UPN''), as the context requires.

     ``New Lender'' has the meaning assigned to that term in subsection
2.1A(ii).

     ``New Subsidiary'' has the meaning assigned to that term in subsection 6.13.

     ``9-3/8% Subordinated Note Documents'' means the 9-3/8% Subordinated Note Indenture and other documents pursuant to which the 9-3/8% Subordinated Notes were issued.

     ``9-3/8% Subordinated Note Indenture'' means the indenture dated as of February 22, 1996 between Company and The Bank of New York, as trustee, as such Indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 7.14.

     ``9-3/8% Subordinated Notes'' means the 9-3/8% Series A Senior Subordinated Notes due December 1, 2005 issued by Company and the 9-3/8% Senior Subordinated Notes due December 1, 2005 issued by Company.

     ``1993 Agreement'' means the Credit Agreement dated as of December 23, 1993 among the Company, the lenders party thereto, and Bankers, as agent.

     ``1993 Closing Date'' means December 23, 1993.

     ``Non-Restricted Capital Stock'' means any capital stock of Company with respect to which Company has no obligation at any time on or before the date which is one year after the final maturity of the Obligations under this Agreement to (i) declare or pay any dividend or other distribution, (ii) make any redemption, repurchase, retirement or acquisition, (iii) make any return of capital to the holder thereof, or (iv) make any other distribution of any kind.

     ``Notes'' means one or more of the Additional Credit Notes (if any) or Revolving Notes or any combination thereof.

     ``Notice of Borrowing'' means a notice substantially in the form of
Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

     ``Notice of Conversion/Continuation'' means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     ``Notice of Request to Issue a Letter of Credit'' means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     ``Obligations'' means all obligations of every nature of Company or any other Credit Party from time to time owed to Administrative Agent, Collateral Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

     ``Officers' Certificate'' means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer, or, in the case of a Compliance Certificate, by the Vice President and Controller of Company; provided, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     ``Operating Lease'' means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     ``Ownership Reports'' means, with respect to any broadcast radio or television station owned by the Company or any of its Subsidiaries, the reports and certifications filed with the FCC pursuant to 47 C.F.R. Section 73.3615, or any comparable reports filed pursuant to any successor regulation thereto.

     ``PBGC'' means the Pension Benefit Guaranty Corporation (or any successor thereto).

     ``Pension Plan'' means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     ``Permitted Encumbrances'' means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) (a) contractual Liens of landlords existing as of the 1993 Closing Date and encumbering property listed on Schedule 5.19 (other than property of KBVO, Inc., WWMT-TV, Inc., WKBW-TV, Inc. and WXON, Inc. and any radio or television broadcasting station acquired pursuant to an Acquisition), (b) contractual Liens of the landlord under any lease of real property as to which Company or any of its Subsidiaries has a leasehold interest subject to a Mortgage and in respect of which the Collateral Agent has received a Landlord Consent Letter from the landlord entitled to such Lien, (c) contractual Liens of the landlord under any lease of real property as to which Company or any of its Subsidiaries has a leasehold interest not subject to a Mortgage, and (d) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other Liens imposed by law, in each case, incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries taken as a whole;

          (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries taken as a whole;

          (vii)     subject to the restrictions in clause (ii) above, any
     (a) interest or title of a lessor or sublessor under any lease permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement; and

          (ix) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Company or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (b) such deposit account is not intended by Company or any of its Subsidiaries to provide collateral to the depository institution.

     ``Permitted Holders'' means (i) W. Don Cornwell and Stuart J. Beck,
(ii) the members of the immediate family of either of them, (iii) any trust created for the benefit of the Persons described in clauses (i) or (ii) or any of their estates or (iv) any corporation that is controlled by and Person described in clauses (i), (ii) or (iii).

     ``Permitted Repurchase Prepayment Amount'' has the meaning assigned to that term in subsection 2.4B(iii)(c).

     ``Person'' means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     ``Potential Event of Default'' means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     ``Pricing Leverage Ratio'' means the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow, in each case as set forth in the most recent financial statements delivered by Company to Administrative Agent pursuant to clause (i) or (ii) of subsection 6.1 (accompanied by a Compliance Certificate delivered by Company pursuant to clause (iii) of subsection 6.1). For purposes of calculation, Consolidated Total Debt shall be determined as of the date of such financial statements and Consolidated Broadcast Cash Flow shall be determined for the twelve-month period ended on the date of such financial statements.

     ``Prime Rate'' means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     ``Pro Forma Basis'' means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed acquisition, asset sale, or any other action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed (i) from and after any Acquisition Closing Date, with respect to any Acquisition, by using the consolidated financial statements of Company and its Subsidiaries most recently required to be delivered under subsection 6.1 (or equivalent statements prepared more recently and delivered to Administrative Agent and Lenders and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments) and the audited financial statements for the most recently ended fiscal period of the target of any such Acquisition (subject to adjustment thereto as agreed to by Administrative Agent, including any identified cost savings), and (ii) with respect to any other such determination, after good faith consultation with Administrative Agent using the consolidated financial statements of Company and its Subsidiaries most recently required to be delivered under subsection 6.1 (or equivalent statements prepared more recently and delivered to Administrative Agent and Lenders and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments) for the 12 months preceding such event, in each case which consolidated financial statements shall be reformulated as if any acquisition, asset sale, or any other action, and any Indebtedness or other liabilities incurred in connection therewith, had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required, and giving effect to such adjustments as shall be acceptable to Administrative Agent to the extent that such calculations include any period prior to such Acquisition Closing Date.

     ``Program'' means any radio or television series or other program produced or distributed for radio or television release (including any syndicated series or other program regardless of its medium of initial exploitation), in each case whether recorded on film, videotape, audiotape, cassette, cartridge, disc or by any other means, method, process or device, whether now known or hereafter developed.

     ``Program Contracts'' means all contracts for radio, television, film, programs, music and related audio rights and syndicated series exhibition rights acquired under license agreements.

     ``Program Rights'' means any right whether arising under Program Contracts or otherwise, to sell, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Programs.

     ``Programming Amortization Expense'' means, as at any date of determination, total amortization expense of Company and its Subsidiaries for the most recently completed twelve consecutive month period which is directly attributable to Programs, Program Rights or Program Contracts, determined on a consolidated basis in conformity with GAAP.

     ``Programming Cash Payments'' means, as at any date of determination, the aggregate cash payments actually made by Company and its Subsidiaries for the most recently completed twelve consecutive month period in respect of Programming Obligations, determined on a consolidated basis in conformity with GAAP.

     ``Programming Obligations'' means at any date of determination, all direct or indirect liabilities, contingent or otherwise, with respect to Program Contracts, Programs or Program Rights of Company and its Subsidiaries, whether or not reflected on the consolidated balance sheet of Company and its Subsidiaries prepared in conformity with GAAP.

     ``Pro Rata Share'' means,

          (i) with respect to all payments, computations and other matters relating to any Additional Credit Commitment of any Additional Credit Lender, the percentage obtained by dividing (x) the Additional Credit Loan Exposure of that Additional Credit Lender by (y) the aggregate Additional Credit Loan Exposure of all Additional Credit Lenders;

          (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders;

          (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Additional Credit Loan Exposure and Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Additional Credit Loan Exposure and Revolving Loan Exposure of all Lenders;

The initial Pro Rata Share of each Lender for purposes of each of clauses (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto; provided that Schedule 2.1 shall be amended and each Lender's Pro Rata Share shall be adjusted from time to time to give effect to the execution of any Additional Credit Facility Supplements and the addition or removal of any Lender as provided herein or by assignment pursuant to subsection 10.1.

     ``Purchasing Lender'' has the meaning assigned to that term in subsection 2.1E.

     ``QC III'' means Queen City III Limited Partnership, a Delaware limited partnership.

     ``QCNY'' means Queen City Broadcasting of New York, Inc., a New York corporation and a wholly-owned Subsidiary of Queen City.

     ``QCNY Intercompany Note'' means the intercompany promissory note dated June 29, 1995 by QCNY in favor of Company evidencing all amounts owed by QCNY to Company including, without limitation, all amounts lent by Company to QCNY to refinance certain outstanding Indebtedness of QCNY in connection with the acquisition of WKBW-TV.

     ``Queen City'' means Queen City Broadcasting, Inc., a Delaware corporation.

     ``Regulation D'' means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     ``Reimbursement Date'' has the meaning assigned to that term in subsection 3.3B.

     ``Related Documents'' means, collectively, the Existing Subordinated Note Documents, the Third Amended and Restated Certificate of Incorporation (including each Certificate of Designation in respect of each class of Exchangeable Preferred Stock), the Convertible Preferred Stock, the Exchangeable Preferred Stock, the Intercompany Notes and the Acquisition Agreements.

     ``Release'' means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     ``Replaced Lender'' has the meaning assigned to such term in subsection
2.10.

     ``Replacement Lender'' has the meaning assigned to such term in subsection 2.10.

     ``Requisite Lenders'' means Lenders having or holding 51% or more of the sum of (i) the aggregate Additional Credit Loan Exposure of all Additional Credit Lenders and (ii) the aggregate Revolving Loan Exposure of all Lenders.

     ``Restricted Junior Payment'' means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class or payable solely in shares of any Non-Restricted Capital Stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, except a redemption, retirement or other such payment made solely through the issuance of shares of any Non-Restricted Capital Stock to the holders of such class of stock, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, except through the issuance of shares of any Non-Restricted Capital Stock to the holders of such class of stock, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, except through the issuance of shares of any Non-Restricted Stock to the holders of such Indebtedness.

     ``Revolving Loan Commitment'' or ``Revolving Loan Commitments'' means the commitment or the commitments of a Lender or Lenders to make Revolving Loans and issue or participate in Letters of Credit as set forth in subsections 2.1A(ii) and 3.1A.

     ``Revolving Loan Commitment Termination Date'' means the Revolving Loan Commitment Termination Date then in effect, which shall be the earliest of
(i) December 31, 2005, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 8, and (iii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to this Agreement) and all Commitments are reduced to zero.

     ``Revolving Loan Exposure'' means, with respect to any Lender as of any date of determination prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and thereafter, the sum of
(i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) and (iii) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

     ``Revolving Loans'' means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

     ``Revolving Notes'' means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date, amending and restating the Revolving Notes issued under the Existing Agreement, and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     ``Second Restated Agreement'' means the Second Amended and Restated Credit Agreement dated as of May 19, 1995 by and among Company, the lenders described therein, Bankers, as administrative agent, documentation agent and collateral agent, First Union

National Bank of North Carolina, as a co-agent and a co-syndication agent, Goldman Sachs Credit Partners L.P. (formerly known as Pearl Street L.P.), as a co-agent, BT Securities Corporation, as a co-syndication agent and Goldman Sachs & Co., as a co-syndication agent.

     ``Securities'' means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as ``securities'' or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     ``Securities Act'' means the Securities Act of 1933, as amended from time to time, and any successor statute.

     ``Selling Lender'' has the meaning assigned to that term in subsection 2.1E.

     ``Standby Letter of Credit'' means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or
(b) Indebtedness constituting ``antecedent debt'' (as that term is used in Section 547 of the Bankruptcy Code).

     ``Subordinated Indebtedness'' means (i) the Indebtedness evidenced by the Existing Subordinated Note Documents and (ii) the Additional Subordinated Indebtedness, if any.

     ``Subsidiary'' means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     ``Subsidiary Guaranty'' means the Subsidiary Guaranty dated as of December 23, 1993 and supplemented as of February 1, 1995, June 1, 1995,
June 29, 1995, October 16, 1996, January 31, 1997 and June 10, 1998 among each of Company's Subsidiaries, respectively, and Collateral Agent, pursuant to which each such Subsidiary has agreed to guarantee the Obligations of Company under the Loan Documents, and including each counterpart to such Subsidiary Guaranty executed and delivered by any Acquisition Subsidiary, pursuant to the terms of subsection 4.4 and any counterparts to such Subsidiary Guaranty executed and delivered by any New Subsidiary of Company pursuant to the terms of subsection 6.13, as such Subsidiary Guaranty may be further amended, restated, supplemented or otherwise modified from time to time.

     ``Subsidiary Mortgages'' means, collectively, (i) each Mortgage, Assignment of Rents and Fixture Filing and each Deed of Trust, Assignment of Rents and Fixture Filing, as the case may be, dated as of the Closing Date and delivered by each of Company's Subsidiaries (other than the License Cos., WKBW-TV, Inc., QC III, Queen City and Granite Response Television, Inc.) in favor of Collateral Agent on behalf of Lenders, in each case substantially in the form of Exhibit XIV annexed hereto, and (ii) any mortgage or deed of trust or similar security document executed, acknowledged and delivered from time to time by any Subsidiary of Company to Collateral Agent in substantially the form of Exhibit XIV annexed hereto which encumbers the fee or leasehold interest of such Subsidiary in real property, as any of the foregoing may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     ``Subsidiary Pledge and Security Agreement'' means the Subsidiary Pledge and Security Agreement dated as of December 23, 1993 and supplemented as of February 1, 1995, June 1, 1995, June 28, 1995, June 29, 1995, October 16, 1996,
January 31, 1997 and June 10, 1998 among each of Company's Subsidiaries, and Collateral Agent, as supplemented by each counterpart to such Subsidiary Pledge and Security Agreement executed and delivered by any Acquisition Subsidiary, pursuant to the terms of subsection 4.4 and any counterparts to such Subsidiary Pledge and Security Agreement executed and delivered by any New Subsidiary of Company pursuant to the terms of subsection 6.13, as such Subsidiary Pledge and Security Agreement may be further amended, restated, supplemented or otherwise modified from time to time.

     ``Tax'' or ``Taxes'' means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Entity, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that ``Tax on the overall net income'' of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     ``10-3/8% Subordinated Note Documents'' means the 10-3/8% Subordinated Note Indenture and the other documents pursuant to which the 10-3/8% Subordinated Notes were issued.

     ``10-3/8% Subordinated Note Indenture'' means the Senior Subordinated Note Indenture dated as of May 19, 1995 between Company and United States Trust Company of New York, as trustee, as such Indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 7.14.

     ``10-3/8% Subordinated Notes'' means the 10-3/8% Series A Senior Subordinated Notes due May 15, 2005 issued by Company.

     ``Third Amended and Restated Certificate of Incorporation'' means Company's Third Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 3, 1994, as amended through the date hereof.

     ``Total Utilization of Revolving Loan Commitments'' means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

     ``Voting Common Stock'' means common stock of Company, $.01 par value per share, entitled to one vote per share.

     ``WEEK FCC Consent'' means the initial consent by the FCC or by its staff acting pursuant to delegated authority approving the transfer of the Company FCC Licenses from Company to WEEK-TV License, Inc., in form and substance satisfactory to Administrative Agent and Requisite Lenders.

     ``WKBW-TV'' means the network-affiliated television station WKBW-TV serving Buffalo, New York and its auxiliary facilities.

     ``WKBW-TV, Inc.'' means WKBW-TV, Inc., a Delaware corporation, which is wholly-owned by Company, and was formed to acquire the general partnership interests of QC III.

     ``WLAJ LMA Agreements'' means, collectively, (i) the Time Brokerage Agreement dated October 17, 1996 by and among Lansing, as licensee of WLAJ-TV, Joel I. Ferguson and Company, as programmer, and (ii) the Purchase and Sale Agreement dated as of October 17, 1996 among Company, as buyer, Lansing, as seller, and Joel I. Ferguson, as stockholder and seller.

     ``WLAJ/WWMT Asset Sale'' means the concurrent sale pursuant to the WLAJ/WWMT Purchase Agreement by Company, WWMT-TV, Inc. and WWMT License, Inc. or any combination thereof to any Person other than Company or any of its wholly-owned Subsidiaries of all or substantially all of (i) the interest or rights of Company in the WLAJ LMA Agreements, (ii) the assets of WLAJ-TV acquired or to be acquired by Company pursuant to the WLAJ LMA Agreements and
(iii) the assets of WWMT-TV, Inc. and WWMT-TV License, Inc.

     ``WLAJ/WWMT Purchase Agreement'' means the Purchase and Sale Agreement dated as of February 18, 1998 between Freedom Communications, Inc., a California corporation, Company, WWMT-TV, Inc., WLAJ, Inc., and WWMT License, Inc.

     ``WLAJ-TV'' means the network-affiliated television station WLAJ-TV serving Lansing, Michigan, and its auxiliary facilities.

     ``WWMT-TV'' means the network-affiliated television station WWMT-TV serving Grand Rapids-Kalamazoo-Battle Creek, Michigan, and its auxiliary facilities.

     ``WWMT-TV, Inc.'' means WWMT-TV, Inc., a Delaware corporation, which is wholly-owned by Company and was formed to acquire WWMT-TV.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3  Other Definitional Provisions.

     References to ``Sections'' and ``subsections'' shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


                                      SECTION 2.
                      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Loans; Notes.

     A.   Commitments.

          (i) Revolving Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, (i) to maintain as Revolving Loans hereunder its Pro Rata Share of the principal amount of ``Revolving Loans'' as defined in and which are outstanding under the Existing Agreement as of the Closing Date after giving effect to subsection 2.1E and (ii) to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount (including Revolving Loans outstanding under the preceding clause
     (i)) not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $260,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii); provided still further that, for so long as the sum of the aggregate Revolving Loan Commitments plus the aggregate Additional Credit Commitments exceeds $10,000,000, not less than $10,000,000 of the sum of the aggregate Revolving Loan Commitments plus the aggregate Additional Credit Commitments shall be used or available solely for working capital and other general corporate purposes, and from and after the date that the sum of the aggregate Revolving Loan Commitments plus the aggregate Additional Credit Commitments is equal to or less than $10,000,000, any further drawings under either the Revolving Loan Commitments or the Additional Credit Commitments shall be available solely for working capital and other general corporate purposes. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          (ii) Additional Credit Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, the Additional Credit Lenders may agree pursuant to one or more Additional Credit Facility Supplements and subject to the limitations set forth below with respect to the maximum amount of Additional Credit Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the applicable Additional Credit Facility Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Additional Credit Commitments set forth in the applicable Additional Credit Facility Supplement to be used for the purposes identified in subsection 2.5A. The maximum cumulative aggregate permitted amount of the Additional Credit Commitments is $240,000,000; provided that the Additional Credit Commitments of the Additional Credit Lenders shall be adjusted to give effect to any assignments of the Additional Credit Commitments pursuant to subsection 10.1B; provided, further that the maximum aggregate amount of the Additional Credit Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii); provided still further that the Additional Credit Commitments shall be subject to the limitation set forth in the third proviso of subsection 2.1A(i). Each Additional Credit Lender's Additional Credit Commitment shall expire on the Revolving Loan Commitment Termination Date and all Additional Credit Loans and all other amounts owed hereunder with respect to the Additional Credit Loans and the Additional Credit Commitments shall be paid in full no later than that date.

          Anything contained in this Agreement to the contrary notwithstanding, the Additional Credit Loans and the Additional Credit Commitments shall be subject to the limitation that in no event shall the aggregate amount of Additional Credit Loans at any time exceed the Additional Credit Commitments then in effect and applicable to such Additional Credit Loans.

          Company shall have the right on or before June 30, 2001, to request in writing one or more Additional Credit Commitments from Lenders in an amount equal to any integral multiple of $5,000,000, of at least $10,000,000, but no more than $240,000,000 in the aggregate, subject to the reductions in Commitments pursuant to subsection 2.4B(ii) and 2.4B(iii); provided, that
     (i) no Event of Default or Potential Event of Default shall have occurred and be continuing, and (ii) the Revolving Loan Commitments shall not have terminated or been reduced to zero. Within 15 Business Days of such request, each Lender shall notify the Administrative Agent, whether or not, in the exercise of its sole discretion, it is willing to commit to make Additional Credit Loans and the maximum amount to which it is willing to commit and the Administrative Agent shall promptly notify Company and each other Lender of each Lender's decision and shall allocate the Additional Credit Commitments among the Lenders by Administrative Agent following consultation with Company. Any Lender that does not so notify the Administrative Agent within such period shall not be deemed to have committed to any such requested Additional Credit Commitments. If the Lenders are not willing to commit to the requested Additional Commitments in the requested amount, then within 45 Business Days of Company's original request, with notice thereof to the other Lenders, another one or more financial institutions reasonably acceptable to the Company and the Administrative Agent (each a ``New Lender'') may commit to provide the remainder of the required Additional Credit Commitment.

          Upon receipt of notice from the Administrative Agent to the Lenders and Company that the Lenders, or sufficient Lenders and New Lenders, have agreed to commit to an aggregate amount equal to the Additional Credit Commitments requested by Company (or such lesser amount as Company shall agree, which shall be at least $10,000,000 and an integral multiple of $1,000,000), then, provided, that (i) no Event of Default or Potential Event of Default shall have occurred and be continuing at such time or after giving effect to the requested Additional Credit Commitments, and
     (ii) the Revolving Loan Commitments shall not have terminated or been reduced to zero, Company, the Administrative Agent, the Lenders willing to provide such Additional Credit Commitments and the New Lenders (if any) shall execute and deliver to the Administrative Agent an Additional Credit Facility Supplement and satisfy each of the conditions set forth in subsection 4.5.

          Administrative Agent shall have the right to designate the Additional Credit Commitments and Additional Credit Loans provided pursuant to an Additional Credit Facility Supplement as ``Tranche A'', ``Tranche B'', etc., as Administrative Agent shall elect, and, with respect to any provisions hereunder regarding a determination of the allocation of payments, the aggregate Additional Credit Commitments, aggregate Additional Credit Loans or aggregate Additional Credit Loan Exposure, such provisions shall be given effect after taking into account such designations.

     B. Borrowing Mechanics. Additional Credit Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount; provided that Additional Credit Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans shall be in the aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.
Whenever Company desires that Additional Credit Lenders make Additional Credit Loans, or that Lenders make Revolving Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan), or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, and in the case of Additional Credit Loans, the applicable Additional Credit Commitment, (iii) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor; provided that the initial Funding Date with respect to any Eurodollar Rate Loans requested to be made hereunder shall not be a date earlier than the date occurring ten Business Days after the Closing Date. Additional Credit Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent, in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York, not later than 3:00 P.M. (New York time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date),
4.4 (in the case of Loans made on any Acquisition Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent from

Lenders to be credited to the account of Company at the office of Administrative Agent specified in the preceding sentence.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D. Notes. Company shall execute and deliver to each Lender (or to Administrative Agent for that Lender) on the Closing Date a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions. Upon the execution and delivery of any Additional Credit Facility Supplement pursuant to subsection 4.5, Company shall execute and deliver to each applicable Additional Credit Lender (or to Administrative Agent for that Lender), an Additional Credit Note substantially in the form of Exhibit IV annexed hereto to evidence that Additional Credit Lender's Additional Credit Commitment (as set forth in the applicable Additional Credit Facility Supplement) and with other appropriate insertions.

     E. Reallocation of Pro Rata Shares. On the Closing Date, each Lender that will have a greater Pro Rata Share upon the Closing Date than its Pro Rata Share (under and as defined in the Existing Credit Agreement) immediately prior to the Closing Date (including any Lender not party to the Existing Credit Agreement immediately prior to the Closing Date) (each a ``Purchasing Lender''), without executing an Assignment Agreement, shall be deemed to have automatically purchased assignments pro rata from each Departing Lender and each Lender that will have a smaller Pro Rata Share upon the Closing Date (each a ``Selling Lender'') in all such Selling Lenders' rights and obligations under this Agreement and the other Loan Documents, including with respect to Revolving Loan Commitments, the commitments of Lenders to purchase participations in the Letters of

Credit and outstanding Revolving Loans (collectively, except as set forth below, the ``Assigned Rights and Obligations'') so that, after giving effect to such assignments, each Lender shall have its respective Pro Rata Share as set forth in Schedule 2.1 (as adjusted as required under the definition of Pro Rata Share) of the Assigned Rights and Obligations. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of Loans and without recourse, representation or warranty, except that, each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and Obligations of such Selling Lender are not subject to any Liens created by that Selling Lender.

          Administrative Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Closing Date. Each Purchasing Lender required to make a payment shall make the net amount of its required payment available to Administrative Agent, in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 p.m. (New York time) on the Closing Date. Administrative Agent shall distribute on the Closing Date the proceeds of such amounts to the Selling Lenders entitled to receive payments, pro rata in proportion to the amount each Selling Lender is entitled to receive at the primary address set forth below such Selling Lender's name on the signature pages hereof or at such other address as such Selling Lender may request in writing to Administrative Agent.

2.2  Interest on the Loans.

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Additional Credit Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

     Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin in effect from time to time; or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin in effect from time to time during the applicable Interest Period.

     The Applicable Margin at any time shall be that determined with reference to the most recent Compliance Certificate delivered to Administrative Agent by Company, as set forth in the definition of ``Pricing Leverage Ratio'', any such change to become effective on the day following delivery of such Compliance Certificate to Administrative Agent; provided that, notwithstanding anything herein to the contrary, during the period commencing on and as of the Closing Date and continuing through the date of delivery of such Compliance Certificate to Administrative Agent for the fiscal quarter ended on September 30, 1998, the Applicable Margin for Base Rate Loans shall be 1.25% and the Applicable Margin for Eurodollar Rate Loans shall be 2.50%.

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an ``Interest Period'') to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period, in the case of a Eurodollar Rate Loan; provided that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/ Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, in the case of a Eurodollar Rate Loan, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period for a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond December 31, 2005;

          (vi) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus
     (b) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

          (vii) no Interest Period with respect to any portion of any Additional Credit Loans shall extend beyond the date on which a permanent reduction of the corresponding Additional Credit Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of all Additional Credit Loans corresponding to such Additional Credit Commitments that are Base Rate Loans plus (b) the aggregate principal amount of all Additional Credit Loans corresponding to such Additional Credit Commitments that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of such Additional Credit Commitments then in effect over the aggregate principal amount of Additional Credit Loans corresponding thereto then outstanding equals or exceeds the permanent reduction of such Additional Credit Commitments that is scheduled to occur on such date;

          (viii) there shall be no more than 10 Interest Periods relating to Eurodollar Rate Loans or any combination thereof outstanding at any time; and

          (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Additional Credit Loans or Revolving Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar

Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and provided, further that no Loan may be made as or converted into a Base Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

     Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/ Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the

Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F.   Computation of Interest.  Interest on the Loans shall be computed
(i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.

     A.   Commitment Fees.

          (i) Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to (a) the average of the daily excess of the Revolving Loan Commitments over the sum of (x) the aggregate principal amount of Revolving Loans outstanding plus (y) the Letter of Credit Usage, multiplied by (b) 1/4 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date (provided however that such per annum percentage shall be increased (1) to 3/8 of 1% per annum during any period in which the Pricing Leverage Ratio is greater than 4.00:1.00 and (2) to 1/2 of 1% per annum during any period in which the Pricing Leverage Ratio is greater than 7.00:1.00; provided further however that notwithstanding anything in the foregoing to the contrary, during the period commencing on and as of the Closing Date and continuing through the date of delivery of the financial statements and related Compliance Certificate to Administrative Agent for the fiscal quarter ended on September 30, 1998 pursuant to subsections 6.1(i) and 6.1(iii), respectively, such per annum percentage shall be 1/2 of 1%); and

          (ii) Company agrees to pay to Administrative Agent, with respect to the Additional Credit Commitments made under each Additional Credit Facility Supplement, for distribution to each Additional Credit Lender in proportion to that Additional Credit Lender's Pro Rata Share, commitment fees for the period from and including the applicable Additional Credit Closing Date to and excluding the Revolving Loan Commitment Termination Date (a) the average of the daily excess of the applicable Additional Credit Commitments over the aggregate principal amount of Additional Credit Loans outstanding thereunder, multiplied by (b) 1/4 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on the first such date to occur after the applicable Additional Credit Facility Closing Date, and on the Revolving Loan Commitment Termination Date (provided however that such per annum percentage shall be increased to 3/8 of 1% per annum during any period in which the Pricing Leverage Ratio is greater than 4.00:1.00 and (2) to 1/2 of 1% per annum during any period in which the Pricing Leverage Ratio is greater than 7.00:1.00; provided further however that notwithstanding anything in the foregoing to the contrary, during the period commencing on and as of the Closing Date and continuing through the date of delivery of the financial statements and related Compliance Certificate to Administrative Agent for the fiscal quarter ended on September 30, 1998 pursuant to subsections 6.1(i) and 6.1(iii), respectively, such per annum percentage shall be 1/2 of 1%).

     B. Other Fees. Company agrees to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent. Company agrees to pay to Administrative Agent such additional fees at the times and for the purposes as may be set forth in the Additional Credit Facility Supplements.

2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.

     A. Scheduled Commitment Reductions of Revolving Loan Commitments and Additional Credit Commitments. (i) The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below, such that the Revolving Loan Commitments after such Scheduled Commitment Reductions, subject to any reductions made theretofore or thereafter pursuant to subsections 2.4B(ii) and 2.4B(iii), shall be as set forth below:



----------------------------------------------------------------------

                         Scheduled                Revolving
        Date             Reduction                Commitment
                          Amount             (subject to 2.4B(ii) and
                                                   2.4B(iii))
----------------------------------------------------------------------
December 31, 2000        $6,500,000              $253,500,000
March 31, 2001           $6,500,000              $247,000,000
June 30, 2001            $6,500,000              $240,500,000
September 30, 2001       $6,500,000              $234,000,000
December 31, 2001        $6,500,000              $227,500,000
March 31, 2002           $9,750,000              $217,750,000
June 30, 2002            $9,750,000              $208,000,000
September 30, 2002       $9,750,000              $198,250,000
December 31, 2002        $9,750,000              $188,500,000
March 31, 2003           $9,750,000              $178,750,000
June 30, 2003            $16,250,000             $162,500,000
September 30, 2003       $16,250,000             $146,250,000
December 31, 2003        $16,250,000             $130,000,000
March 31, 2004           $16,250,000             $113,750,000
June 30, 2004            $16,250,000             $97,500,000
September 30, 2004       $16,250,000             $81,250,000
December 31, 2004        $16,250,000             $65,000,000
March 31, 2005           $16,250,000             $48,750,000
June 30, 2005            $16,250,000             $32,500,000
September 30, 2005       $16,250,000             $16,250,000
December 31, 2005        $16,250,000             $0
Total                    $260,000,000


     ; provided that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv).

          (ii) Scheduled Reductions of Additional Credit Commitments. From and after each Additional Credit Closing Date, the Additional Credit Commitments which become effective on such date shall be permanently reduced on the dates, commencing September 30, 2002, and in the amounts set forth on Schedule B to the applicable Additional Credit Facility Supplement, to be calculated by the

     Administrative Agent such that on September 30, 2002 and each June 30, September 30, December 31 and March 31 thereafter, to and including the Revolving Loan Termination Date, a permanent reduction of the applicable Additional Credit Commitments shall be made in an amount equal to one-fourteenth of the initial aggregate amount of such Additional Credit Commitments; provided that such scheduled reductions of the Additional Credit Commitments shall be reduced in connection with any voluntary or mandatory reductions of the Additional Credit Commitments in accordance with subsection 2.4B(iv) and the applicable Additional Credit Facility Supplement.

     B.   Prepayments and Unscheduled Reductions in Commitments.

          (i)  Voluntary Prepayments.

               (a) Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by facsimile, telegram, telex or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount; provided, however, that if Company prepays a Eurodollar Rate Loan other than on the expiration of the Interest Period applicable thereto Company shall compensate Lenders for all reasonable losses, expenses and liabilities in accordance with subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' prior written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender in accordance with subsection 10.6B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(c) (at which time Schedule 2.1 shall be deemed modified to reflect the changed Revolving Loan Commitments), (2) in the case of the prepayment of the Additional Credit Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Additional Credit Commitments of such Lender are terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(c) (at which time Schedule A to the applicable Additional Credit Facility Supplements shall be deemed modified to reflect the changed Additional Credit Commitments), and (3) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 10.6B in connection with the prepayment pursuant to this subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a ``Lender'' for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.5, 3.6, 5.12, 10.3 and 10.4), which shall survive as to such Lender.

          (ii) Voluntary Reductions of Commitments. Company may, upon not less than one Business Day prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by facsimile, telegram, telex or telephone to each Lender),

               (a) at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceeds the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any payments or prepayments made on the date of such termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share; and provided, further, that if the reduction in Revolving Loan Commitments will be accompanied by a repayment of any Eurodollar Rate Loans pursuant to subsection 2.4B(iii)(b), then Company shall have given three Business Days' prior written notice to Administrative Agent; and

               (b) at any time and from time to time after each Additional Credit Closing Date, terminate in whole or permanently reduce in part, without premium or penalty, any Additional Credit Commitments in an amount up to the amount by which the Additional Credit Commitments exceeds the aggregate amount of Additional Credit Loans outstanding at the time of such proposed termination or reduction after giving effect to any payments or prepayments made on the date of such termination or reduction; provided that any such partial reduction of the Additional Credit Commitments shall be in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount.
          Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction and the Additional Credit Commitment(s) which are to be so terminated or reduced, and such termination or reduction of the Additional Credit Commitments shall be effective on the date specified in Company's notice and shall reduce such Additional Credit Commitment of each Additional Credit Lender proportionately to its Pro Rata Share; and provided, further, that if the reduction in Additional Credit Commitments will be accompanied by a repayment of any Eurodollar Rate Loans pursuant to subsection 2.4B(iii)(b), then Company shall have given three Business Days' prior written notice to Administrative Agent.

               (c) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment and Additional Credit Commitments of such Lender, so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D, pursuant to subsection 2.4B(i)(b) concurrently with the effectiveness of such termination (at which time Schedule 2.1 and Schedule A to any applicable Additional Credit Facility Supplement shall be deemed modified to reflect such changed amounts) and (2) the consents required by subsection 10.6B in connection with the prepayment pursuant to subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a ``Lender'' for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.5, 3.6, 5.12, 10.3 and 10.4), which shall survive as to such Lender.

          (iii) Mandatory Prepayments and Mandatory Reductions of Commitments. The Loans shall be prepaid and/or the Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

               (a) Prepayments and Reductions from Asset Sales. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, Company shall prepay the Loans in an amount equal to the Net Cash Proceeds of such Asset Sale. To the extent the Net Cash Proceeds of such Asset Sale exceed the sum of:

                    (x) the aggregate outstanding principal amount of Loans and the maximum aggregate amount which is then or at any time thereafter may become available for drawing under all Letters of Credit then outstanding; and

                    (y) $20,000,000;

          Company shall deposit and maintain such Net Cash Proceeds in a collateral account established pursuant to documentation reasonably satisfactory to Administrative Agent and Company, as Collateral for the Obligations; provided that such Net Cash Proceeds shall be released therefrom:

                    (A) at the request of Company, to the extent required to pay the purchase price of any Acquisition permitted by subsection 7.7(vi);

                    (B) so long as no Loans are outstanding and all outstanding Letters of Credit have been cash collateralized, at the request of Company to repurchase or to redeem Subordinated Indebtedness pursuant to subsection 7.5(i) and Exchangeable Preferred Stock pursuant to subsection 7.5(iv);

                    (C) at the request of Company, to prepay outstanding Loans and cash collateralize Letters of Credit; and

                    (D) on the first Business Day following the Commitment Reduction Date (as defined below) to Company, to the extent not required to be applied to the prepayment of the Loans in accordance with this subsection 2.4B(iii)(a).

          No later than the later to occur of (X) 170 days following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale or (Y) 240 days after the date of such receipt in the event Company has entered into a definitive agreement with respect to an Acquisition prior to or within 120 days after such Asset Sale, which agreement is subject only to customary conditions (such later date, the ``Commitment Reduction Date''), Company shall apply any remaining Net Cash Proceeds in respect of such Asset Sale held in the collateral account under this subsection 2.4B(iii)(a) to repay the Loans and Company shall reduce the Commitments in an amount equal to the excess of the Net Cash Proceeds of such Asset Sale over the sum of:

                    (1) the purchase price of any Acquisition consummated within either (a) 120 days prior to the consummation of such Asset Sale (provided that such Acquisition was not financed with the proceeds of any Loans or Additional Subordinated Indebtedness) or (b) 120 days following the date of such Asset Sale (or 240 days following the date of such Asset Sale in the event Company has entered into a definitive agreement with respect to such Acquisition prior to or within 120 days following such Asset Sale, which agreement is subject only to customary conditions);

                    (2) the aggregate principal amount of repurchases or redemptions of Subordinated Indebtedness pursuant to subsection 7.5(i) and Exchangeable Preferred Stock pursuant to subsection 7.5(iv) during the 170 day period following such Asset Sale; and

                    (3) $10,000,000;

          (such amount, the ``Asset Sale Reduction Amount''); provided, that for purposes of calculating the Asset Sale Reduction Amount for any Asset Sale, any Asset Sales or redemptions or repurchases or portion of the amount set forth in clause (3) above included in calculating the Asset Sale Reduction Amount or the Permitted Repurchase Prepayment Amount in respect of any other Asset Sale or any issuance of Additional Subordinated Indebtedness shall be excluded from the foregoing clauses
          (1), (2) and (3), as applicable.

          Notwithstanding anything in this subsection 2.4B(iii)(a) to the contrary, Company shall not be permitted to apply any Net Cash Proceeds as set forth in the calculation of Asset Sale Reduction Amount unless such application may in each instance be so applied pursuant to the Related Documents without otherwise violating or conflicting with any applicable provision of any Related Document.

          Concurrently with any reduction of the Commitments pursuant to this subsection 2.4B(iii)(a), Company shall prepay the Loans to the extent required under subsection 2.4B(iii)(b). Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to this subsection 2.4B(iii)(a), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof and the calculation of the Asset Sale Reduction Amount. In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment and/or a reduction of Commitments pursuant to this subsection 2.4B(iii)(a), determine that the prepayments and/or reductions of the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly make an additional prepayment of the Loans (and, if applicable, the Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Administrative Agent an

          Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit.

               (b) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments and Additional Credit Commitments. Company shall from time to time prepay (1) the Revolving Loans to the extent necessary to give effect to the limitations set forth in the second paragraph of subsection 2.1A(i) and (2) the Additional Credit Loans to the extent necessary to give effect to the limitations set forth in the second paragraph of subsection 2.1A(ii).

               (c) Prepayments and Reductions Due to Issuance of Additional Subordinated Indebtedness. On the date of receipt by Company of any proceeds of Additional Subordinated Indebtedness, if (x) the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow then exceeds 4.50:1.00 and gross proceeds from such Additional Subordinated Indebtedness exceed $25,000,000, then (y) Company shall reduce the Commitments in an amount equal to the excess of the Net Debt Proceeds of such Additional Subordinated Indebtedness over the sum of (1) the purchase price of any Acquisition consummated substantially concurrently with the issuance of such Additional Subordinated Indebtedness, to the extent the proceeds of such Additional Subordinated Indebtedness were applied thereto and (2) the aggregate amount of such net proceeds applied to refinance or repurchase any other Subordinated Indebtedness pursuant to subsection 7.5(i) or to redeem or repurchase any Convertible Preferred Stock, Exchangeable Preferred Stock or Company Common Stock pursuant to subsection 7.5(iv) (such amount, the ``Permitted Repurchase Prepayment Amount'') and prepay the Loans to the extent required under subsection 2.4B(iii)(b) as a result of such reduction in the Commitments. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to this subsection 2.4B(iii)(c), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the Net Debt Proceeds of the correlative issuance of Additional Subordinated Indebtedness from the gross sales price thereof and the calculation of the Subordinated Debt Repayment Amount.

               (d) Prepayments and Reductions Due to Issuance of Equity Securities. There shall be no mandatory prepayment or Commitment reduction required resulting solely from the receipt by Company of Equity Proceeds from the issuance by Company of equity securities.

          (iv) Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitments and Additional Credit Commitments.

               (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i)
          shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans and Additional Credit Loans on a pro rata basis to the full extent thereof and second to cash collateralize any outstanding Letters of Credit.

               (b) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Additional Credit Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

               (c) Application of Mandatory Prepayments by Type of Loans. Any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Commitments pursuant to subsections 2.4B(iii)(a)-(c) shall be applied first to permanently reduce the Additional Credit Commitments and Revolving Loan Commitments on a pro rata basis and then, to the extent that the Revolving Loan Commitments are less than the Letter of Credit Usage, cash collateralize Letters of Credit outstanding.

               (d) Application of Unscheduled Reductions of Revolving Loan Commitments. Any voluntary reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(ii) shall be applied to reduce on a pro rata basis the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(i). Any mandatory reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled reduction of the Revolving Loan Commitments set forth in subsection 2.4A(i) that is remaining at the time of such mandatory reduction.

               (e) Application of Unscheduled Reductions of Additional Credit Commitments. Any voluntary reduction of the Additional Credit Commitments pursuant to subsection 2.4B(ii) shall be applied on a pro rata basis to reduce the scheduled reductions of the Additional Credit Commitments set forth in subsection 2.4A(ii). Any mandatory reduction of the Additional Credit Commitments pursuant to subsection 2.4B(iii) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled reduction of the Additional Credit Commitments referred to in subsection 2.4A(ii) that is remaining at the time of such mandatory reduction.

     C.   General Provisions Regarding Payments.

           (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York, for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent (upon concurrent notice to Company) to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose); provided, however, that the failure by Administrative Agent to provide such concurrent notice as set forth above shall not limit or otherwise affect Administrative Agent's ability or authority to charge Company's account hereunder.

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

         (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

           (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.

     A. Additional Credit Loans and Revolving Loans. The proceeds of the Additional Credit Loans and Revolving Loans shall be applied by Company for
(i) working capital and other general corporate purposes, (ii) the repurchase or purchase of Existing Subordinated Notes in accordance with the provisions of subsection 7.5(i), (iii) the redemption or repurchase of Convertible Preferred Stock, Exchangeable Preferred Stock and Company Common Stock in accordance with the provisions of subsection 7.5(iv), (iv) the making of Investments in accordance with subsection 7.3 hereof and (v) the making of Acquisitions in accordance with the provisions of subsection 7.7(vi) hereof.

     B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an ``Affected Lender'' and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans, as the case may be (the ``Affected Loans''), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

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


2.7  Increased Costs; Taxes; Capital Adequacy.

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

           (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate, as the case may be); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


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


     B.   Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

          (iii) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the


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


     signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Company shall not be required to pay any additional amount to any such Lender under clause
     (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

          (iv) Replacement of Lenders Under Certain Circumstances. Each Lender hereby severally agrees that, if no Event of Default or Potential Event of Default then exists, Company shall have the right to replace any Lender with a successor Lender hereunder (each such successor Lender, a ``Successor Lender'') if, as a result of the application of the provisions of subsection 2.7B (including the proviso to subsection 2.7B(iii)), Company is required to pay additional amounts to such Lender pursuant to subsection 2.7B(ii) while not required to pay such additional amounts generally with respect to all Lenders; provided that each Successor Lender
     (i) must be acceptable to Administrative Agent in its sole discretion, (ii) must become a Lender hereunder pursuant to Section 10.1 hereof and (iii) must purchase for cash without recourse the respective replaced Lender's interest in the obligations of Company to such Lender in the aggregate unpaid principal amount of, and accrued interest on, such Lender's Loans and fees and any other amount owing hereunder. Notwithstanding the foregoing, Company shall not have any right to replace Bankers as a Lender pursuant to this clause (iv).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency


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


charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate.

     Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this


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


subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  Guaranties of and Security for the Obligations; Acknowledgment and Consent.

     A. Company Security. To secure the full performance of the Obligations, pursuant to the Borrower Pledge and Security Agreement, Company has granted and, by the execution, acknowledgement, delivery and recordation of the Borrower Mortgage, shall grant to Collateral Agent on behalf of Lenders, a duly perfected first priority Lien (subject to Liens permitted hereby) on all real, personal and mixed property of Company now owned or (except in the case of real property) hereafter acquired by Company (except to the extent prohibited by the FCC or the Communications Act), including, without limitation, the Leases, which Administrative Agent, Collateral Agent or Requisite Lenders has heretofore requested or may request. Company shall execute and deliver any and all additional Collateral Documents including, without limitation, financing statements, termination statements, collateral search reports, title reports, title insurance and landlord waivers and consents, trademark documentation, opinions of counsel and such other perfection documents, instruments, information and materials with respect to the property of Company as Administrative Agent or Collateral Agent may reasonably request. All of the foregoing shall be in form and substance reasonably satisfactory to Collateral Agent.

     B. Subsidiary Guaranty. As further security for the full performance of the Obligations, each Credit Party (other than Company and the Acquisition Subsidiaries) has executed and delivered to Collateral Agent on behalf of Lenders, the Subsidiary Guaranty and, in the case of each Acquisition Subsidiary, shall execute and deliver a counterpart thereto on the applicable Acquisition Closing Date.

     C. Security for Guaranty. To secure the full performance of its obligations under the Subsidiary Guaranty, each Credit Party has granted, pursuant to the Subsidiary Pledge and Security Agreement and (except in the case of the License Cos., WKBW-TV, Inc., QC III, Queen City and Granite Response Television, Inc.) shall grant, by the execution, acknowledgement, delivery and recordation of a Subsidiary Mortgage, and each Acquisition Subsidiary shall grant, by the execution and delivery on the applicable Acquisition Closing Date of a counterpart to the Subsidiary Pledge and Security Agreement, to Collateral Agent on behalf of Lenders, a perfected, first priority Lien (subject to Liens permitted hereby) on all real, personal and mixed property of such Credit Party now owned or (except in the case of real property) hereafter acquired thereby (except to the extent prohibited by the FCC or the Communications Act), and which Administrative Agent, Collateral Agent or Requisite Lenders have heretofore requested or may request. Each Credit Party (other than Company) shall execute and deliver any and all Collateral Documents, including, without limitation, the financing statements, termination statements, collateral search reports and such other perfection documents, instruments, information and material with respect to the property of such Credit Party as Collateral Agent or Administrative Agent may reasonably


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


request. All of the foregoing shall be in form and substance reasonably satisfactory to Collateral Agent.

     D. Further Assurances Regarding Security; Additional Security. Company shall and shall cause each of the other Credit Parties to, from time to time, execute and deliver to Collateral Agent on behalf of Lenders, such additional Collateral Documents, statements, documents, agreements, consents and reports as Administrative Agent, Collateral Agent or Requisite Lenders may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations and the full performance of the obligations under the Subsidiary Guaranty. With respect to the Lenders' Policies, upon Administrative Agent's request, Company shall arrange for co-insurance and/or reinsurance, with companies and in amounts satisfactory to Administrative Agent. All reinsurance policies shall include direct access agreements acceptable to Administrative Agent. Any further advances made by Lenders hereunder shall be conditioned upon Administrative Agent obtaining such additional endorsements to the Lenders' Policies insuring the additional amount of the Loan and the validity and priority of such advances as Administrative Agent deems necessary or advisable.

     E. Acknowledgment and Consent to Amendment and Restatement of Existing Agreement. Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment of the Existing Agreement effected pursuant hereto. Company hereby confirms that the Borrower Pledge and Security Agreement and each Subsidiary hereby confirms that the Subsidiary Guaranty and the Subsidiary Pledge and Security Agreement and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible, the payment and performance of all ``Guarantied Obligations'' or ``Secured Obligations'', as the case may be (in each case as such terms are defined in the applicable Loan Document), including without limitation the payment and performance of all such ``Guarantied Obligations'' or ``Secured Obligations'', as the case may, in respect of the Obligations of Company now or hereafter existing under or in respect of the Existing Agreement (as amended hereby) and the Notes. For purposes of each of the Collateral Documents the term ``Credit Agreement'' means this Agreement.

     Company hereby acknowledges and agrees that the Borrower Pledge and Security Agreement shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness hereof. Each Credit Party (other than Company) hereby acknowledges and agrees that the Subsidiary Guaranty and the Subsidiary Pledge and Security Agreement shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness hereof.

     Each Subsidiary acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Subsidiary is not required by the terms of the Existing Agreement or any other Loan Document to consent to the amendments to the Existing Agreement effected pursuant hereto and
(ii) nothing in the Existing Agreement, this

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


Agreement or any other Loan Document shall be deemed to require the consent of such Subsidiary to any future amendments to the Existing Agreement or this Agreement.

2.10 Replacement of a Lender

     In the event of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders, Company shall have the right for a 60 day period following such refusal, to replace such Lender (a ``Replaced Lender'') with one or more Eligible Assignees (collectively, the ``Replacement Lender'') acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.10 the Replacement Lender and Replaced Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, and
(y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses
(i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

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                                      SECTION 3.
                                  LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     Therein.

     A. Letters of Credit. In addition to Company requesting that Lenders having a Revolving Loan Commitment make Revolving Loans pursuant to subsection 2.1A(ii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to the date which is 30 days prior to the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Letters of Credit can be issued on a sight basis only. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders having a Revolving Loan Commitment may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and no Lender shall issue):

           (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing;

         (iii) any Commercial Letter of Credit having an expiration date
     (a) later than the earlier of (X) 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

          (iv) any Letter of Credit denominated in a currency other than Dollars; or

           (v) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000.

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


     B.   Mechanics of Issuance.

          (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Request to Issue a Letter of Credit no later than 11:00 A.M. (New York time) at least ten Business Days (in the case of Standby Letters of Credit), or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Request to Issue a Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day),
     (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates.

          Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request to Issue a Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Request to Issue a Letter of Credit.

          (ii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Notice of Request to Issue a Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender having a Revolving Loan Commitment to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Request to Issue a Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders having a Revolving Loan Commitment shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to



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



     issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures, and upon its issuance of such Letter of Credit the Issuing Lender shall promptly notify Administrative Agent and each Lender having a Revolving Loan Commitment of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

           (iv) Reports to Lenders. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender having a Revolving Loan Commitment a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2  Letter of Credit Fees.

     Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

            (i) with respect to each Standby Letter of Credit, (a) Company shall pay to the Issuing Lender a fronting fee equal to the greater of
     (X) 0.25% per annum of the daily maximum amount available to be drawn under such Standby Letter of Credit and (Y) $500 and (b) Company shall pay to Administrative Agent a letter of credit fee equal to the Applicable Margin in effect from time to time with respect to Eurodollar Rate Loans during the period such Letter of Credit is outstanding, in each case payable in arrears on each January 31, April 30, July 31 and October 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;


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


          (ii) with respect to each Commercial Letter of Credit, (a) Company shall pay to the Issuing Lender a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under such Commercial Letter of Credit and (b) Company shall pay to Administrative Agent a letter of credit fee equal to the Applicable Margin in effect from time to time with respect to Eurodollar Rate Loans during the period such Letter of Credit is outstanding, in each case payable in arrears on each January 31, April 30, July 31 and October 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), Company shall pay to the applicable Issuing Lender documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each other Lender having a Revolving Loan Commitment its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.

     A. Responsibility of Issuing Lender With Respect to Requests For Drawings. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     B. Reimbursement by Company of Amounts Drawn Under Letters of Credit. In the event an Issuing Lender has determined to honor a request for drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the ``Reimbursement Date'') in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York time) on the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2C, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and


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provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C.   Payment by Lenders of Unreimbursed Drawings Under Letters of Credit.

          (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender having a Revolving Loan Commitment shall make available to such Issuing Lender an amount equal to its respective participation, in same day funds, at the office of such Issuing Lender specified in such notice, not later than 11:30 A.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender having a Revolving Loan Commitment fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender having a Revolving Loan Commitment to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender having a Revolving Loan Commitment which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such


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


     payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   Interest on Amounts Drawn Under Letters of Credit.

          (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to any drawings made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such payment to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Lender shall distribute to each other Lender having a Revolving Loan Commitment, out of the interest received by such Issuing Lender in respect of the period from the date of payment of the applicable drawing under a Letter of Credit issued by such Issuing Lender to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.


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3.4  Obligations Absolute.

     The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i)    any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).


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3.5  Indemnification; Nature of Issuing Lenders' Duties.

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called ``Governmental Acts'').

     B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.


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     Notwithstanding anything to the contrary contained in this subsection 3.5,
Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

11.6 Increased Costs and Taxes Relating to Letters of Credit.

     In the event that any Issuing Lender or Lender having a Revolving Loan Commitment shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender having a Revolving Loan Commitment with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to


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such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                      SECTION 4.
                      CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  Conditions to Revolving Loans Made on the Closing Date.

     The effectiveness of this Agreement is subject to prior or concurrent satisfaction of the following conditions:

     A. Credit Party Documents. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of each Credit Party's Certificate of Incorporation or other charter documents (including, in the case of QC III, its Certificate of Limited Partnership and Statements of Partnership), together with a good standing certificate from the Secretary of State of the state of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

          (ii) Copies of each Credit Party's Bylaws (other than QC III), certified as of the Closing Date by such Credit Party's corporate secretary or an assistant secretary;

          (iii) Resolutions of each Credit Party's Board of Directors (or, in the case of QC III, all documents of its partners) approving and authorizing the execution, delivery and performance of each of the Loan Documents to which it is a party, certified as of the Closing Date by such Credit Party's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of each Credit Party's officers executing any of the Loan Documents;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents and any amendments to the Collateral Documents that may be required under subsection 4.1B and 4.1C; and


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


          (vi) Such other documents as Administrative Agent may reasonably request.

     B. Security Interests. Each Credit Party shall have taken or caused to be taken (and Collateral Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Collateral Agent for the benefit of Lenders has a valid and perfected first priority security interest (subject to the Liens permitted hereunder) as of such date in the entire Collateral (other than Deposit Accounts). Such actions shall include, without limitation,
(i) delivery to Collateral Agent of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent) representing the capital stock of each Subsidiary of any such Credit Party pledged pursuant to the Collateral Documents, delivery to the Collateral Agent of Intercompany Notes pledged pursuant to the Collateral Documents and delivery to Collateral Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral, (ii) filing of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions as may be necessary or desirable to perfect Lenders' security interest in the Collateral, and (iii) delivery of all other evidence reasonably satisfactory to Collateral Agent that all other filings, recordings and other actions Collateral Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Collateral Agent on behalf of Lenders shall have been made.

     C. Mortgages; Lender's Policies. Each Credit Party (other than any License Co., WKBW-TV, Inc., QC III, Queen City and Granite Response Television, Inc.) shall have executed and delivered to Collateral Agent, for the benefit of Lenders, a Mortgage and such other agreements, instruments and documents as Administrative Agent may reasonably require in order to effect a valid, perfected and enforceable first priority lien (subject to any Liens permitted hereby) and security interest in favor of Collateral Agent on behalf of Lenders in all of such Person's interests in real property, whether fee or leasehold interests, and all improvements now or hereafter located thereon (each such property, a ``Mortgaged Property''). Administrative Agent shall have received from each Credit Party, as appropriate, a Landlord Consent Letter with respect to each Mortgage on a Lease other than the KBVO Lease (or, with respect to any such Mortgage for which a Landlord Consent Letter was delivered in connection with the Existing Agreement, an acknowledgement from such landlord that the existing Landlord Consent Letter shall be applicable to such Mortgage) in form and substance satisfactory to Administrative Agent and an ALTA lender's title insurance policy or other form of policy satisfactory to Administrative Agent (``Lender's Policy'') issued by a company or companies satisfactory to Administrative Agent, in an amount satisfactory to Administrative Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations of Company and its Subsidiaries, as applicable, are secured by a valid first Lien on the Mortgaged Properties subject only to the title exceptions approved by Administrative Agent, and (ii) Company is current in the payment of all applicable state and local taxes, charges and assessments affecting the Mortgaged Properties. The Lender's Policy shall contain, to the extent available, (1) a comprehensive lender's endorsement, (2) a broad form zoning endorsement, including parking, (3) a survey accuracy endorsement, (4) a usury endorsement, (5) appropriate encroachment


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endorsements, (6) a tie-in endorsement, (7) a last-dollar endorsement, (8) a variable rate endorsement, (9) a revolving loan endorsement, (10) an endorsement with respect to the amendment of the Obligations effected or contemplated hereby and (11) such other endorsements as Collateral Agent deems necessary or advisable, all in form and substance satisfactory to Collateral Agent. No title indemnities shall be established in connection with the issuance of the Lender's Policy.

     D. Leases. Company shall have delivered an Officer's Certificate in form and substance reasonably satisfactory to Administrative Agent certifying that the copies of all real, personal or mixed property leases to which Company or any Subsidiary of Company is a party and which are subject to a Mortgage in effect on the date hereof in favor of Collateral Agent and Lenders (the ``Leases'') and heretofore delivered pursuant to the Existing Agreement continue to be true, complete and correct and in full force and effect (other than that the KBVO Lease).

     E. Environmental Audit. On or before the Closing Date, Company shall have delivered copies of any/each environmental audit report or such other information as Administrative Agent may reasonably request relating to the interests of any Credit Party under the Mortgages, all of the foregoing to be in form and substance satisfactory to Administrative Agent.

     F.   Licenses.  Each of the FCC Licenses shall be in full force and effect.

     G. Refinancing of Loans under Existing Agreement; Fees; Letters of Credit. On or before the Closing Date, (i) Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, Lenders and Departing Lenders, all interest and fees accrued under the Existing Agreement (including, without limitation, any ``breakage fees'' under subsection 2.6D of the Existing Credit Agreement) on or before the Closing Date and the fees payable on the Closing Date referred to in subsection 2.3 and (iii) no Letters of Credit shall be outstanding under the Existing Agreement as of the Closing Date.

     H. Reallocation Amounts; Departing Lender Consent. Administrative Agent shall have received (i) from each Purchasing Lender the net amount of its payment required pursuant to subsection 2.1E and (ii) from each Departing Lender with a copy for each Lender, a copy of its Departing Lender Consent.

     I. Compliance Certificate; Satisfaction of Debt Incurrence Ratios. On the Closing Date, Company shall have delivered (i) a Compliance Certificate, substantially in the form of Exhibit VI hereto, demonstrating in reasonable detail compliance on a pro forma basis by Company and its Subsidiaries as of the Closing Date with the restrictions set forth in Section 7 and (ii) a certificate of the chief financial officer of Company stating that, as of the Closing Date, Company is able to incur at least the aggregate amount of Loans continued or borrowed on the Closing Date without causing an event of default or event or condition that, after notice or the lapse of time, or both, would become an event of default


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



under the Existing Subordinated Note Documents, and shall demonstrate in reasonable detail satisfaction on a pro forma basis as of the Closing Date by Company and its Subsidiaries of the debt incurrence tests set forth in Section 1008 of the 10-3/8% Subordinated Note Indenture, Section 1008 of the 9-3/8% Subordinated Note Indenture and Section 1008 of the 8-7/8% Subordinated Note Indenture.

     J. Opinions of Company's Counsel. Administrative Agent shall have received, for distribution to Lenders and their respective counsel, originally executed copies of one or more favorable written opinions of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

     K. Opinions of Administrative Agent's Counsel. Administrative Agent shall have received, for distribution to Lenders, originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of
Exhibit IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

     L. Opinions of Company's Local Counsel. Administrative Agent shall have received, for distribution to Lenders and their respective counsel, originally executed copies of one or more favorable written opinions of local counsel of Company in the States of California, Indiana, Illinois, Minnesota, Michigan and New York in each case dated as of the date hereof, substantially in the form of Exhibits VIII-A to VIII-F annexed hereto, as to matters relating to the Mortgages.

     M. Acceptance by Process Agent. Administrative Agent shall have received a letter substantially in the form of Exhibit XI annexed hereto from the initial agent for service of process designated by Company in subsection 10.17.

     N. Evidence of Insurance. Collateral Agent shall have received an Officers' Certificate of Company setting forth a schedule of insurance with respect to each of the insurance policies required pursuant to subsection 6.4 hereof, and Collateral Agent shall be satisfied with the nature and scope of these insurance policies and each such insurance policy shall name Collateral Agent on behalf of Lenders as loss payee and shall have a lender's loss payable endorsement in form acceptable to Administrative Agent.

     O. No Material Adverse Effect. Since December 31, 1997, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.

     P. Solvency Certificate. On or before the Closing Date, Company shall have delivered a certificate of the chief financial officer of Company, substantially in the form of Exhibit XVI annexed hereto, with appropriate attachments, demonstrating that, after giving effect to the transactions contemplated by this Agreement, the fair salable value of the

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assets of Company will not be less than the probable liability on its debts, that Company will be able to pay its debts as they mature and that Company will not have unreasonably small capital to conduct its business, all in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders.

     Q.   Representations and Warranties; Performance of Agreements.
(i) Company shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders and (ii) each Subsidiary shall have delivered to Administrative Agent an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties of such Subsidiaries set forth in the Subsidiary Guaranty and the Subsidiary Pledge and Security Agreement are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that such Subsidiaries shall have performed in all material respects all agreements and satisfied all conditions which the Subsidiary Guaranty and the Subsidiary Pledge and Security Agreement provide shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

     R. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

4.2  Conditions to All Loans.

     The obligations of Lenders to make Loans on each Funding Date shall be subject to the following further conditions precedent:

     A. With respect to any Additional Credit Loans, the conditions precedent specified in subsection 4.5 shall have been satisfied with respect to the applicable Additional Credit Commitment.

     B. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the

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above-described officers on behalf of Company in a writing delivered to
Administrative Agent.

     C.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the Loans made upon the Closing Date, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.


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4.3  Conditions to Letters of Credit.

     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Request to Issue a Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2C shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4 Additional Conditions to Additional Credit Loans and Revolving Loans to Fund Acquisitions.

     The obligations of Lenders to make Additional Credit Loans and Revolving Loans in connection with any Acquisition shall be subject to the effectiveness of this Agreement pursuant to subsection 4.1 and, in addition to, but without duplication of, the conditions precedent specified in subsection 4.2 (and in the case of Additional Credit Loans only, subsection 4.5), shall be subject to prior or concurrent satisfaction of the following conditions (it being understood and agreed that Company shall not be required to comply with the conditions set forth in this subsection 4.4 (other than the conditions set forth in subsection 4.4B) with respect to any Additional Credit Loans or Revolving Loans made in connection with an Acquisition solely of an LMA):

     A. Credit Party Documents. On or before each Acquisition Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated such Acquisition Closing Date:

          (i) Certified copies of each Acquisition Subsidiary's Certificate of Incorporation or other charter documents, together with a good standing certificate from the Secretary of State of the state of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to such Acquisition Closing Date;


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          (ii)  Copies of each Acquisition Subsidiary's Bylaws, certified as of such Acquisition Closing Date by such Credit Party's corporate secretary or an assistant secretary;

          (iii) Resolutions of each Acquisition Subsidiary's Board of Directors approving and authorizing the execution, delivery and performance of each of the Loan Documents to which it is a party, certified as of such Acquisition Closing Date by such Credit Party's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of each Acquisition Subsidiary's officers executing any of the Loan Documents;

          (v) Executed originals of counterparts to the Guaranty and the Subsidiary Pledge and Security Agreement and the other Loan Documents and Collateral Documents that may be required under subsection 4.4H and 4.4I; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     B. Delivery of Acquisition Agreement. The form and substance of the applicable Acquisition Agreement shall be in all respects reasonably satisfactory to Administrative Agent, and Company shall have delivered to Administrative Agent true and complete copies of such Acquisition Agreement, including any amendments, modifications and supplements thereto and the other documents delivered in connection therewith as of such Acquisition Closing Date (which shall be in form reasonably satisfactory to Administrative Agent), certified by an officer of Company.

     C. Acquisition. Concurrent with the making of the Additional Credit Loans or Revolving Loans, as the case may be, the Acquisition shall become effective in accordance with the applicable Acquisition Agreement, without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Administrative Agent.

     D. Delivery of Opinions of Counsel. On or before each Acquisition Closing Date, Company shall obtain and deliver for Administrative Agent and Lenders originally executed copies of the favorable written opinions of each of the counsel referred to in the applicable Acquisition Agreement, in form and substance satisfactory to Administrative Agent and its counsel, dated as of such Acquisition Closing Date, as to the matters specified in such agreements, and each such opinion of counsel shall state that Administrative Agent and Lenders are entitled to rely thereon.

     E. Licenses Transfer. (i) All necessary FCC Licenses with respect to any radio or television broadcast station to be acquired in connection with such Acquisition shall be in full force and effect, (ii) the applicable FCC Consent shall have been obtained in form and substance satisfactory to Administrative Agent and either (x) such FCC Consent and all other Governmental Authorizations from the FCC required in connection with such


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acquisition shall not have been reversed, stayed, enjoined, set aside, annulled or suspended and the time for filing a request for administrative or judicial relief with respect to such consent, or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review sua sponte, such filing or review sua sponte shall have been disposed of favorably to the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed (with respect to any FCC License, including, without limitation, the Company FCC Licenses, referred to herein as a ``Final Order''), or (y) Administrative Agent and Requisite Lenders shall not have notified Company that they have determined, in their sole discretion, that there is a reasonable basis for concluding that such FCC Consent may not become a Final Order in due course, and (iii) the transfer of the related FCC Licenses to the applicable License Co. shall have been consummated.

     F. Environmental Audit. On or before each Acquisition Closing Date, Company shall have delivered copies of each environmental audit report or such other information as Administrative Agent may reasonably request relating to the interests of any Acquisition Subsidiary in the Acquisition Assets, all of the foregoing to be in form and substance reasonably satisfactory to Administrative Agent.

     G. Acquisition Assets and Liabilities. As of each Acquisition Closing Date the Acquisition Assets acquired pursuant to the consummation of the applicable Acquisition Agreement shall be free and clear of all Liens (other than Permitted Encumbrances and Liens created pursuant to the Collateral Documents) and all assets and liabilities assumed by Company and any Acquisition Subsidiary pursuant to such Acquisition Agreement shall be reasonably acceptable to Administrative Agent.

     H. Delivery of Mortgages; Mortgage Policies. Administrative Agent shall have received (A) from each Acquisition Subsidiary (other than any License Co.) fully executed and acknowledged Subsidiary Mortgages, in each case in form and substance reasonably satisfactory to Administrative Agent and its counsel, and each Acquisition Subsidiary (other than any License Co.) shall execute and deliver such other agreements, instruments and documents as Administrative Agent may reasonably require in order to effect a valid, perfected and enforceable first priority lien (subject to any Liens permitted hereby) and security interest in favor of Collateral Agent on behalf of Lenders in all of such Person's interests in real property, whether fee or leasehold interests, and all improvements now or hereafter located thereon (each such property, an ``Acquired Mortgaged Property''), (B) a Landlord Consent Letter with respect to each Subsidiary Mortgage on a Lease forming part of the Acquired Mortgaged Property, and (C) a Lender's Policy issued by a company or companies satisfactory to Administrative Agent, in an amount reasonably acceptable to Administrative Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations of Company are secured by a valid first Lien on the Acquired Mortgaged Properties subject only to the title exceptions approved by Administrative Agent, and (ii) Company is current in the payment of all applicable state and local taxes, charges and assessments affecting the Acquired Mortgaged Property. The Lender's Policy shall contain,


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to the extent available, (1) a comprehensive lender's endorsement, (2) a broad form zoning endorsement, including parking, (3) a survey accuracy endorsement,
(4) a usury endorsement, (5) appropriate encroachment endorsements, (6) a tie-in endorsement, (7) a last-dollar endorsement, (8) a variable rate endorsement,
(9) a revolving loan endorsement, (10) an endorsement with respect to the amendment of the Obligations effected or contemplated hereby and (11) such other endorsements as Collateral Agent deems necessary or advisable, all in form and substance satisfactory to Collateral Agent. No title indemnities shall be established in connection with the issuance of the Lender's Policy. Administrative Agent shall have received evidence satisfactory to Administrative Agent as to whether (a) the Acquired Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a ``Flood Hazard Property'') and (b) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program; and, if such Acquired Mortgaged Property contains any Flood Hazard Property, Administrative Agent shall have received the applicable Acquisition Subsidiary's, as the case may be, written acknowledgement of receipt of written notification from Administrative Agent (x) as to the existence of such Flood Hazard Property and (y) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

     I. Security Interests. To the extent not otherwise satisfied pursuant to subsection 4.1B, each Credit Party shall have taken or caused to be taken (and Collateral Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Collateral Agent has a valid and perfected first priority security interest (subject to any Liens permitted hereby) as of such date in the entire Acquisition Assets to the extent provided for in the Collateral Documents. Such actions shall include, without limitation,
(i) delivery to Collateral Agent of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent) representing the partnership interests, to the extent such interests are evidenced by certificates, and capital stock pledged pursuant to the Collateral Documents and delivery to Collateral Agent of all other instruments (duly endorsed where appropriate) evidencing the Acquisition Assets, as applicable, (ii) filing of Uniform Commercial Code financing statements as to the Acquisition Assets for all jurisdictions as may be necessary or desirable to perfect Lenders security interests in the Acquisition Assets, and (iii) delivery of all other evidence reasonably satisfactory to Collateral Agent that all other filings, recordings and other actions Collateral Agent deems reasonably necessary or advisable to establish, preserve and perfect the first priority Liens granted to Collateral Agent on behalf of Lenders shall have been made.

     J. Delivery of Compliance Certificate. On each Acquisition Closing Date, Company shall have delivered a Compliance Certificate, substantially in the form of Exhibit VI hereto, demonstrating in reasonable detail compliance, on a Pro Forma Basis, by Company and its Subsidiaries as of such Acquisition Closing Date with the restrictions set forth in Section 7.

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     K.   Evidence of Insurance.  Collateral Agent shall have received an
Officers' Certificate of Company setting forth a schedule of insurance with respect to each of the insurance policies required pursuant to subsection 6.4 hereof, and Collateral Agent shall be satisfied with the nature and scope of these insurance policies and each such insurance policy shall name Collateral Agent on behalf of Lenders as loss payee.

     L. Delivery of Solvency Certificate. On or before each Acquisition Closing Date, Company shall have delivered a certificate of the chief financial officer of Company, substantially in the form of Exhibit XVI annexed hereto, with appropriate attachments, demonstrating that, after giving effect to the transactions contemplated by this Agreement, including the making of the Loans on such Acquisition Closing Date and the application of proceeds as contemplated herein, the fair salable value of the assets of Company will not be less than the probable liability on its debts, that Company will be able to pay its debts as they mature and that Company will not have unreasonably small capital to conduct its business, all in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders.

     M. Delivery of Opinions of Credit Parties Counsel. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of (i) each of the local counsel to Company in the jurisdictions where the Acquisition Assets are located, in form and substance reasonably satisfactory to Administrative Agent and their counsel, dated as of the applicable Acquisition Closing Date and as to such matters as Administrative Agent may reasonably request, and (ii) Company's FCC counsel acceptable to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, as to such matters as Administrative Agent may reasonably request.

     N. Officer's Certificate. Company shall have delivered an Officer's Certificate in form and substance satisfactory to Administrative Agent containing supplements to the Schedules to this Agreement, which supplements shall in all respects be satisfactory to Administrative Agent, in its sole discretion, and certifying that the representations and warranties of Company set forth herein are true and correct as of the applicable Acquisition Closing Date after giving effect to the related Acquisition and such supplements to the Schedules hereto.

     O. Additional Requirements. Company shall have complied with each of the requirements set forth in subsection 7.7(vi).

4.5  Conditions to Additional Credit Commitments.

     The effectiveness of any Additional Credit Commitment shall be subject to the effectiveness of this Agreement pursuant to subsection 4.1 and shall be subject to prior or concurrent satisfaction of the following conditions:


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     A.   Company Documents.  On or before the applicable Additional Credit
Facility Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated such Additional Credit Facility Closing Date:

          (i) Certified copies of Company's Certificate of Incorporation or other charter documents, together with a good standing certificate from the Secretary of State of the state of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to such Additional Credit Facility Closing Date;

          (ii) Copies of Company's Bylaws, certified as of such Additional Credit Facility Closing Date by Company's corporate secretary or an assistant secretary;

          (iii) Resolutions of Company's Board of Directors approving and authorizing the execution, delivery and performance of such Additional Credit Facility Supplement and any other Loan Documents to be executed in connection therewith, certified as of the Additional Credit Facility Closing Date by Company's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of Company's officers executing such Additional Credit Facility Supplement and any other Loan Documents to be executed in connection therewith;

          (v) Executed originals of the applicable Additional Credit Facility Supplement, the applicable Additional Credit Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each applicable Additional Credit Lender and with appropriate insertions) and the other Loan Documents, any amendments to the Mortgages that may be required because of the increase in the Commitments, and any amendments to the Collateral Documents that may be required under subsection 4.5C; and

          (vi) Such other documents as Administrative Agent may reasonably request.

     B. Opinions of Company's Counsel. Administrative Agent shall have received, for distribution to Lenders and their respective counsel, originally executed copies of one or more favorable written opinions of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the applicable Additional Credit Facility Closing Date and setting forth substantially such matters as Administrative Agent acting on behalf of Lenders may reasonably request.

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     C.   Collateral Documents. Each Credit Party shall have taken or caused to be taken all actions specified in subsections 4.1B, 4.1C and 4.1L as if such subsections applied as of the Additional Credit Facility Closing Date.

     D. Compliance Certificate; Satisfaction of Debt Incurrence Ratios. On the applicable Additional Credit Facility Closing Date, Company shall have delivered to Administrative Agent (i) a Compliance Certificate, substantially in the form of Exhibit VI hereto, demonstrating in reasonable detail compliance, on a pro forma basis by Company and its Subsidiaries as of such Additional Credit Facility Closing Date with the restrictions set forth in Section 7 and (ii) a certificate of the chief financial officer of Company stating that, as of the Closing Date, Company is able to incur an aggregate amount of debt at least equal to the Loans as of such date (after giving effect to any Loans to be drawn on such date) without causing an event of default or event or condition that, after notice or the lapse of time, or both, would become an event of default under the Existing Subordinated Note Documents or the documents relating to any Additional Subordinated Indebtedness, and shall demonstrate in reasonable detail satisfaction on a pro forma basis as of the Closing Date by Company and its Subsidiaries of the debt incurrence tests set forth in Section 1008 of the 10-3/8% Subordinated Note Indenture, Section 1008 of the 9-3/8% Subordinated
Note Indenture, Section 1008 of the 8-7/8% Subordinated Note Indenture and any comparable provision of any documents relating to Additional Subordinated Indebtedness.

     E. Solvency Certificate. On or before the applicable Additional Credit Facility Closing Date, Company shall have delivered to Administrative Agent a certificate of the chief financial officer of Company, substantially in the form of Exhibit XVI annexed hereto, with appropriate attachments, demonstrating that, after giving effect to the Additional Credit Commitment and the transactions contemplated by this Agreement, the fair salable value of the assets of Company will not be less than the probable liability on its debts, that Company will be able to pay its debts as they mature and that Company will not have unreasonably small capital to conduct its business, all in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders.


                                      SECTION 5.
                       COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries.

     A. Organization and Powers. Each Credit Party (other than QC III) is a corporation duly organized, validly existing and in good standing under the laws of its state

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of incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party, to carry out the transactions contemplated hereby and thereby and, in the case of Company, to issue and pay the Notes. QC III is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

     B. Qualification and Good Standing. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

     D. Subsidiaries. All of the Subsidiaries of Company as of the Closing Date are identified in Schedule 5.1 annexed hereto, as it may be supplemental pursuant to subsection 4.4N. The capital stock of each of the Subsidiaries of Company (other than QC III) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock.
Schedule 5.1 annexed hereto, as it may be supplemented pursuant to subsection 4.4N, correctly sets forth the ownership interest of Company in each of its Subsidiaries identified therein.

     E. Acquisitions. Company and each Subsidiary making any Acquisition shall have the corporate, partnership or other power to consummate such Acquisition upon the consummation thereof, on the terms set forth in the applicable Acquisition Agreement. Upon the consummation of any Acquisition, such Acquisition shall have been duly authorized by all necessary action of Company and any of its Subsidiaries participating therein.

5.2  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes and Intercompany Notes have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of each Credit Party party thereto.

     B. No Conflict. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents and the issuance of the Subordinated Indebtedness and, from and after any Acquisition Closing


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Date, the consummation of the related Acquisition, do not and will not
(i) violate any provision of any law or any governmental rule or regulation applicable to Company or any other Credit Party, the Certificate of Incorporation, other charter documents or Bylaws of Company or any other Credit Party, or any order, judgment or decree of any court or other agency of government binding on Company or any other Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any other Credit Party,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any other Credit Party, (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any other Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date (or, in the case of an Acquisition, on or before the applicable Acquisition Closing Date) and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by each Credit Party of the Loan Documents, and the Existing Subordinated Note Documents to which it is a party, the issuance, delivery and payment of the Notes, the issuance, delivery and payment of the Existing Subordinated Notes pursuant to the Existing Subordinated Note Documents, and the consummation of the transactions contemplated by the Loan Documents and the Existing Subordinated Note Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for
(i) such consents, approvals, filings, recordations and registrations as contemplated by the Collateral Documents in order to perfect, continue or enforce the security interests in the Collateral thereunder, (ii) routine corporate filings to maintain the corporate good standing of Company and its Subsidiaries, (iii) filing of the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement with the FCC, (iv) the consents of the FCC set forth under subsection 6.14 and (v) with respect to any Acquisition, such consents, filings, approvals and authorizations as shall have been made or obtained prior to the consummation of such Acquisition.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Credit Party party thereto and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Company Common Stock, Convertible Preferred Stock, Exchangeable Preferred Stock and Subordinated Indebtedness. The Company Common Stock, Convertible Preferred Stock and Exchangeable Preferred Stock has been duly and validly issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional Securities of Company. The Existing Subordinated Note Documents (and all other Subordinated Indebtedness) are the legally


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


valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Existing Subordinated Note Documents (and all other Subordinated Indebtedness) will be enforceable against the holders thereof and the Loans and all other monetary Obligations of Company hereunder are and will be within the definition of ``Senior Debt'' included in such provisions, to the extent that they are obligations of Company in respect of principal, interest, reimbursements of amounts drawn under Letters of Credit, penalties, fees, expenses, indemnification or other reimbursements. The issuance and sale of the Company Common Stock, the Convertible Preferred Stock, Exchangeable Preferred Stock and the Subordinated Indebtedness either (a) has been registered or qualified under applicable federal and state securities laws or (b) was exempt therefrom.

5.3  Financial Condition.

     Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at March 31, 1998 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, Company does not (and will not following the funding of the Loans, if any, to be made on the Closing Date) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.4  No Material Adverse Change; No Restricted Junior Payments.

     Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since the 1993 Closing Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

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5.5  Title to Properties; Liens.

     Company and its Subsidiaries have good, sufficient and legal title to all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6  Litigation; Adverse Facts.

     There is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or
(ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.7  Payment of Taxes.

     Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements.

     A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.


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     B.   Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which contains any overly burdensome or restrictive provision, the compliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

5.9  Governmental Regulation.

     Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 Securities Activities.

     Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11 Employee Benefit Plans.

     A. Company and each of its ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

     B.   No ERISA Event has occurred or is reasonably expected to occur.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

5.12 Certain Fees.

     Except as set forth on Schedule 5.12 annexed hereto, as it may be supplemented pursuant to subsection 4.4N, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any


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claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 Environmental Protection.

     Except as set forth in Schedule 5.13 annexed hereto (as it may be supplemented pursuant to subsection 4.4N):

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

         (iii) neither Company nor any of its Subsidiaries has received
     (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or
     (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

          (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

         (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any

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


     notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

        (viii) no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

          (x) no underground storage tanks or surface impoundments are on or at any Facility; and

          (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14 Employee Matters.

     There is no strike or work stoppage in existence or, to Company's knowledge, threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 Disclosure.

     No representation or warranty of Company or any other Credit Party contained in any Loan Document, any New Subordinated Note Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any such Credit Party for use in connection with the transactions contemplated by this Agreement (including any Acquisition), the other Loan Documents and the New Subordinated Note Documents contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from


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

the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.16 Regulation of Lenders.

     None of Administrative Agent, Collateral Agent nor any Lender will, by reason of the execution, delivery and performance (other than the exercise of remedies) of any of the Loan Documents, be subject to the regulation or control of the FCC or any other Communications Regulatory Authority.

5.17 Applicable Law.

     Company and each other Credit Party is in compliance with the requirements of all applicable laws, rules, regulations, orders, applications, reporting and licensing requirements of all governmental authorities (including, without limitation, all Communications Regulatory Authorities) except for violations thereof which could not reasonably be expected to have a Material Adverse Effect; and none of Company nor any other Credit Party is the subject of any outstanding citation order or investigation by any Communications Regulatory Authority which could reasonably be expected to have a Material Adverse Effect, and no such citation, order or investigation (excluding any rule making proceeding of general applicability) which could reasonably be expected to have a Material Adverse Effect, to the knowledge of Company, is contemplated by any Communications Regulatory Authority.

5.18 FCC Licenses and Approvals.

     A. Each of Company and each other Credit Party has all requisite power and authority and necessary licenses, authorizations, waivers and permits (the ``FCC Licenses'') required under the Communications Act to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted (other than, for the period prior to any Acquisition Date, with respect to any properties or businesses to be acquired in connection with such Acquisition).

     B. Set forth in Schedule 5.18, as it may be supplemented pursuant to subsection 4.4N to include the FCC Licenses acquired in connection with any Acquisition, is a complete list of all FCC Licenses of Company and each other Credit Party. Such list correctly sets forth the termination date of each such FCC License. Each such FCC License which is materially necessary to the operation of the business of any such Person is validly issued and in full force and effect, and constitutes in all material respects, all of the authorization from any Communications Regulatory Authority necessary for the operation of such Person's business in the same manner as it is presently conducted and as proposed to be conducted. Each of Company and each other Credit Party has taken all material actions and performed all of its material obligations that are necessary to maintain such

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FCC Licenses without adverse modification or impairment, and complete and correct copies of the FCC Licenses of each such Person have been delivered to Administrative Agent. No event has occurred which (a) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment or termination of or any order of forfeiture with respect to, any FCC License or (b) materially and adversely affects or in the future may (so far as any Credit Party can now reasonably foresee) materially adversely affect any of the rights of Company or any other Credit Party of such Person thereunder. Except as set forth in Schedule 5.18, as it may be supplemented pursuant to subsection 4.4N to include the FCC Licenses acquired in connection with any Acquisition, none of the FCC Licenses requires that any present stockholder, director, officer or employee of Company or any other Credit Party remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.

     C. Neither Company nor any other Credit Party is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any such Person. Neither Company nor any other Credit Party has any reason to believe (other than in connection with there being no legal assurance thereof) that the FCC Licenses listed and described in Schedule 5.18 as it may be supplemented pursuant to subsection 4.4N to include the FCC Licenses acquired in connection with the any Acquisition, will not be renewed in the ordinary course. Each of Company and each other Credit Party, as applicable, has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses.

     D. None of the facilities used in connection with the Credit Parties' radio or television broadcasting operations (including without limitation, the transmitter and tower sites owned or used by Company or any of its Subsidiaries) violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

     E. Each Ownership Report filed by the Company and its Subsidiaries with the FCC was true, correct and complete in all material respects as of the date of such filing.

5.19 Real Property.

     Neither Company nor any of its Subsidiaries owns any interest in real property other than the real property interests and the leases identified in
Schedule 5.19 annexed hereto,


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as it may be supplemented pursuant to subsection 4.4N to include any real property interest acquired by any Credit Party pursuant to any Acquisition.
Schedule 5.19, as so supplemented, accurately states all real property interests held by the Credit Parties.

5.20 Insurance.

     Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations all as determined by the officers of the Company in their reasonable discretion. Attached as Schedule 5.20 hereto, as it may be supplemented pursuant to subsection 4.4N, is a complete and accurate description of all policies of insurance that are in effect for Company and its Subsidiaries.

5.21 Intellectual Property

     A. Company and its Subsidiaries own, or are licensed to use, the Intellectual Property and all such Intellectual Property is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.

     B. No material claim has been made, or to the best knowledge of Company, asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Company or any of its Subsidiaries that are material to Company or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Company or any of its Subsidiaries.

5.22 Loans Permitted under Subordinated Debt Documents.

     All outstanding Loans are, and since the date of borrowing thereof have been, and all Loans requested hereunder will be at the time of such request, either (i) expressly permitted under the terms of Section 1008(i) of the 10-3/8% Subordinated Note Indenture, Section 1008(i) of the 9-3/8% Subordinated Note Indenture, Section 1008(i) of the 8-7/8% Subordinated Note Indenture or any comparable provision of any documents evidencing Additional Subordinated Indebtedness or (ii) debt permitted under the debt incurrence tests set forth in
Section 1008 of the 10-3/8% Subordinated Note Indenture, Section 1008 of the 9-3/8% Subordinated Note, Section 1008 of the 8-7/8% Subordinated Note Indenture or

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any comparable provision of any documents relating to Additional Subordinated
Indebtedness.

5.23 Outstanding Loans.

     None of the Mortgages have become unenforceable as a result of the failure to pay any additional mortgage recording tax, documentary stamp tax, tax on intangibles, or other similar taxes due to any state or local governmental authority by reason of the borrowing, repayment or prepayment, and subsequent reborrowing of any Loans.

5.24 Year 2000.

     Company and its Subsidiaries have taken all timely action necessary to assure that on and after January 1, 2000, their computer based systems are able to process data effectively, including dates, except in respect of any such computer based system where the absence of such ability to so process data could not reasonably be expected to have a Material Adverse Effect.

                                      SECTION 6.
                           COMPANY'S AFFIRMATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.

     Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

          (i) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsec-


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

     tion 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter;

          (ii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated (and, at the request of any Lender, consolidating) balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and, at the request of any Lender, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated,
     (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

         (iii) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that


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

     constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, except that with respect to the restrictions contained in subsection 7.6, such Compliance Certificate shall demonstrate in reasonable detail compliance at the end of the applicable accounting periods only;

          (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
     (i), (ii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for
     (y) the current Fiscal Year to the effective date of such change and
     (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a Pro Forma Basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii) or
     (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change.

          (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents (other than the Collateral Documents but including the Subsidiary Guaranty) as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and
     (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision
     (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
     (iii) above for
     the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vi) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

         (vii) SEC Filings; Press Releases and FCC Notices: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries, (d) any non-routine correspondence or official notices received by Company or any other Credit Party from any federal, state or local governmental authority which regulates the operations of Company or any such Credit Party, and (e) all Ownership Reports filed with the FCC.

        (viii) FCC Licenses, etc.:  promptly upon receipt of notice of
     (a) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any FCC License held by Company or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such FCC License, or (b) any refusal by any governmental agency or authority (including, without limitation, the FCC) to renew or extend any such FCC License, an Officers' Certificate specifying the nature of such event, the period of existence thereof, and what action Company and its Subsidiaries are taking or propose to take with respect thereto;

          (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission


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     on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, ``Proceedings'') not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within ten days after the end of each fiscal quarter of Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $5,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices:  with reasonable promptness, copies of
     (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;


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

     and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

        (xiii) Financial Plans: as soon as practicable and in any event no later than 45 days after the end of each Fiscal Year, a consolidated plan and financial forecast for the next succeeding Fiscal Year through Fiscal Year 2005, including without limitation (a) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with a pro forma Compliance Certificate for the first such Fiscal Year, a computation showing pro forma compliance with subsection 7.6 for each subsequent Fiscal Year through Fiscal Year 2005 and an explanation of the assumptions on which such forecasts are based,
     (b) the amount of forecasted working capital needs and forecasted unallocated overhead for each such Fiscal Year, and (c) such other information and projections (including, without limitation, forecasted consolidating balance sheets and consolidating statements of income) as any Lender may reasonably request;

          (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

         (xvi) Broadcast Ratings: promptly upon request by Administrative Agent or any Lender, copies of summaries of the most recent broadcast and rating reports prepared by A.C. Nielsen Company and received by Company with respect to Company's and its Subsidiaries' broadcast stations.

        (xvii) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company or any of its Subsidiaries; and

       (xviii) Programming Obligations: as soon as available or in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year and within 90 days after the end of each Fiscal Year, the aggregate amount of Programming Obligations as of the end of each fiscal quarter, at the request of Administrative Agent such information to identify the Programming Obligations of each broadcast station, and to include, with respect to each such obligation, without limitation, its amount and the obligor thereof, all in reasonable detail and certified by the chief financial officer of Company.


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


         (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  Corporate Existence, etc.

     Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises (including, without limitation, all FCC Licenses) material to its business.

6.3  Payment of Taxes and Claims; Tax Consolidation.

     A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance.

     A. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Administrative Agent for the benefit of Lenders as the loss payee thereunder with a standard lender's loss payable endorsement for amounts in excess of $1,000,000 and shall provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

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     B.   If any portion of any Mortgaged Property or any Acquired Mortgaged
Property is situated in an area now or subsequently designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994, and as further amended from time to time, then the types of insurance that Company is required to maintain or cause to be maintained shall include flood insurance in such amounts as Administrative Agent shall require, but not less than the amount required by law. If Company fails to obtain flood insurance as required, Administrative Agent may purchase such flood insurance, and Company shall pay all premiums and other costs and expenses incurred by Administrative Agent.

6.5  Inspection; Lender Meeting.

     Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6  Compliance with Laws, etc.; Maintenance of FCC Licenses.

     Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including any Communications Regulatory Authority), including, without limitation, the Communications Act, noncompliance with which could reasonably be expected to cause a Material Adverse Effect. Company shall obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, all licenses, permits, franchises or other Governmental Authorizations and approvals (including, without limitation, the FCC Licenses) necessary to own, acquire or dispose of their respective Properties, to conduct their respective businesses or to comply with the FCC's or any other Communications Regulatory Authority's construction, operating and reporting requirements, the violation of which or the failure to obtain or maintain which could reasonably be expected to have a Material Adverse Effect.

6.7  Environmental Disclosure and Inspection.

     A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy

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agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

     B. Company agrees that Administrative Agent may, from time to time and in its sole and absolute discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility then owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities then owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Collateral Agent, Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report,
(ii) neither Collateral Agent, Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Collateral Agent, Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or


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

use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

     D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and
(ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

     E. Company shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  Company's Remedial Action Regarding Hazardous Materials.

     Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.9  Environmental Indemnity.

     Company shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless each Indemnitee from and against any action, suit, proceeding, claim or loss suffered or incurred by that Indemnitee under or on account of any Environmental Laws or Release of any Hazardous Materials relating to the Facilities other than, and only to the extent that, such liability is a result of the gross negligence or willful misconduct of the Indemnitee.

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6.10 Interest Rate Protection.

     Company shall promptly take all necessary action so that at all times not less than 50% of the aggregate Indebtedness of the Company is either (i) Indebtedness for which the interest rate with respect thereto is fixed from the date of issuance thereof through maturity or (ii) protected by Interest Rate Agreements, which Interest Rate Agreements shall be in form and substance satisfactory to Administrative Agent and shall have the effect of establishing a maximum interest rate acceptable to Administrative Agent and shall be of a duration acceptable to Administrative Agent.

6.11 Real Estate Leases.

     Company and its Subsidiaries shall keep in full force and effect the Leases (other than, subject to the provisions of subsection 6.12, the KBVO Lease and that certain Lease Agreement dated July 7, 1966 between WXON, Inc. (as successor in interest to WXON-TV, Inc. and United Broadcasting Company, Inc.) and Paramount Stations Group, Inc. (as successor in interest to Kaiser Broadcasting Corporation and Field Communications Corporation) as amended through the date hereof. Company shall provide Administrative Agent with a copy of any notice of default under any of the Leases, received by Company or any of its Subsidiaries.

6.12 After-Acquired Real Property Security.

     In the event that Company or any of its Subsidiaries purchases or otherwise acquires any interest in real property after the Closing Date, or any interests arising under a lease, then Company shall and shall cause its Subsidiaries to, concurrently with such purchase or other acquisition, execute and deliver all Collateral Documents and take all other action that Administrative Agent or Requisite Lenders may request to grant to Collateral Administrative Agent, on behalf of Lenders, as security for the Obligations, a first priority Lien (subject to Liens permitted hereunder) on all such real property interests; provided that this subsection 6.12 shall not be construed to permit any transaction otherwise prohibited by the terms of this Agreement.

6.13 New Subsidiaries.

     In the event that Company or any of its Subsidiaries effects an Investment resulting in the acquisition by Company of a new Subsidiary (a ``New Subsidiary''), Company shall promptly cause the following to occur:

          (i) The New Subsidiary shall execute and deliver a counterpart of the Subsidiary Guaranty pursuant to which such New Subsidiary shall become jointly and severally liable as a Guarantor under the Subsidiary Guaranty and shall assume all obligations as a ``Contributor'' under such Subsidiary Guaranty. Company or any Subsidiary shall assume all obligations as a ``Pledgor'' under the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement, as


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


     applicable, including the obligation to pledge all equity interests of its direct Subsidiaries to Collateral Agent on behalf of Lenders;

          (ii) Company shall cause the New Subsidiary to execute and deliver a promissory note evidencing all intercompany Indebtedness owed by such New Subsidiary to Company and cause such promissory note to be pledged to Collateral Agent on behalf of Lenders under the Borrower Pledge and Security Agreement;

         (iii) The New Subsidiary shall execute and deliver a counterpart to the Subsidiary Pledge and Security Agreement and such other Collateral Documents as Administrative Agent or Requisite Lenders may request, including without limitation, such Collateral Documents as may be required to grant a first priority Lien (subject to Liens permitted hereunder) on any real property interests of such New Subsidiary; and

          (iv) If requested by Administrative Agent and Requisite Lenders, opinion(s) of counsel covering the matters described in clauses (i), (ii) and (iii) above, substantially in the form of opinions as to similar matters given pursuant to subsection 4.1 and otherwise in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders shall be delivered to Administrative Agent, Collateral Agent and each Lender.

6.14 Receipt of WEEK FCC Consent.

     On or before June 30, 1998, Company shall have obtained the WEEK FCC Consent. The Company FCC Licenses shall have been transferred to WEEK-TV License, Inc. no later than 30 days subsequent to the issuance of the WEEK FCC Consent.

6.15 Ownership Reports.

     The Ownership Reports for any television broadcasting station acquired in connection with an Acquisition reflecting the acquisition of such radio or television broadcasting station by Company shall be filed with the FCC within a period of 30 days after the relevant Acquisition Closing Date.

6.16 Year 2000.

     Company and its Subsidiaries will take all timely action necessary to assure that on and after January 1, 2000, their computer based systems are able to process data effectively, including dates, except in respect of any such system where the absence of such ability to so process data could not reasonably be expected to have a Material Adverse Effect.


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                                      SECTION 7.
                             COMPANY'S NEGATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

         (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.8;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that
     (a) all such intercompany Indebtedness shall be evidenced by an Intercompany Note, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under the Subsidiary Guaranty shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          (v) Company may remain liable with respect to the Existing Subordinated Notes;

          (vi) Each of Company's Subsidiaries may become and remain liable under the Subsidiary Guaranty;


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         (vii) Company may become and remain liable with respect to
     Indebtedness in respect of the Interest Rate Agreements required under subsection 6.10;

        (viii) Company and its Subsidiaries may become and remain liable with respect to trade accounts payable and other accrued liabilities in the ordinary course of business (to the extent such trade accounts payable and other accrued liabilities constitute Indebtedness) in an aggregate amount at any time outstanding not to exceed $500,000 (exclusive of Programming Obligations);

          (ix) Company and its Subsidiaries may become and remain liable with respect to additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $7,500,000;

          (x) Company and its Subsidiaries may become and remain liable with respect to Programming Obligations; and

          (xi) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may from time to time following the Closing Date issue debt Securities subordinate in right and time of payment to the Obligations (the ``Additional Subordinated Indebtedness''); provided that
     (a) such Additional Subordinated Indebtedness is unsecured, (b) the maturity of such Additional Subordinated Indebtedness is no earlier than December 31, 2005, (c) such Additional Subordinated Indebtedness includes representations and warranties, covenants, events of default and other provisions that are not more restrictive or burdensome to Company than any other Subordinated Indebtedness, (d) the subordination provisions of such Additional Subordinated Indebtedness are no less favorable to the Lenders than the subordination provisions of any other Subordinated Indebtedness,
     (e) the mandatory redemption, retirement, sinking fund or payment provisions of such Additional Subordinated Indebtedness do not require redemption, repurchase or payment of any amount in any circumstances which any other Subordinated Indebtedness would not require redemption, repurchase or similar payment of any amount, (f) Company can demonstrate in form and substance satisfactory to Administrative Agent that, immediately after giving effect to such Additional Subordinated Indebtedness, Company is in compliance on a Pro Forma Basis with all covenants set forth in
     Section 6 and 7 of this Agreement through the Revolving Loan Commitment Termination Date, and (g) Company applies the Net Debt Proceeds of such Additional Subordinated Indebtedness to prepay the Loans and reduce the Commitments pursuant to subsection 2.4B(iii)(c) to the extent required thereby.

7.2  Liens and Related Matters.

     A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Liens created under the Loan Documents;

         (iii) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by Company or any Subsidiary (hereinafter referred to individually as a ``Purchase Money Security Interest''); provided, however, that:

               (a) the aggregate amount of Indebtedness outstanding at any time secured by Purchase Money Security Interests shall not exceed $3,000,000;

               (b) the transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

               (c) any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of Company, or, as the case may be, a Subsidiary;

               (d) the Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by Company or any Subsidiary; and

          (iv) Liens securing the fees owed by Company to the trustee pursuant to the terms of the 9-3/8% Subordinated Note Indenture, the 10-3/8% Subordinated Note Indenture, the 8-7/8% Subordinated Note Indenture and any indenture governing any Additional Subordinated Indebtedness permitted to be incurred pursuant to subsection 7.1(xi), respectively; provided that the obligation of Company to pay such fees is subordinate in right, time and payment to the payment in full of the Obligations.

     B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by


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

such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than the New Subordinated Note Indenture) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, in the 9-3/8% Subordinated Note Indenture, the 10-3/8% Subordinated Note Indenture, the 8-7/8% Subordinated Note Indenture and any indenture governing any Additional Subordinated Indebtedness permitted to be incurred pursuant to subsection 7.1(xi), Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or
(iv) transfer any of its property or assets to Company or any other Subsidiary of Company other than such restriction included in a contract entered into in the ordinary course of business and consistent with past practice that contains provisions restricting the assignment of such contract.

7.3  Investments; Joint Ventures.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv) and may maintain such loans originally incurred pursuant to subsection 7.1(iv);

         (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures in the ordinary course of business with respect to the businesses owned by Company and its Subsidiaries as of the Closing Date and any businesses acquired as the result of any Acquisition in accordance with the provisions of subsection 7.7(vi);

          (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

          (v) Company may continue to own the Investments made in connection with any acquisition consummated on or before the Closing Date pursuant to an Acquisition Agreement;

          (vi) Company may make and maintain equity Investments in any wholly-owned Subsidiary of Company or any Person which, upon the making of such Investment, becomes a wholly-owned Subsidiary of Company;

         (vii) Company's Subsidiaries may make and maintain equity
     Investments in Company and, to the extent permitted by subsection 7.5, make, maintain and cancel Investments in the Existing Subordinated Notes, the Convertible Preferred Stock and the Exchangeable Preferred Stock;

        (viii) Company may make and maintain Investments in respect of Interest Rate Agreements to the extent required under subsection 6.10;

          (ix) Company and its Subsidiaries may make and maintain Investments in bank accounts maintained in any commercial bank in the ordinary course of business;

          (x) Company may make loans to its officers, directors and employees in connection with the exercise by any such Person of options to purchase, or awards of, capital stock of Company which loans shall bear interest as determined by an executive officer of the Company; provided that (a) the aggregate principal amount of such loans shall not exceed $2,500,000 in the aggregate for all such Persons and (b) to the extent the aggregate principal amount of such loans to any such Person exceeds $1,000,000, the interest rate applicable thereto shall be subject to the prior approval of the Board of Directors of Company;

          (xi) Company and its Subsidiaries may make Investments pursuant to Acquisitions permitted under subsection 7.7(vi); and

         (xii) Company and its Subsidiaries may make and own Investments in one or more Joint Ventures in an aggregate amount not to exceed $10,000,000.

7.4  Contingent Obligations.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;


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

          (ii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 6.10;

         (iii) Each of Company's Subsidiaries may become and remain liable with respect to the Subsidiary Guaranty;

          (iv) Company may become and remain liable with respect to Contingent Obligations of Company under the Acquisition Agreements;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligation of Company or one of its Subsidiaries permitted under this Agreement; provided, however, that the principal amount of any such Contingent Obligation shall not exceed the principal amount of the corresponding obligation to which it relates; provided further that, any such Contingent Obligation shall be subordinate to the Obligations to the same extent, and on the same terms, as the corresponding obligation is so subordinated; and

          (vi) In addition to Contingent Obligations permitted under clauses (i) through (v) above, Company may become and remain liable with respect to guaranties made in the ordinary course of business; provided that the aggregate amount of the obligations so guarantied shall not exceed $1,000,000 at any time.

7.5  Restricted Junior Payments.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; except that:

          (i) Company may make payments on the Existing Subordinated Notes and in respect of any of the Additional Subordinated Indebtedness as required by the terms of the Existing Subordinated Notes or the instruments evidencing such Additional Subordinated Indebtedness, respectively, but subject, in each case to the subordination provisions contained therein; provided that (X) Company may repurchase, or Company or any Subsidiary of Company (other than a License Co.) may purchase, in one or a series of transactions, Existing Subordinated Notes; provided that (a) at the time of such purchase or repurchase, no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby and
     (b) immediately after giving effect to each such purchase or repurchase, Company is in compliance on a Pro Forma Basis with all covenants set forth in Section 6 and 7 of this Agreement and (Y) Company may redeem the 9-3/8% Subordinated Notes and the 10-3/8% Subordinated Notes on the maturity dates thereof strictly in accordance with the terms of the 9-3/8% Subordinated Note Documents and the 10-3/8% Subordinated Note Documents, respectively; provided, that (a) at the time of such redemption, no Event of Default or Potential Event of

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


     Default has occurred and is continuing or would be caused thereby and
     (b) immediately after giving effect to such redemption, Company is in compliance on a Pro Forma Basis with all covenants set forth in Sections 6 and 7 of this Agreement;

          (ii) any Subsidiary of Company may pay dividends or make other distributions to Company with respect to Company's ownership interest in such Subsidiary;

         (iii) Company may pay dividends or make other distributions with respect to the Convertible Preferred Stock, but only so long as, both before and after giving effect to such dividend or distribution, no Potential Event of Default or Event of Default has occurred and is continuing;

          (iv) Company may repurchase, in one or a series of transactions, Convertible Preferred Stock and Exchangeable Preferred Stock and may purchase or repurchase Company Common Stock in the market; provided that:

                (a) at the time of any such purchase or repurchase, no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby;

               (b) immediately after giving effect to each such purchase or repurchase, Company is in compliance on a Pro Forma Basis with all covenants set forth in Section 6 and 7 of this Agreement;

               (c) in the case of any such repurchase of Convertible Preferred Stock, the fair market value at the time of such repurchase of the Company Common Stock into which any such Convertible Preferred Stock is convertible is at least 125% of the consideration for such repurchase of Convertible Preferred Stock;

               (d) the aggregate cumulative amount of payments made by Company since the date hereof to so repurchase Convertible Preferred Stock and Company Common Stock does not exceed $20,000,000;

               (e) subject to subsection 7.5(v), the aggregate cumulative amount of payments made by Company since the date hereof to so repurchase Convertible Preferred Stock, Exchangeable Preferred Stock and Company Common Stock does not exceed $25,000,000; and

               (f) (x) at the time of each such repurchase of Exchangeable Preferred Stock and Company Common Stock, the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6A is not greater than 6.25:1.00 and (y) immediately after giving effect to each such repurchase Company can demonstrate on a Pro Forma Basis that the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6A is not greater than 6.25:1.00;

     provided further however that (1) Company may make repurchases pursuant to clause (e) above in an aggregate cumulative amount in excess of $25,000,000 but not greater than $40,000,000 if before and after giving effect to any such repurchase the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6A does not exceed 5.75:1.00 and, to the extent that at the time such repurchase is made the maximum ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow for the applicable period then in effect pursuant to subsection 7.6A is greater than 5.75:1.00, such maximum ratio pursuant to subsection 7.6A for the applicable period then in effect shall (if and only if Company actually makes any such repurchase in excess of such $25,000,000 amount) be reset at 5.75:1.00 for such period and continuing until the commencement of the next period requiring compliance by Company with a maximum ratio lower than 5.75:1.00 pursuant to subsection 7.6A, and (2) Company may make repurchases pursuant to clause (e) above in an aggregate cumulative amount in excess of $40,000,000 but not greater than $50,000,000 if before and after giving effect to any such repurchase the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6A does not exceed 5.50:1.00 and, to the extent that at the time such repurchase is made the maximum ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow for the applicable period then in effect pursuant to subsection 7.6A is greater than 5.50:1.00, such maximum ratio pursuant to subsection 7.6A for the applicable period then in effect shall (if and only if Company actually makes any such repurchase in excess of such $40,000,000 amount) be reset at 5.50:1.00 for such period and continuing until the commencement of the next period requiring compliance by Company with a maximum ratio lower than 5.50:1.00 pursuant to subsection 7.6A; provided still further, however that any payments made by Company pursuant to subsection 7.5(viii) shall not be counted towards the limitations set forth in this subsection 7.5(iv);

          (v) Company may pay dividends with respect to the Exchangeable Preferred Stock to the extent required or permitted pursuant to the terms of the Third Amended and Restated Certificate of Incorporation and the applicable Certificate of Designations; provided that, if Company desires to exercise its option under the Third Amended and Restated Certificate of Incorporation and applicable Certificate of Designations to pay such dividends in cash rather than through the issuance of additional Exchangeable Preferred Stock, Company may pay such cash dividends only so long as (a) both before and after giving effect to such dividend, no Potential Event of Default or Event of Default has occurred and is continuing, (b) immediately after giving effect to such dividend, Company is in compliance on a Pro Forma Basis with all covenants set forth in
     Section 6 and 7 of this Agreement and (c) after giving effect to such dividend, the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6A is not greater than 5.50:1.00, or, to the extent the ratio of Consolidated Total Debt to

     Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6A is greater than 5.50:1.00, then the aggregate cumulative amount of such cash dividends shall be counted against the Dollar limitations for repurchases permitted pursuant to 7.5(iv)(e), as modified by the last proviso of subsection 7.5(iv);

          (vi) Company may cancel any Convertible Preferred Stock, Exchangeable Preferred Stock or Company Common Stock repurchased pursuant to this subsection 7.5;

         (vii) if no Potential Event of Default or Event of Default has occurred and is continuing and Company has declared a dividend with respect to its Exchangeable Preferred Stock, to the extent that such dividend would result in the issuance of fractional shares, Company may pay that part of such dividend in cash instead of issuing such fractional shares;

        (viii) Company may redeem the Convertible Preferred Stock on the final mandatory redemption date thereof strictly in accordance with the terms of the Third Amended and Restated Certificate of Incorporation and applicable Certificate of Designations; provided that at the time of such redemption, (a) no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby and (b) immediately after giving effect to such redemption, Company is in compliance on a Pro Forma Basis with all covenants set forth in Sections 6 and 7 of this Agreement; and

          (ix) notwithstanding anything in this subsection 7.5 to the contrary but subject to the limitation set forth in the final sentence of this subsection 7.5, Company may make any Restricted Junior Payment with any Equity Proceeds (which Restricted Junior Payments shall not be counted towards any limitations set forth in clauses (i) through (viii) above); provided that (a) at the time of any such Restricted Junior Payment, no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, (b) immediately after giving effect to each such Restricted Junior Payment, Company is in compliance on a Pro Forma Basis with all covenants set forth in Section 6 and 7 of this Agreement and (c) such Restricted Junior Payment is otherwise permitted pursuant to the terms of the Related Documents.

It is understood and agreed that, except as set forth in clause (iv) of this subsection, Company shall not make any Restricted Junior Payment in respect of any redemption, purchase or other acquisition of any shares of any class of Convertible Preferred Stock, including, without limitation, in connection with any ``Change of Control'' (as such term is defined in the documentation governing each such class of Convertible Preferred Stock) which would otherwise entitle the holders of any shares of Convertible Preferred Stock to require Company to redeem, purchase or otherwise acquire such shares, other than through the issuance by Company of shares of any Non-Restricted Capital Stock to such holders in payment of such shares of Convertible Preferred Stock.


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


7.6  Financial Covenants.

     A.   Maximum Total Debt Ratio.  Company shall not permit the ratio of
(i) Consolidated Total Debt to (ii) Consolidated Broadcast Cash Flow as of the last day of any fiscal quarter of Company occurring during any of the periods set forth below to exceed the correlative ratio indicated (Consolidated Total Debt to be determined as of such last day and Consolidated Broadcast Cash Flow to be determined with reference to the twelve-month period ending on such day):


--------------------------------------------------
                                  Maximum Total
       Period                      Debt Ratio
--------------------------------------------------
Closing Date - 06/30/99               7.25 to 1
--------------------------------------------------
07/01/99 - 06/30/2000                 6.25 to 1
--------------------------------------------------
07/01/2000 - 06/30/01                 5.25 to 1
--------------------------------------------------
07/01/01 and thereafter               4.50 to 1
--------------------------------------------------


     B. Maximum Senior Debt Ratio. Company shall not permit the ratio of (i) Consolidated Senior Debt to (ii) Consolidated Broadcast Cash Flow as of the last day of any fiscal quarter of Company occurring during any of the periods set forth below to exceed the correlative ratio indicated (Consolidated Senior Debt to be determined as of such last day and Consolidated Broadcast Cash Flow to be determined with reference to the twelve-month period ending on such last day):


--------------------------------------------------
                                 Maximum Senior
      Period                       Debt Ratio
--------------------------------------------------
Closing Date - 06/30/99               4.00 to 1
--------------------------------------------------
07/01/99 and thereafter               3.50 to 1
--------------------------------------------------

     C. Minimum Fixed Charge Coverage Ratio. At any time that the ratio of Consolidated Senior Debt to Consolidated Broadcast Cash Flow as calculated pursuant to subsection 7.6B is greater than or equal to 2.00:1.00, Company shall not permit the ratio of (i) Consolidated Broadcast Cash Flow minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges as of the last day of any fiscal quarter of Company occurring during any period from and after the Closing Date to be less than 1.10 to 1 (such amounts to be determined with reference to the twelve month period ending on such last day).

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


7.7  Restriction on Fundamental Changes; Asset Sales; Issuance of Stock.

     Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase any business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may make Investments as permitted under subsection 7.3 and may make Consolidated Capital Expenditures;

         (iii) subject to subsection 7.12, Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (iv) Company and its Subsidiaries may make Asset Sales; provided that
     (w) neither Company nor any Subsidiary shall sell or otherwise dispose of any asset pursuant to an Asset Sale if as a result thereof either (A) the aggregate of all assets sold pursuant to Asset Sales by Company and its Subsidiaries within the twelve-month period ending on the date of such Asset Sale would account for greater than 15% of Consolidated Broadcast Cash Flow for such 12-month period or (B) the aggregate of all assets sold pursuant to Asset Sales by Company and its Subsidiaries during the term of this Agreement would account for greater than 25% of Consolidated Broadcast Cash Flow for the period from the Closing Date to such date of determination (provided, however, that assets sold pursuant to the WLAJ/WWMT Asset Sale shall be excluded from and shall not be subject to the limitations set forth in this clause (w)); (x) promptly following the consummation of such Asset Sale, Company delivers to Administrative Agent and Lenders an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof; (y) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

          (v) Company may issue options to purchase shares of Non-Restricted Capital Stock to employees, directors, officers of Company and its Subsidiaries and may issue additional shares of Non-Restricted Capital Stock; and

          (vi) Company and its Subsidiaries may make any Acquisition; provided that (a) Company shall deliver to Administrative Agent and Lenders on or before the applicable Acquisition Closing Date an originally executed Officer's Certificate of Company demonstrating in reasonable detail the projected compliance by Company for a five-year period following the related Acquisition Closing Date with the covenants set forth in Section 7 on a Pro Forma Basis after giving effect to such Acquisition, which projections shall be reasonably satisfactory to Administrative Agent (provided, however, that Company shall not be required to deliver such Officer's Certificate pursuant to this clause (a) in respect of the KOFY Acquisition), (b) any radio broadcasting station or other radio broadcasting assets to be acquired in connection with such Acquisition shall be located within the same market as an existing television broadcast station then owned (or purchased concurrently therewith) by Company or any of its Subsidiaries, (c) to the extent any Acquisition (other than an Acquisition of an interest in an LMA which is a Joint Venture) is of the equity interest of any Person, upon giving effect to such Acquisition, such Person shall be a wholly-owned Subsidiary of Company (and shall have complied with the requirements set forth in subsections 4.4A, E-K, M and N) or shall have been merged with and into Company or one of its wholly-owned Subsidiaries, (d) Company shall deliver to Administrative Agent and Requisite Lenders on or before the applicable Acquisition Closing Date an originally executed Compliance Certificate signed by the chief financial officer of Company demonstrating in reasonable detail compliance by Company with the covenants set forth in Section 7 on a Pro Forma Basis after giving effect to such Acquisition, and (e) from and after the date hereof the aggregate consideration paid by the Company and its Subsidiaries to purchase radio broadcasting stations or radio broadcasting assets shall not exceed $20,000,000; provided further that, notwithstanding anything in the foregoing to the contrary, Company may not make any Acquisition pursuant to this subsection 7.7(vi) without the prior consent of the Administrative Agent and Requisite Lenders in the event that such Acquisition would, after giving effect to such Acquisition on a Pro Forma Basis, cause the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow to be equal to or greater than 6.25:1.00; provided still further that, notwithstanding anything in the foregoing to the contrary (including, without limitation, that the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow on a Pro Forma Basis may be equal to or greater than 6.25:1.00), such consent shall not be required with respect to (x) any Acquisition for which the aggregate consideration, together with the aggregate consideration of all other Acquisitions (other than the KOFY Acquisition) consummated since the Closing Date for which such consent was not required under this proviso, is equal to or less than $15,000,000 and (y) the KOFY Acquisition; provided still further that, the restrictions in this subsection 7.7(vi) shall not apply to the concurrent Acquisition and sale by Company of the assets of WLAJ-TV pursuant to the WLAJ/WWMT Asset Sale so long as Company has otherwise complied with the applicable provisions of subsection 7.5(iv);

provided that, after giving effect to any of the above, Company is in compliance (on a Pro Forma Basis) with all of the financial covenants set forth in subsection 7.6 hereof and no Potential Event of Default or Event of Default shall have occurred and be continuing or would be caused thereby.

     In addition to the foregoing and notwithstanding subsection 7.7(v), it is understood and agreed that Company shall not issue any additional shares of Voting Common Stock or any right or option to acquire any such shares, or any security convertible into any such shares, other than the shares of Voting Common Stock issued and outstanding on the Closing Date.

7.8  Restriction on Leases.

     Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the aggregate liability of Company and its Subsidiaries under all Capital Leases at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed $4,500,000.

7.9  Sales and Lease-Backs.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.8.

7.10 Sale or Discount of Receivables.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than to the Company or any wholly owned Subsidiaries of Company.

7.11 Transactions with Shareholders and Affiliates.

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries;
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries; (iii) payments made to W. Don Cornwell or Stuart J. Beck, as applicable, pursuant to the Employment Agreements; (iv) the participation by Bankers, in its capacities as Administrative Agent and a Lender, under this Agreement and the other Loan Documents; (v) the transactions listed under the caption ``Certain Transactions'' in the Convertible Preferred Prospectus; or (vi) the transactions set forth on Schedule 7.11 hereto.

7.12 Disposal of Subsidiary Stock.

     Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except (a) to qualify directors if required by applicable law, (b) to Lenders pursuant to the terms of the Loan Documents or (c) as permitted under subsection 7.7(i); or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except (a) to Company or a wholly-owned Subsidiary of Company,
     (b) to qualify directors if required by applicable law or (c) to Lenders pursuant to the terms of the Loan Documents.

7.13 Conduct of Business.

     From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders. No License Co. shall engage in any business other than the holding of the FCC Licenses and the performance of its obligations under any of the Loan Documents to which it is a party and, except as set forth on
Schedule 5.18 annexed hereto, no Subsidiary other than License Co. shall own any FCC License.

7.14 Amendments of Related Documents; Documents Relating to Subordinated Indebtedness; Amendments of Material Documents.

     A. Company shall not modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate any Related Document (other than Subordinated Indebtedness which is governed by subsection 7.14B below) in any way which would be materially adverse to the interests of the Lenders, in the sole opinion of Requisite Lenders.

     B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

     C. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise modify the terms of any of the Material Agreements in any way which would be materially adverse to the interests of the Lenders or which would materially adversely affect the economic benefits of any such agreement to which Company or any Subsidiary party hereto is entitled, in each case in the sole opinion of Requisite Lenders.

7.15 Fiscal Year.

     Company shall not change its Fiscal Year-end from December 31.

7.16 Transactions With Certain Subsidiaries.

     Neither Company nor any Subsidiary of Company shall engage in any intercompany transfers or other transactions (including with respect to the incurrence of indebtedness, any capital contribution or otherwise) with Granite Response Television, Inc. or any Acquisition Subsidiary nor shall Company permit any such Subsidiary to engage in any business activities whatsoever (other than, in the case of any License Co. which is an Acquisition Subsidiary, the filing of an application with the FCC to assign to such License Co. the FCC Licenses of radio or television stations to be acquired in connection with an Acquisition), unless and until such Subsidiary shall have entered into a Subsidiary Pledge and Security Agreement and the Subsidiary Guaranty and otherwise complied with the provisions of subsection 6.13 as if such Subsidiary were a New Subsidiary.

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
                                      SECTION 8.
                                  EVENTS OF DEFAULT

     If any of the following conditions or events (``Events of Default'') shall occur:

8.1  Failure to Make Payments When Due.

     Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure to pay any interest on any Loan or any fee or any other amount due under this Agreement within three days after the date due; or

8.2  Default in Other Agreements.

     (i) Failure of Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $1,000,000 or more or any items of Indebtedness with an aggregate principal amount of $2,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $1,000,000 or more or any Contingent Obligations with an aggregate principal amount of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $1,000,000 or more or any items of Indebtedness with an aggregate principal amount of $2,000,000 or more or any Contingent Obligation in an individual principal amount of $1,000,000 or more or any Contingent Obligations with an aggregate principal amount of $2,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3  Breach of Certain Covenants.

     Failure of Company to perform or comply with any term or condition contained in subsection 2.4, 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  Breach of Warranty.

     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in


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

connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.

     Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents to which it is a party, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Credit Party becoming aware of such default or (ii) receipt by Company or such Credit Party of notice from Administrative Agent, Collateral Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.

     (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof)


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shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  Judgments and Attachments.

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or
(ii) in the aggregate at any time an amount in excess of $1,500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.

     Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10 Employee Benefit Plans.

     There shall occur one or more ERISA Events which individually or in the aggregate (i) results in liability of Company or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement and such liability (I) is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage and (II) remains undischarged, unvacated, unbonded, or unstayed for a period of 60 days or (ii) might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement and
(I) such reasonably expected liability is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage and (II) the Company or any of its ERISA Affiliates does not, within 60 days of such ERISA Event, post a bond, set aside an amount in escrow, or take other measures to secure the payment of the excess of such reasonably anticipated liability over $1,000,000; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

8.11 Material Adverse Effect.

     Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or


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8.12 Change in Executive Officers of Company.

     Either Don Cornwell or Stuart Beck shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of Administrative Agent) to be and continuously perform their present duties of executive officers of Company, or, if such cessation shall occur as a result of death or such disability, no successor satisfactory to the Administrative Agent and to Requisite Lenders in their sole discretion shall have become and shall have commenced to perform the duties of such executive officer of Company within sixty (60) days after such cessation; provided, however, that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of Don Cornwell or Stuart Beck, respectively, in this paragraph; or

8.13 Change in Control.

     A Change of Control shall have occurred; or

8.14 FCC Licenses.

     Any FCC License owned or held by Company or any of its Subsidiaries or any other FCC License required for the lawful ownership, lease, control, use, operation, management or maintenance of any broadcast station or other broadcasting property of Company or any of its Subsidiaries shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof, the result of which would have a Material Adverse Effect; or any such FCC License, the loss of which would have a Material Adverse Effect, shall no longer be in full force and effect; or the grant of any such FCC License, the loss of which would have a Material Adverse Effect, shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or any administrative law judge of the FCC shall have issued an initial decision in any non-comparative license renewal, license revocation or any comparative (multiple applicant) proceeding to the effect that any such FCC License, the loss of which would have a Material Adverse Effect, should be revoked or not be renewed; or any other proceeding shall have been instituted by or shall have been commenced before any court, the FCC or any other regulatory body that more likely than not will result in such cancellation, termination, rescission, revocation, impairment or suspension of any such FCC License or result in such modification of any such FCC License that would more likely than not have a Material Adverse Effect.

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit


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shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations of the Company under this Agreement and the Notes shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to such documentation as the Administrative Agent or Requisite Lenders shall request, as cash collateral for Company's reimbursement obligations in respect of any drawing under any Letters of Credit and the payment of the Obligations.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


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                                      SECTION 9.
                                        AGENT

9.1  Appointment.

     Bankers is hereby appointed Administrative Agent hereunder and under the other Loan Documents, as successor to the ``Agent'' and the ``Collateral Agent'' as each such term is defined in the Existing Agreement, and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Administrative Agent reserves the right to employ the services of its Affiliates, including BT Securities Corporation (``BTSC''), in providing the services of Administrative Agent contemplated by this Agreement and the other Loan Documents. Company acknowledges and agrees that Administrative Agent may share with any of its Affiliates (including BTSC) any information relating to Company and its Subsidiaries and the transactions contemplated by this Agreement.

9.2  Powers; General Immunity.

     A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with


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the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term ``Lender'' or ``Lenders'' or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.


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9.3  Representations and Warranties; No Responsibility For Appraisal of
     Creditworthiness.

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  Right to Indemnity.

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder or under the other Loan Documents or otherwise in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  Payee of Note Treated as Owner.

     Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(iii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

9.6  Successor Administrative Agent.

     Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders



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shall have the right, upon receiving Company's consent (provided that such consent shall not be required during the continuance of an Event of Default if such successor Administrative Agent is a Lender, and shall not otherwise be unreasonably withheld), to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.7  Appointment of Collateral Agent.

     Each Lender hereby appoints Bankers to serve as Collateral Agent and to act as such under the Collateral Documents. Each Lender hereby further authorizes Collateral Agent to enter into the Collateral Documents on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of the Requisite Lenders or the Lenders, as may be required by subsection 10.6 of this Agreement. Each Lender agrees that no Lender shall have any right individually to realize upon the security granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by Administrative Agent or Collateral Agent for the benefit of Lenders in accordance with the terms of such agreements.


                                     SECTION 10.
                                    MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of Credit.

     A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation under the securities laws of any state. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender; provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any

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participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation.

     B.   Assignments.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Administrative Agent (which consent shall not be unreasonably withheld). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment and Acceptance, together with a processing fee of $3,500 (provided, however, that no such processing fees shall be payable in the case of assignments pursuant to this subsection 10.1 effected during the first five Business Days immediately following of the Closing Date) and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and, to the extent that rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such


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     assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Notes, be issued (at the expense of Company) to the assignee and to the assigning Lender, substantially in the form of Exhibit IV or Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Additional Credit Loans, as the case may be, of the assignee and the assigning Lender.

          (ii) Acceptance by Administrative Agent. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit X hereto and if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of the principal amount of or interest on any Loan allocated to such participation or
(ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a ``Lender''.

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

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     E.   Information.  Each Lender may furnish any information concerning
Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2 Expenses.

     Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent and Collateral Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments, the negotiation, preparation execution and administration of the Loan Documents and the transactions contemplated hereby and thereby; (v) all the actual costs and expenses of creating and perfecting Liens in favor of Collateral Agent for the benefit of Lenders pursuant to any Loan Document, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to Administrative Agent and Collateral Agent; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent, Collateral Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a ``work-out'' or pursuant to any insolvency or bankruptcy proceedings.

10.3 Indemnity.

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Administrative Agent, Collateral Agent, Co-Agents, Documentation Agent and Lenders, and the officers, directors, partners, shareholders, employees, agents and affiliates of Administrative Agent, Collateral Agent, Co-Agents, Documentation Agent and Lenders (collectively called the ``Indemnitees'') from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including


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without limitation the reasonable fees and disbursements of counsel for such
Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of the Commitment Letter, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the ``Indemnified Liabilities''); provided that Company shall not have any obligation to any Indemnitee hereunder (i) with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction, (ii) with respect to judicial proceedings commenced against such Indemnitee by any holder of the debt or equity securities of such Indemnitee based solely on the rights afforded such holder in its capacity as such, and (iii) with respect to judicial proceedings commenced solely against such Indemnitee by another Indemnitee. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of this subsection 10.3 shall supersede the indemnification provisions contained in the Commitment Letter.

10.4 Set-Off.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, with prior written consent of Administrative Agent, but without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest


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on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5 Ratable Sharing.

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the ``Aggregate Amounts Due'' to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6 Amendments and Waivers.

     A. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes, the Borrower Pledge and Security Agreement, the Subsidiary Guaranty, the Subsidiary Pledge and Security Agreement or the Mortgages, or consent to any departure by Company or any other Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes any Lender's Pro Rata Share; changes in any manner the definition of ``Requisite Lenders''; postpones the scheduled final maturity date (or the date of any scheduled installment of principal) of any of the Loans or reduces the amount of any scheduled payment (but not prepayment) or reduction of Commit-


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ments thereof; postpones the date on which any interest or any fees are payable;
decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; releases all or substantially all of the Collateral; or releases any Credit
Party from its obligations under the Subsidiary Guaranty (other than in connection with an Asset Sale permitted hereunder) shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition,
(i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative
Agent.

     B. If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement, the Notes, the Borrower Pledge and Security Agreement, the Subsidiary Guaranty, the Subsidiary Pledge and Security Agreement or the Mortgages as contemplated by the first proviso of subsection 10.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.10 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4B(i)(b) and 2.4B(ii)(c); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.6B if, immediately after the termination of such Lender's Commitments in accordance with subsection 2.4B(ii)(c), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commit-


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ments of all Lenders or the Additional Credit Loan Exposure of all Lenders
party to any Additional Credit Facility Supplement would exceed the Additional Credit Commitments of all Lenders party to such Additional Credit Facility Supplement; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second sentence of subsection 10.6A.

     C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7 Independence of Covenants.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8 Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9 Survival of Representations, Warranties and Agreements.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.


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     B.   Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5, 3.6, 5.12, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Administrative Agent, Collateral Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 Marshalling; Payments Set Aside.

     None of Administrative Agent, Collateral Agent or any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Collateral Agent or Lenders (or to Administrative Agent or Collateral Agent for the benefit of Lenders), or Administrative Agent or Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability.

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of Lenders' Rights.

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained

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herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 Applicable Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Each Letter of Credit shall be governed by, and shall be construed and enforced in accordance with, the laws or rules designated in such Letter of Credit, or if no such laws or rules are designated, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the ``Uniform Customs'') and, as to matters not governed by the Uniform Customs, the laws of the State of New York.

10.16 Successors and Assigns.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17 Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company


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designates and appoints CT Corporation Systems, and such other Persons as may hereafter be selected by Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Company at its address provided in subsection 10.8; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Company refuses to accept service, Company hereby agrees that service of process sufficient for personal jurisdiction in any action against Company in the State of New York may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, and Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18 Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 Confidentiality.

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood


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and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein (provided that such Person agrees to be bound by the provisions of this subsection 10.19) or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20 Counterparts; Effectiveness.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. It is the intention of each of the parties hereto that the Existing Agreement be amended and restated to preserve the perfection and priority of all security interests securing indebtedness under the Existing Agreement, the other Loan Documents and the Notes and that all indebtedness and obligations of the Company and its Subsidiaries hereunder and thereunder shall be secured by the Mortgages and the Collateral Documents. This Agreement constitutes an amendment of the Existing Agreement made under the terms of subsection 10.6. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided, that unless and until all the conditions set forth in Section 4.1 have been satisfied or waived by Administrative Agent or Lenders then the Existing Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, as if this Fourth Amended and Restated Credit Agreement shall have never been executed and delivered. Any references in the Loan Documents to specific section numbers of the 1993 Agreement, the First Restated Agreement, the Second Restated Agreement or the Existing Agreement, as the case may be, or to specific Schedules or Exhibits thereof shall be deemed to refer to the appropriate section numbers of this Agreement (however numbered) corresponding to the specific numbered sections of the 1993 Agreement, the First Restated Agreement, the Second Restated Agreement or the Existing Agreement, as the case may be, or to the appropriate Schedules or Exhibits hereof (however identified) corresponding to the specific Schedules or Exhibits of the 1993 Agreement, the First Restated Agreement, the Second Restated Agreement or the Existing Agreement, as applicable.

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10.21 Maximum Amount.

     A. It is the intention of Company and Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Company and Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lenders or to Administrative Agent on behalf of Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the ``Maximum Amount''). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Company evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Company, the Administrative Agent and the Lenders.

     B. If under any circumstances Lenders shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i), and shall be so applied in accordance with subsection 2.4B(iv) hereof, or if such excessive interest exceeds the unpaid balance of the Loan and any other indebtedness of Company in favor of Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Company.

                    [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

     COMPANY:

                              GRANITE BROADCASTING CORPORATION


                              By: /s/ Ellen McClain
                                 ------------------------------------
                                 Ellen McClain
                                 Vice President

                              Notice Address:

                                 Granite Broadcasting Company
                                 767 Third Avenue
                                 New York, New York 10017
                                 Attention: Ellen McClain


     LENDERS:

                              BANKERS TRUST COMPANY,
                              individually and as Administrative Agent


                              By: /s/ PAT HOGAN
                                 ------------------------------------
                                 Patricia Hogan
                                 Principal

                              Notice Address:

                                 Bankers Trust Company
                                 One Bankers Trust Plaza
                                 130 Liberty Street
                                 New York, New York 10006
                                 Attention: Patricia Hogan

                              THE BANK OF NEW YORK,
                              as Documentation Agent and a Lender


                              By:  /s/ B. C. WEDDINGTON
                                 ------------------------------------
                                Name:   Brian C. Weddington
                                Title:  Assistant Vice President

                              Notice Address:

                                The Bank of New York
                                Media and Telecommunications Division
                                One Wall Street, 16th Floor South
                                New York, New York 10286
                                Attn:  Brian C. Weddington

                              GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as a Co-Agent and a Lender


                              By:  /s/ ILLEGIBLE
                                 ------------------------------------
                                 Authorized Signatory

                              Notice Address:

                                 Goldman Sachs Credit Partners L.P.
                                 c/o Goldman, Sachs & Co.
                                 85 Broad Street
                                 New York, New York 10004
                                 Attention: James M. Karp

                              UNION BANK OF CALIFORNIA, N.A.,
                              as a Co-Agent and a Lender


                              By:    /s/ MICHAEL McSHANE
                                 ------------------------------------
                                 Name:   Michael K. McShane
                                 Title:  Senior Vice President

                              Notice Address:

                                 Union Bank of California
                                 15th Floor
                                 445 South Figueroa Street
                                 Los Angeles, California  90071
                                 Attn: Ryan Flanagan

                              ABN AMRO BANK N.V., NEW YORK BRANCH,
                              as a Co-Agent and a Lender


                              By:  /s/ Frances O'R. Logan
                                 ------------------------------------
                                 Name:   Frances O'R. Logan
                                 Title:  Group Vice President


                              By:  /s/ David Carrington
                                 ------------------------------------
                                 Name:   David Carrington
                                 Title:  Vice President


                              Notice Address:

                                 ABN AMRO Bank N.V.
                                 500 Park Avenue
                                 New York, New York  10022
                                 Attn: David B. Martens

                              NATEXIS BANQUE BFCE,
                              as a Lender


                              By:  /s/ Evan S. Kraus
                                 ------------------------------------
                                 Name:   Evan S. Kraus
                                 Title:  Associate

                              Notice Address:

                                  Natexis Banque BFCE
                                  Corporate Finance Department
                                  645 Fifth Avenue, 20th Floor
                                  New York, New York  10022
                                  Attn: Cynthia Sachs

                          COMPAGNIE FINANCIERE DE CIC ET DE
                       L'UNION EUROPEENNE,
                       as a Lender


                              By:  /s/ Marcus Edward
                                 ------------------------------------
                                 Name:   Marcus Edward
                                 Title:  Vice President


                              By:  /s/ Anthony Rock
                                 ------------------------------------
                                 Name:   Anthony Rock
                                 Title:  Vice President


                              Notice Address:

                                 Compagnie Financiere de CIC et de
                                 L'Union Europeenne
                                 520 Madison Avenue
                                 37th Floor
                                 New York, New York 10022
                                 Attn: Marcus Edward

                              HELLER FINANCIAL, INC.,
                              as a Lender


                              By: /s/ Patrick Hayes
                                 ------------------------------------
                                 Name:   Patrick Hayes
                                 Title:  Vice President

                              Notice Address:

                                 Heller Financial, Inc.
                                 500 West Monroe Street
                                 Chicago, Illinois  60661
                                 Attn: Patrick Hayes

                              PARIBAS,
                              as a Lender

                              By:  /s/ William B. Schink
                                 ------------------------------------
                                 Name:   William B. Schink
                                 Title:  Director

                              By:  /s/ Lynne B. Randall
                                 ------------------------------------
                                 Name:   Lynne B. Randall
                                 Title:  Director

                              Notice Address:

                                 Paribas
                                 787 Seventh Avenue, 32nd Floor
                                 New York, New York 10019
                                 Attn: William B. Schink

                              THE BANK OF NOVA SCOTIA,
                              as a Lender


                              By:  /s/ V.J. Fitzgerald, Jr.
                                 ------------------------------------
                                 Name:   Vincent J. Fitzgerald, Jr.
                                 Title:  Authorized Signatory

                              Notice Address:

                                 The Bank of Nova Scotia
                                 New York Agency
                                 One Liberty Plaza, 26th Floor
                                 New York, New York 10006

                              BANQUE NATIONALE DE PARIS,
                              as a Lender


                              By:  /s/ Serge Desrayaud
                                 ------------------------------------
                                 Name:   Serge Desrayaud
                                 Title:  Vice President

                              By:  /s/ Marcus C. Jones
                                 ------------------------------------
                                 Name:   Marcus C. Jones
                                 Title:  Vice President

                              Notice Address:

                                  Banque Nationale de Paris
                                  499 Park Avenue
                                  New York, New York 10022-1278
                                  Attn: Stephanie Rogers

                              MELLON BANK, N.A.,
                              as a Lender

                              By:   /s/ Jennifer Livengood
                                 ------------------------------------
                                 Name:   Jennifer Livengood
                                 Title:  Officer

                              Notice Address:

                                 One Mellon Bank Center
                                 Room 4440
                                 Pittsburgh, Pennsylvania 15258-0001
                                 Attn: Jennifer Livengood

          SUBSIDIARIES:

                              GRANITE RESPONSE TELEVISION, INC.
                              KBVO, INC.
                              KBVO LICENSE, INC.
                              KNTV, INC.
                              KNTV LICENSE, INC.
                              RJR COMMUNICATIONS, INC.
                              KBJR LICENSE, INC.
                              SAN JOAQUIN COMMUNICATIONS
                                CORPORATION
                              KSEE LICENSE, INC.,
                              WPTA-TV, INC.
                              WPTA-TV LICENSE, INC.
                              WTVH, INC.
                              WTVH LICENSE, INC.
                              WWMT-TV, INC.
                              WWMT-TV LICENSE, INC.
                              WKBW-TV, INC.
                              WKBW-TV LICENSE, INC.
                              QUEEN CITY BROADCASTING, INC.
                              QUEEN CITY BROADCASTING
                               OF NEW YORK, INC.
                              WEEK, INC.
                              WEEK LICENSE, INC.
                              WXON, INC.
                              WXON LICENSE, INC.
                              WLAJ, INC.
                              WLAJ LICENSE, INC.
                              WEEK-TV LICENSE, INC.


                              By:  /s/ Lawrence I. Wills
                                 ------------------------------------
                                 Lawrence I. Wills
                                 Vice President


                              QUEEN CITY III LIMITED PARTNERSHIP
                              By:  WKBW-TV, INC.,
                                   its General Partner


                              By:  /s/ Lawrence I. Wills
                                 ------------------------------------
                                 Lawrence I. Wills
                                 Vice President

ACKNOWLEDGED AND AGREED:

                              BANKERS TRUST COMPANY,
                              as Collateral Agent


                              By:  /s/ Patricia Hogan
                                 ------------------------------------
                                 Patricia Hogan
                                 Principal

                                       SCHEDULE 2.1

                              PRO RATA SHARES AND COMMITMENTS


                                                  Revolving
                                                     Loan               Pro Rata
                                                  Commitment              Share
                                                  -----------           ---------
Bankers Trust Company.........................    $30,000,000           11.53846%

The Bank of New York..........................    $30,000,000           11.53846%

Union Bank of California, N.A. ...............    $30,000,000           11.53846%

Goldman Sachs Credit Partners.................    $25,000,000            9.61538%
L.P.

ABN AMRO Bank N.V., New York..................    $25,000,000            9.61538%
Branch

The Bank of Nova Scotia.......................    $20,000,000            7.69231%

Compagnie Financiere de CIC et
de L'Union Europeenne.........................    $20,000,000            7.69231%

Paribas.......................................    $20,000,000            7.69231%

Natexis Banque BCFE...........................    $15,000,000            5.76923%

Heller Financial, Inc. .......................    $15,000,000            5.76923%

Banque Nationale de Paris.....................    $15,000,000            5.76923%

Mellon Bank, N.A. ............................    $15,000,000            5.76923%
                                                  -----------           ---------

        Total: ...............................   $260,000,000                100%


                                       SCHEDULE 5.1
                                 SUBSIDIARIES OF COMPANY


1. KNTV, Inc., a Virginia corporation, 2,000 shares common stock outstanding, all of which are owned by Granite Broadcasting Corporation.

2. WPTA-TV, Inc., a Delaware corporation, 100 shares issued and outstanding, all of which are owned by Granite Broadcasting Corporation.

3. RJR Communications, Inc., a Minnesota corporation, 7,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

4. WTVH, Inc., a Delaware corporation, 100 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

5. San Joaquin Communications Corporation, a California corporation, 1,494,993 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

6. KBVO, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

7. WWMT-TV Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

8. WKBW-TV, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

9. Granite Response Television, Inc., a Delaware corporation, 100 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

10. KNTV License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by KNTV, Inc.

11. WPTA-TV License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by WPTA-TV, Inc.

12. KBJR License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by RJR Communications, Inc.

13. WTVH License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by WTVH, Inc.

14. KSEB License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by San Joaquin Communications Corporation.

15. KBVO License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by KBVO, Inc.

16. WWMT-TV License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by WWMT-TV, Inc.

17. WKBW-TV License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Queen City Broadcasting of New York, Inc.

18. Queen City Broadcasting, Inc., a Delaware corporation, 1,010,000 shares outstanding, all of which are owned by Queen City III Limited Partnership.

19. Queen City Broadcasting of New York, Inc., a New York corporation, 100 shares outstanding all of which are owned by Queen City Broadcasting, Inc.

20. Queen City III Limited Partnership, a Delaware limited partnership, comprised of 990,000 general partnership interests all of which are owned by WKBW-TV, Inc. and 3,716,704 limited partnership interests of which 185,836 and 2,540,868 are owned by WTVH, Inc. and Granite Broadcasting Corporation, respectively.

21. WEEK, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

22. WEEK License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by WEEK, Inc.

23. WEEK-TV License, Inc., Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

24. WLAJ, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

25. WLAJ License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by WLAJ, Inc.

26. WXON, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by Granite Broadcasting Corporation.

27. WXON License, Inc., a Delaware corporation, 1,000 shares outstanding, all of which are owned by WXON, Inc.

                                 SCHEDULE 5.12
                                 FEE SCHEDULE

                                     NONE

                                 SCHEDULE 5.13

                            ENVIRONMENTAL EXCEPTIONS

WTVH - Syracuse, New York

1. One 5,000 gallon steel fuel oil underground storage tank at transmitting tower site 35-40 years old. The last pressure test was conducted in July 1993 and indicated good tank integrity.

2. PCBs in small (less than 3 lb.) capacitors in transmitter building at tower site.

3. Asbestos exists as pipe insulation and possibly as electrical wiring insulation at office/studio building. Asbestos may also exist at the transmitter building.

4. De minimis amounts of Hazardous Materials such as paint, cleaning solutions, liquid paper, etc., that customarily are used at a television broadcasting station have been used on the properties.

5. WTVH utilizes Carrier chiller for air conditioning. This chiller uses R-113 refrigerant which is a CFC product. The future use and production of this type of CFC is under review and possibly may be outlawed in the foreseeable future.

KSEE - Fresno, California

1. PCBs in one pole mounted transformer at transmitter building at transmitter tower site.

2. There was probably asbestos piping insulation at the transmitter building and pieces of probable asbestos transite roof tiling scattered on the ground around that building which substances have been removed.

3. De minimis amounts of Hazardous Materials such as paint, cleaning solution, liquid paper, etc., that customarily are used at a television broadcasting station have been used on the properties.

4. The air conditioning system uses a CFC product for a refrigerant. The future use and production of this type of CFC is under review and possibly may be outlawed in the foreseeable future.

KBJR - Duluth, Minnesota

1.  Possible asbestos-containing building materials in station building.

WEEK - Peoria, Illinois

1.  Possible PCBs in two unlabeled transformers.

2. Possible asbestos-containing building materials in station building; none were observed to be friable and all were in good condition.

3. Neighboring property apparently has a leaking underground storage tank; any possible effect on the station property remains to be investigated.

KNTV - San Jose, California

1. Possible asbestos-containing building materials in station building; none were observed to be friable and all appeared in good condition.

2. Significant handling of hazardous materials occurs at this site. Staining of sink in one area indicates that substances of an unknown nature may have previously been poured down the drain.

3. Facility may have to apply for an operating permit under California air quality regulations governing facilities handing volatile organic compounds.


4. Some neighboring properties appear to have leaking underground storage tanks and other possible problems; further investigation of any potential impact on station property is planned, but not yet conducted.

WPTA - Fort Wayne, Indiana

1. Possible asbestos-containing building materials in station building; none were observed to be friable and all appeared in good condition.

2. Site had two underground storage fuel tanks, one of which was removed and one of which remains, but was taken out of fuel service and filled with water. No soil samples have been taken to determine whether either tank may have leaked fuel into the soil. The water in the remaining tank has not dropped in level and thus indicates that the tank has probably not leaked.

3. Presence of PCPs in electrical components is unknown, but there is no evidence of leakage from any unit.

4. Several neighboring sites with possible contamination problems were identified; further investigation of any potential impact on station property is planned, but not yet conducted.

KBVO - Austin, Texas

1. A flushing agent used approximately every six months to clean the transmitter cooling system at the transmitter site was discharged outside the building onto the ground. Shallow soil sampling revealed elevated levels of lead and cadmium at one location. The soil was excavated within the area of probable impact and placed into two 55 gallon drums which drums were removed in 1995.

2. One sample of floor tile at the studio building tested positive for asbestos content. The material was in good condition; no friable suspect asbestos material was observed in the building.

WWMT - Kalamazoo/Yankee Springs, Michigan

1. One 4,000 gallon diesel fuel underground storage tank was closed in place in December 1997, at the Kalamazoo facility. Granite's environmental contractor filed a closure report with the Michigan Department of Environmental Quality ("MDEQ") on January 14, 1998.

2. A magnetic survey of the site performed in 1998 detected another underground storage tank at the Kalamazoo facility, which likely was part of a former auto sales and service business located on the site prior to 1957. Further investigation determined that the tank was filled with sand, and that no contamination was detected that could be associated with the tank.

3. The 1957 site plan also indicates the presence of a dry well near the northern side of the building; the well was to be filled with concrete. Its prior use and exact location are unknown.

4. There are some possible asbestos containing materials at the studio site, including a friable wrap on a boiler in the boiler room, some cracked floor tiling and other types of materials which often contain asbestos (ceiling tiles, wall surfacing, etc.). The presence of asbestos in these materials has not been confirmed.

5. No testing of soils was conducted at the time of removal of the hoists and other equipment of the former automobile dealership.

6. The transmitter site in Yankee Springs is adjacent to a landfill which has contaminated the groundwater in the area. There is no indication that the transmitter site is in any way responsible for the contamination. On May 5, 1998, the MDEQ provided Granite a "no migration" letter, which stated that, under Michigan law, Granite is not liable for the contamination so long as Granite did not contribute to the contamination.

WKBW - Buffalo, New York

1. The transmitter site in Colden, New York includes a 1,000 gallon diesel fuel underground storage tank used solely to power the back-up generator in the event of a power failure. It was installed in 1958 and has recently been registered as required pursuant to Environmental Laws. Leak detection testing to determine the integrity of the tank was not done prior to the end of June, 1995. Soil testing around the tank indicates some spillage or leakage resulting in the presence of volatile organic compounds ("VOCs") detected in the samples; the VOCs detected did not exceed the clean up levels established by the New York State Department of Environment Conservation ("NYSDEC"). Semi-volatile organic compounds were not detected, but detection levels exceeded NYSDEC clean up levels as a result of interference from another constituent, probably diesel fuel, which was detected in the soil samples. The spillage or leakage has been reported to the appropriate environmental regulatory agencies as required under Environmental Laws. The storage tank was removed in 1995 and replaced by a new underground storage tank.

2. There is an active 4,000 gallon gasoline udnerground storage tank located on the studio site which is registered under the New York Petroleum Bulk Storage regulatory scheme and as required under Environmental Laws. The tank was installed in 1979 and was tested in 1990, when it was found to be within allowable limits of the testing requirements. The tank and associated piping were retested in June, 1995 and found to meet applicable standards. However, some gasoline-related VOCs were found in soil samples taken near the fill port and at the other end of the tank; several VOCs exceeded NYSDEC clean up levels, but diminished with depth. The release was reported to environmental regulatory agencies as required under Environmental Laws. The storage tank was removed and replaced by a new storage tank.

3. The studio site also includes a 1,000 gallon diesel fuel storage tank for emergency power generation. This tank has recently been registered under the Petroleum Bulk Storage regulations and as required under Environmental Laws. Leak detection testing to determine the integrity of the tank was done in June, 1995. The tank met applicable standards and no soil contamination associated with it has been detected. The storage tank was removed and replaced by a new storage tank.

4. The studio building contains some suspect asbestos-containing material.

WLAJ - Lansing, Michigan

1. Two pad-mounted transformers are located on-site, and are owned by the Board of Water and Light. According to the Board, they do not contain PCB fluids.

2. De minimis amounts of Hazardous Materials such as paint, cleaning solutions, liquid paper, etc., that are customarily used at a television broadcasting station have been used on the properties.

                                 SCHEDULE 5.18

                               FCC AUTHORIZATIONS


                                                                 License
Call Sign                               Licensee             Expiration Date
---------                               --------             ---------------
Station WPTA-TV
Fort Wayne, Indiana

    Main Station

    Station WPTA-TV                   WPTA License, Inc.      August 1, 2005

    Broadcast Auxiliary Stations

    KA44246                           WPTA License, Inc.      August 1, 2005

    KA74719                           WPTA License, Inc.      August 1, 2005

    KE-2689                           WPTA License, Inc.      August 1, 2005

    KSJ-796                           WPTA License, Inc.      August 1, 2005

    WZB-728                           WPTA License, Inc.      August 1, 2005

    Satellite Earth Station

    E860498                           WPTA License, Inc.      May 16, 2006



                                                                 License
Call Sign                               Licensee             Expiration Date
---------                               --------             ---------------
Station WEEK-TV
Peoria, Illinois

    Main Station

    Station WEEK-TV                    Granite Broad-         December 1, 2005
                                       Casting Corp.

    Broadcast Auxiliary Stations

    KFS-572                            Granite Broad-         December 1, 2005
                                       Casting Corp.

    KA-88653                           Granite Broad-         December 1, 2005
                                       Casting Corp.

    KA-88654                           Granite Broad-         December 1, 2005
                                       Casting Corp.




                                                                License
Call Sign                               Licensee             Expiration Date
---------                               --------             ---------------
Station KNTV(TV)
San Jose, California

    Main Station

    Station KNTV(TV)                  KNTV License, Inc.       December 1, 1998

    Broadcast Auxiliary Stations

    KA-44216                          KNTV License, Inc.       December 1, 1998

    KA-44217                          KNTV License, Inc.       December 1, 1998

    KA-44218                          KNTV License, Inc.       December 1, 1998

    KA-44219                          KNTV License, Inc.       December 1, 1998

    KMQ-22                            KNTV License, Inc.       December 1, 1998

    KWU-63                            KNTV License, Inc.       December 1, 1998

    KTP-603                           KNTV License, Inc.       December 1, 1998

    KTP-604                           KNTV License, Inc.       December 1, 1998

    WBM-664                           KNTV License, Inc.       December 1, 1998

    WCD-988                           KNTV License, Inc.       December 1, 1998

    WLL-556                           KNTV License, Inc.       December 1, 1998

    WPJF-526                          KNTV, Inc.               December 1, 1998

    WPNB-238                          KNTV, Inc.               December 1, 1998

    WPNK632                           KNTV License, Inc.       December 1, 1998

    WPNM940                           KNTV, Inc.               December 1, 1998

    WPNM941                           KNTV, Inc.               December 1, 1998

    KC26274                           KNTV, Inc.               December 1, 1998

    K56BR                             KNTV License Inc.        December 1, 1998



                                                                License
Call Sign                               Licensee             Expiration Date
---------                               --------             ---------------

Station KNTV(TV)
San Jose, California

    Satellite Earth Stations

    E880527                            KNTV License, Inc.     March 18, 2008

    E4288                              KNTV License, Inc.     August 26, 2002

    Private Operational Fixed
    Microwave Stations

    WNT1263                            KNTV License, Inc.     March 5, 2001

    WNT1264                            KNTV License, Inc.     March 5, 2001

    WPNE911                            KNTV License, Inc.     June 2, 2002

    WPNE912                            KNTV License, Inc.     June 2, 2002



                                                                 License
Call Sign                        Licensee                    Expiration Date
---------                        --------                    ---------------
Station KBJR-TV
Superior, Wisconsin
-------------------

        Main Station

Station KBJR-TV                       KBJR License, Inc.          December 1, 2005

Broadcast Auxiliary Stations
----------------------------

     KDZ-69                           KBJR License, Inc.          December 1, 2005

     KAM-863                          KBJR License, Inc.          December 1, 2005

     KY-7794                          KBJR License, Inc.          December 1, 2005

     WCG-661                          KBJR License, Inc.          December 1, 2005

     K59BJ                            KBJR License, Inc.          April 1, 2006

     K61BH                            KBJR License, Inc.          April 1, 2006

     K65BJ                            KBJR License, Inc.          April 1, 2006

     K35EF                            KBJR License, Inc.          April 1, 2006



                                                                  License
        Call Sign                 Licensee                    Expiration Date
        ---------                 --------                    ---------------

Station KSEE(TV)
Fresno, California

        Main Station

        Station KSEE(TV)         KSEE License, Inc.           December 1, 1998

        Broadcast Auxiliary Station
        ---------------------------

        WFD-547                  KSEE License, Inc.           December 1, 1998

        KE-5854                  KSEE License, Inc.           December 1, 1998

        KR-7883                  KSEE License, Inc.           December 1, 1998

        KML-71                   KSEE License, Inc.           December 1, 1998

        KQY-891                  KSEE License, Inc.           December 1, 1998

        KQY-892                  KSEE License, Inc.           December 1, 1998

        KA-88539                 KSEE License, Inc.           December 1, 1998

        KMF-711                  KSEE License, Inc.           December 1, 1998

        BLP-07306                KSEE License, Inc.           December 1, 1998

        Satellite Earth Station
        -----------------------

        E860146                  KSEE License, Inc.           March 7, 2006



                                                               License
         Call Sign                      Licensee            Expiration Date
         ---------                     ----------          -----------------
Station WTVH(TV)
----------------
Syracuse, New York
------------------

       Main Station


       Station WTVH (TV)            WTVH License, Inc.       June 1, 1999

       Broadcast Auxiliary Stations
       ---------------------------

       WBS-315                      WTVH License, Inc.       June 1, 1999

       WLD-303                      WTVH License, Inc.       June 1, 1999

       WLG-775                      WTVH License, Inc.       June 1, 1999

       WLL-242                      WTVH License, Inc.       June 1, 1999

       KB-97082                     WTVH License, Inc.       June 1, 1999

       KD-5617                      WTVH License, Inc.       June 1, 1999

       KX-6316                      WTVH License, Inc.       June 1, 1999

       KX-6317                      WTVH License, Inc.       June 1, 1999

       KV-8052                      WTVH License, Inc.       June 1, 1999

       KEH-30                       WTVH License, Inc.       June 1, 1999

       KZH-830                      WTVH License, Inc.       June 1, 1999

       BLQ-406                      WTVH License, Inc.       June 1, 1999

       BLP-01301                    WTVH License, Inc.       June 1, 1999

       Satellite Earth Station
       ---------------------------

       E5932                        WTVH License, Inc.       July 8, 1999



                                                                  License
        Call Sign                 Licensee                    Expiration Date
        ---------                 --------                    ---------------

Station KEYE(TV)
Austin, Texas

        Main Station
        ------------
        Station KEYE-TV         KBVO License, Inc.           August 1, 1998(1)

        Broadcast Auxiliary Stations
        ---------------------------

        KPJ227                  KBVO License, Inc.           August 1, 1998

        WHS-515                 KBVO License, Inc.           August 1, 1998

        KC-26155                KBVO License, Inc.           August 1, 1998

        WMV793                  KBVO License, Inc.           August 1, 1998

        Private Operational Fixed
        Microwave Station
        -------------------------

        WNTR543                 KBVO License, Inc.           May 25, 1998(2)

        Satellite Earth Station
        -----------------------

        E950452                 KBVO License, Inc.           October 27, 2005


-------------------
(1) An application for renewal was filed on April 1, 1998 (FCC File No. BRCT-980401KQ). The application is still pending.

(2) An application for renewal was filed and placed on Public Notice No. 1989 (FCC File No. 742233. The application is still pending.

                                                             License
Call Sign                         Licensee                   Expiration Date
---------                         --------                   ---------------

Station WWMT-TV
---------------
Kalamazoo, Michigan
-------------------

Main Station

Station WWMT-TV                   WWMT-TV License, Inc.      October 1, 2005


Broadcast Auxiliary Stations

KQE-71                            WWMT-TV License, Inc.      October 1, 2005

KQH-94                            WWMT-TV License, Inc.      October 1, 2005

WGZ-533                           WWMT-TV License, Inc.      October 1, 2005

KB-97411                          WWMT-TV License, Inc.      October 1, 2005

KPH-350                           WWMT-TV License, Inc.      October 1, 2005

KPH-351                           WWMT-TV License, Inc.      October 1, 2005

KPH-352                           WWMT-TV License, Inc.      October 1, 2005

KB-96923                          WWMT-TV License, Inc.      October 1, 2005


Private Land Mobile
Radio Stations

WSJ-409                           WWMT-TV License, Inc.      January 10, 2001

WNIL-244                          WWMT-TV License, Inc.      May 18, 2002


Satellite Earth Station

E860720                           WWMT-TV License, Inc.      July 11, 2006


                                                               License
         Call Sign                      Licensee            Expiration Date
         ---------                     ----------          -----------------
Station WKBW-TV
----------------
Buffalo, New York
------------------

Main Station

WKBW-TV                           WKBW-TV License, Inc.      June 1, 1999

Broadcast Auxilary Stations
---------------------------

KEJ-58                            WKBW-TV License, Inc.      June 1, 1999

KEK-393                           WKBW-TV License, Inc.      June 1, 1999

KPI-275                           WKBW-TV License, Inc.      June 1, 1999

KX-7892                           WKBW-TV License, Inc.      June 1, 1999

KZ-2611                           WKBW-TV License, Inc.      June 1, 1999

WBS-314                           WKBW-TV License, Inc.      June 1, 1999

WFD-521                           WKBW-TV License, Inc.      June 1, 1999

WHY-866                           WKBW-TV License, Inc.      June 1, 1999

WHY-951                           WKBW-TV License, Inc.      June 1, 1999

WLJ-540                           WKBW-TV License, Inc.      June 1, 1999

WLJ-541                           WKBW-TV License, Inc.      June 1, 1999

WLJ-542                           WKBW-TV License, Inc.      June 1, 1999

WLJ-543                           WKBW-TV License, Inc.      June 1, 1999

W60CG                             WKBW-TV License, Inc.      May 28, 1996(3)

W68CT                             WKBW-TV License, Inc.      Sept. 21, 1996(4)


----------------------------

(3) An application was filed on April 15, 1998, seeking FCC consent to extend the construction permit for TV translator Station W60CG (FCC File No. BMPTT-980415JA). The application was granted on May 13, 1998 and will expire on November 13, 1998.

(4) An application was filed on December 3, 1997, seeking FCC consent to extend the construction permit for TV translator Station W68CT (FCC File No. BMPTT-971203JC). The application was granted on January 20, 1998, and will expire on July 20, 1998.



                                                                License
          Call Sign                    Licensee               Expiration Date
         ----------                  ----------              ----------------

Station WKBW-TV
---------------
Buffalo, New York
-----------------

         Private Operational
         -------------------
         Fixed Service
         -------------------

         WBD-366                     WKBW-TV License, Inc.     December 9, 1998


         Private Land Mobile
         -------------------
         Radio Stations
         -------------------

         KLL 761                     WKBW-TV License, Inc.     October 5, 2000

         KNDQ-561                    WKBW-TV License, Inc.     November 21, 2001


         Satellite Earth Stations
         ------------------------

         E930245                     WKBW-TV License, Inc.     May 28, 2003

         E865034                     WKBW-TV License, Inc.     December 19, 2006




                                                                License
          Call Sign                    Licensee               Expiration Date
         ----------                  ----------              ----------------

Station WDWB-TV
---------------
Detroit, Michigan
-----------------

         Main Station
         ------------
         Station WDWB                WXON License, Inc.       October 1, 2005



                                                            License
Call Sign                    Licensee                    Expiration Date
----------                  ----------                   -----------------

Station WEEK-FM

Eureka, Illinois

  Main station

  Station WEEK-FM         WEEK License, Inc.              December 1, 2003

Broadcast Auxiliary Stations
----------------------------
  WPKB-647                WEEK License, Inc.              December 1, 2003

  WLO-923                 WEEK License, Inc.              December 1, 2003

  WPNE-570                WEEK License, Inc.              December 1, 2003



SCHEDULE 5.19

REAL PROPERTY INTERESTS AND LEASES



1.   WPTA Office, Studio and Tower Site.

     WPTA-TV, Inc. owns property located at 3401 Butler Road, Allen County, Fort Wayne, Indiana 46808

2.   WTVH Office and Studio Site.

     WTVH, Inc. owns property located at 980 James Street, Onondaga County, Syracuse, New York.

     WTVH Tower Site.

     WTVH, Inc. owns property located in Onondaga County, New York.

3.   KSEE Tower Site.

     Lease dated April 10, 1935, between Orin Kincaid and Dora Kincaid, as Lessors, and the State of California, as lessee.

     Agreement for Sublease of Leased Premises dated as of July 19, 1950, between the State of California and McClatchy Broadcasting Company.

     Agreement dated January 1, 1953, between Mateo Ghiglia, Frank Ghiglia, and Maria A. Ghiglia, his wife, and Eugenia Daleno, as Owners, and McClatchy Broadcasting Company.

     Amendment to Sublease dated March 31, 1953, between the State of California and McClatchy Broadcasting Company.

     Assignment of Leases dated January 28, 1981, between McClatchy Newspapers (successor to Mcclatchy Broadcasting Company) and San Joaquin Communications Corporation.

     Amendment dated 1984 between San Joaquin Communications Corporation, as successor to McClatchy Broadcasting Company and the successors to Mateo Ghiglia, Frank Ghiglia and Maria A. Ghiglia, his wife, and Eugenia Daleno, as Owners.

     KSEE Tower Site Sublease.

     Agreement for Sublease of Leased Premises dated as of July 19, 1950 between the State of California and McClatchy Broadcasting Company.

     Amendment to Sublease dated March 31, 1953 between the State of California and McClatchy Broadcasting Company.

     Assignment of Leases dated January 28, 1981 between McClatchy Newspapers (successor to McClatchy Broadcasting Company) and San Joaquin Communications Corporation.

     KSEE Office and Studio

     San Joaquin Communications Corporation owns property located at 5035 East McKinley Avenue, Fresno County, Fresno, California.

4.   KBJR Office, Studio and Tower Site.

     RJR Communications, Inc. owns property located 230 East Superior Street, St. Louis County, Duluth, MN.

     RJR Communications, Inc. owns tower site property located at Fourth Avenue West and Tenth Street, St. Louis County, Duluth, Minnesota.

5.   KNTV Tower Site.

     Lease between The Chy Company, a co-partnership ("Lessor") and KNTV Channel 11, a division of Gill Industries, a California corporation ("Lessee"), dated June 9, 1972.

     Assignment by KNTV Channel 11 to Landmark Communications, Inc. dated September 28, 1978.

     Assignment by Landmark Communications, Inc. to KNTV, Inc., recorded October 23, 1978.

     Amendment to Lease between New Loma Communications, Inc. ("Lessor") and KNTV Channel 11 ("Lessee"), dated May 6, 1987.

     Second Amendment to Lease (undated) between New Loma Communications, Inc., as lessor, and KNTV License Inc., as lessee.

     Ratification, Confirmation and Assumption, dated as of June 10, 1998, between KNTV License, Inc., and KNTV, Inc.

     KNTV Low Power Transmission Site.

     Lease between Bayshore Landmark, N.V. and KNTV, Inc., dated January 29, 1981 for transmission site located at 525 University Avenue, Palo Alto, California.

     KNTV Office and Studio.

     KNTV Inc. owns property located at 645 Park Avenue, County of Santa Clara, San Jose, California.

6.   Granite Broadcasting Corporation.

     Lease between Sage Realty Corporation, a New York corporation, and Granite Broadcasting Corporation, dated February 5, 1995.

7.   WEEK Studio and Sales Office.

     Lease between B-M-J Development, Limited Partnership, a Delaware limited partnership, and Granite Broadcasting Corporation, dated October 3, 1990.

     WEEK Office, Studio and Tower Site.

     Granite Broadcasting Corporation owns property located at 2907 Springfield Road, Tazewell County, East Peoria, Illinois.

8.   KBVO Office and Studio.

     KBVO, Inc. owns property located at 10700 Metric Boulevard, Austin, Texas (Lot 30). KBVO, Inc. also owns Lot 31, which is adjacent to the aforementioned property.

     KBVO Tower Site.

     Lease Agreement, dated May 1, 1983, between Austin Television, as tenant, and KVET Broadcasting Company, Inc. ("KVET"), as landlord (the "Lease").

     Assignment and Assumption of Lease and Landlord's Consent and Release (Antenna Site), dated February 1, 1995, among Austin Television, KBVO, Inc., Granite Broadcasting Corporation and KVET.

     The term of Lease has expired, though the tenant continues to lease the demised premises on a monthly basis pursuant to the hold-over provisions of the Lease.

9.   WWMT Office and Studio.

     WWMT-TV, Inc. owns property located at 590 West Maple Street, Kalamazoo, Kalamazoo County, Michigan.

     WWMT Tower Site.

     WWMT-TV, Inc. owns property located at Chief Noonday Road, Gun Lake (Yankee Springs Township), Barry County, Michigan.

10.  WKBW Office and Studio.

     Queen City Broadcasting of New York, Inc. owns property located at 7 Broadcast Plaza, Buffalo, Erie County, New York.

     WKBW Tower Site.

     Queen City Broadcasting of New York, Inc. owns property located at S. 8909 Center Street, Colden, Erie County, New York.

11.  WXON

     WXON Sales Office.

     Office Tower Lease between Hall American Center Associates: Limited Partnership ("Landlord") and WXON TV, Inc., dated August 30, 1991, as amended by a certain Supplemental Agreement, dated December 31, 1991, between Landlord and WXON TV, Inc.

Assignment and Assumption of Lease (office Site) between WXON TV, Inc. and WXON Inc., dated as of January 31, 1997.

WXON Studio and Tower Site
--------------------------

Lease between Kaiser Broadcasting Corporation and United Broadcasting
Company, Inc., dated July 7, 1966, as amended by that certain: (i) Amendment to Lease between Field Communications Corporation ("Field"), as assignee of Kaiser Broadcasting Corporation, and WXON TV, Inc., dated April 20, 1981; (ii) Second Amendment to Lease Between Field and WXON TV, Inc., dated February 29, 1984; (iii) Letter Agreement between WKBD, Inc., as landlord and WXON-TV
Inc., as tenant, dated April 30, 1991; and (iv) Third Amendment to Lease between Paramount Stations Group, Inc., and WXON TV, Inc., dated October 1, 1996.

Assignment and Assumption of Lease (Antenna Site) between WXON TV, Inc., and WXON, Inc., dated as of January 31, 1997.

                                                                Schedule 5.20

                             Granite Broadcasting Corporation
                          Schedule of Property/Casualty Insurances


                                               POLICY
     COVERAGE                BROKER            PERIOD         INSURANCE COMPANY              LIMIT             DEDUCTIBLE   PREMIUM
-----------------------  ----------------- -----------------  ------------------ -------------------------- --------------- -------

Property                 Preston-Patterson  8-3-97 to 8-3-98  General Accident        $35M/occurrence      $25K/occurrence $285,012

Primary DIC              Preston-Patterson  8-3-97 to 8-3-98    Royal Surplus   $2.5M occurrence/aggregate $25K/occurrence   31,500

Excess DIC (California)  Preston-Patterson  8-3-97 to 8-3-98   RLI Insurance Co.  $5M occurrence/aggregate $25K/occurrence   31,500

Boiler/Machinery         Preston-Patterson  8-3-97 to 8-3-98       Chubb                $3M/occurrence     $25K/occurrence   12,628

Broadcasters E&O         Preston-Patterson  8-3-97 to 8-3-98    Fireman's Fund          $1M/occurrence     $25K/occurrence   20,990

Owned Aircraft (KEYE)    Preston-Patterson  8-3-97 to 8-3-98       Ranger                $5M/occurrence            None       9,438

Excess/Umbrella          Preston-Patterson  8-3-97 to 8-3-98    Fireman's Fund       $30M occurrence/aggregate     None      76,157

General Liability        AON Risk Services  8-3-97 to 8-3-98         Zurich          $2M aggregate per location   $2,500     31,988

Business Auto            AON Risk Services  8-3-97 to 8-3-98         Zurich          $1M combined single limit     $500      57,517

Business Auto (Texas)    AON Risk Services  8-3-97 to 8-3-98         Zurich          $1M combined single limit     $500       9,432

Workers' Compensation    AON Risk Services  2-5-98 to 2-5-99         Kemper       $100K/accident; $500K aggregate  None     140,445

Workers' Compensation
   - Texas               AON Risk Services  2-5-98 to 2-5-99         Kemper       $100K/accident; $500K aggregate  None      13,020

Foreign Package          AON Risk Services  8-3-97 to 8-3-98          CIGNA          $1M combined single limit     None       2,500

Commercial Crime         AON Risk Services  8-3-97 to 8-3-98 Reliance Insurance Company     $500K                 $2,500      4,670

Non-owned Air            AON Risk Services  8-3-97 to 8-3-98  American International    $5M/occurrence             None       5,600

Directors & Officers     AON Risk Services  5-1-98 to 5-1-01  Gulf Insurance Company       10 Million            $150,000   295,500

Directors & Officers     AON Risk Services  5-1-98 to 5-1-01          Chubb           $5 mil in excess              --       75,000
                                                                                          of $10 Mil

Fiduciary Liability      AON Risk Services  12-6-97 to 12-6-98        Chubb             $5 Million                 None       7,200

Travel Accident          AON Risk Services  2-23-98 to 2-23/98        Chubb            $1M - Class 1;              None       4,900
                                                                                          $500K - Class II

Employment Practices
   Liability             e.g. Bowman co.    9/2/97 to 9/22/98     Lloyds of London     $3M occurrence/aggregate   $25,000    43,300


                                 SCHEDULE 7.3
                                 ------------

                         CERTAIN EXISTING INVESTMENTS
                         ----------------------------

    Investment of $3,500,000 in DataCast LLC, a Delaware limited liability company, pursuant to the Amended and Restated Limited Liability Company Agreement of DataCast LLC, dated as of April 23, 1996 (as amended from time to time), which Investment is comprised of a total past investment of $3,500,000.

    Loans to officers, directors, and employees of Company made pursuant to
Section 7.3 (XI) of the Second Amended and Restated Credit Agreement including: (i) Loans to Don Cornwell and Stuart Beck on December 29, 1995, in the principal amount of $348,600 and 221,000 respectively; (ii) Loan to Don Cornwell on April 23, 1996, in the principal amount of $886,875; (iii) Loan to Don Cornwell on December 31, 1996, in the principal amount of $409,000; and (iv) Loan to Don Cornwell on April 15, 1997, in the principal amount of $441,530.

                                 SCHEDULE 7.11
                                 -------------

                  CERTAIN PERMITTED TRANSACTIONS WITH AFFILIATES
                  ----------------------------------------------

    Stock Options granted on April 27, 1993 to Don Cornwell and Stuart Beck to purchase 192,500 and 157,500 shares, respectively, of Company's Common Stock (Nonvoting).

    Stock options granted on April 25, 1995 to Don Cornwell and Stuart Beck to purchase 165,000 and 135,000 shares, respectively, of Company's Common Stock (Nonvoting).

    Stock Options granted on April 23, 1996 to Don Cornwell and Stuart Beck to purchase 166,000 and 135,000 shares, respectively, of Common Stock (Nonvoting).

    Stock Options granted on April 25, 1996 to Don Cornwell and Stuart Beck to purchase 318,000 and 260,000 shares, respectively, of Common Stock (Nonvoting).

    Stock Options granted to directors of Company other than Messrs. Cornwell and Beck pursuant to Company's Director Stock Option Plan effective as of March 1, 1994 and as amended through July 25, 1996.

    Stock Options granted on April 29, 1997 to Don Cornwell and Stuart Beck to purchase 166,000 and 135,000 shares, respectively, of Common Stock (Nonvoting).

    Non-Qualified Stock Options granted on April 28, 1998 to Don Cornwell and Stuart Beck to purchase 123,600 and 108,600 shares, respectively, of Common Stock (Nonvoting).

    Stock Options granted on April 28, 1998 to Don Cornwell and Stuart Beck to purchase 26,400 and 26,400 shares, respectively, of Common Stock (Nonvoting).

    Grants to purchase common stock under Company's Management Stock Plan initially adopted in April 27, 1993 and as amended through July 25, 1996.

    Loans to officers, directors, and employees of Company made pursuant to
Section 7.3 (XI) of the Second Amended and Restated Credit Agreement including: (i) Loans to Don Cornwell and Stuart Beck on December 29, 1995, in the principal amount of $348,600 and 221,000 respectively; (ii) Loan to Don Cornwell on April 23, 1996, in the principal amount of $886,875; (iii) Loan to Don Cornwell on December 31, 1996, in the principal amount of $409,000; and (iv) Loan to Don Cornwell on April 15, 1997, in the principal amount of $441,530.

    Purchase Agreement dated February 20, 1995 between Company, Busse Broadcasting Corporation and WWMT-TV relating to the acquisition of WWMT-TV in Kalamazoo, Michigan.

    Letter agreement dated September 12, 1994 between Company and The Blackstone Group, L.P. relating to the retention by Company of the Blackstone Group as its financial advisor. Company has also agreed, pursuant to an Indemnification Agreement dated September 12, 1994, to indemnify The Blackstone Group for certain liabilities incurred by it as a result of its acting as Company's financial advisor. Mikael Salovaare, a director of Company, is a partner of The Blackstone Group.

                             SCHEDULE 7.14C

                      NETWORK AFFILIATION AGREEMENTS

 1. Primary Television Affiliation Agreement, dated January 3, 1996, between KNTV License, Inc. and American Broadcasting Companies, Inc. and American Broadcasting Companies, Inc., for television station KNTV.

 2. Affiliation Agreement, dated as of June 15, 1995, between CBS Television Network, a division of CBS Inc., and the Company, for television station WTVH.

 3. Affiliation Agreement, dated September 18, 1995, between National Broadcasting Company, Inc. and the Company, as amended by letter agreement dated September 18, 1995, for television station KSEE.

 4. Primary Television Affiliation Agreement, dated January 3, 1996, between WPTA License, Inc. and American Broadcasting Companies, Inc., for television station WPTA.

 5. Affiliation Agreement, dated September 18, 1995, between National Broadcasting Company, Inc. and the Company, as amended by letter agreement dated September 18, 1995, for television station WEEK-TV.

 6. Affiliation Agreement, dated September 18, 1995, among National Broadcasting Company, Inc., the Company, and RJR Communications, Inc., as amended by letter agreement dated September 18, 1995, for television station KBJR-TV.

 7. Affiliation Agreement, dated as of December 6, 1994, between CBS Television Network, a division of CBS Inc., and KBVO License, Inc., as amended by letter agreement dated December 6, 1994, and further amended by letter agreement dated June 15, 1995, for television station KEYE-TV.

 8. Affiliation Agreement, dated as of June 15, 1995, between CBS Television Network, a division of CBS Inc., and the Company, for television station WWMT.

 9. Primary Television Affiliation Agreement, dated December 1, 1994, between Queen City Broadcasting of New York, Inc. and American Broadcasting Companies, Inc., as amended by Amendment to Primary Television Affiliation Agreement, dated June 29, 1995, for television station WKBW.

10. Primary Television Affiliation Agreement, dated April 1, 1996, between Lansing 53, Inc. and American Broadcasting Companies, Inc., for television station WLAJ.